Exhibit 1.2
Execution Version

COFFEYVILLE RESOURCES, LLC
COFFEYVILLE FINANCE INC.
10 7/8% SECOND LIEN SENIOR SECURED NOTES DUE 2017

INDENTURE
Dated as of April 6, 2010

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

-i-

-ii-

-iii-

-iv-

EXHIBITS

Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	[RESERVED]
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE
Exhibit G	LIST OF INITIAL MORTGAGE PROPERTIES
Exhibit H	FORM OF ABL INTERCREDITOR AGREEMENT

     INDENTURE dated as of April 6, 2010 among Coffeyville Resources, LLC, a Delaware limited liability company (the “Issuer”), Coffeyville Finance Inc., a Delaware corporation (the “Co-Issuer” and together with the Issuer, the “Issuers”), the Guarantors (as defined herein), Wells Fargo Bank, National Association, a national banking association, as Trustee.
     The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 10 7/8% Second Lien Senior Secured Notes due 2017 (the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01. Definitions.
     “144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued, together with all other 144A Global Notes, in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
     “ABL Cash Management Agreements” means any cash management agreements entered into with any lender under the ABL Credit Facility, its Affiliates or any other Person permitted under the ABL Credit Facility.
     “ABL Collateral Agent” means any collateral agent, collateral trustee or other representative of lenders or holders of ABL Obligations that becomes party to the ABL Intercreditor Agreement during the ABL Credit Facility Trigger Period or upon the refinancing or replacement of the ABL Credit Facility, or any successor representative acting in such capacity.
     “ABL Credit Facility” means one or more debt facilities, credit agreements, commercial paper facilities, note purchase agreements, indentures, or other agreements in each case with banks, lenders, purchasers, investors, trustees, agents or other representatives of any of the foregoing, providing for loans, letters of credit and other extensions of credit based on a borrowing base formula, including any notes, mortgages, guarantees, collateral or security documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time.
     “ABL Credit Facility Trigger Period” means the period during which any of the Issuers and/or any of the Guarantors have an ABL Credit Facility in place.
     “ABL Debt” means Indebtedness under the ABL Credit Facility, the ABL Hedge Agreements and the ABL Cash Management Agreements.
     “ABL Documents” means the ABL Credit Facility, any additional credit agreement, note purchase agreement, indenture or other agreement related thereto and all other loan or note documents, collateral or security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the ABL Credit Facility, including the ABL Hedge Agreements and the ABL Cash Management Agreements, as such agreements or instruments may be amended, supplemented, modified, restated, replaced, renewed, refunded, restructured, increased or refinanced from time to time.

     “ABL Hedge Agreements” means any hedge agreements entered into with any lender under the ABL Credit Facility, its Affiliates or any other Person permitted under the ABL Credit Facility.
     “ABL Intercreditor Agreement” means the ABL Intercreditor Agreement among the Issuers, the Guarantors, the ABL Collateral Agent, the First Lien Collateral Trustee, the Collateral Trustee and the other Persons from time to time party thereto entered into during the ABL Credit Facility Trigger Period, substantially in the form of Exhibit H hereto, as it may be amended or supplemented from time to time in accordance with this Indenture.
     “ABL Obligations” means all indebtedness, liabilities and obligations (of every kind or nature) incurred or arising under or relating to the ABL Documents and all other obligations in respect thereof.
     “ABL Priority Collateral” shall have the meaning given to such term in the ABL Intercreditor Agreement.
     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by the specified Person.
     “Act of Required Debtholders” means, as to any matter at any time:
     (1) prior to the Discharge of Second Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of at least 50.1% of the sum of:
     (a) the aggregate outstanding principal amount of Second Lien Debt (including outstanding letters of credit whether or not then drawn); and
     (b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Second Lien Debt; and
     (2) at any time after the Discharge of Second Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Subordinated Lien Debt representing the Required Subordinated Lien Debtholders.
     For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Issuers or any Affiliate of the Issuers will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions of the Collateral Trust Agreement.
     “Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02, 4.09 and 4.12 hereof, as part of the same series as the Initial Notes. Additional Notes may or may not be fungible with the Initial Notes or any other Additional Notes for U.S. federal income tax purposes.

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.
     “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent, Transfer Agent or additional transfer agent or Collateral Agent.
     “Applicable Premium” means, with respect to any Note on any redemption date, the greater of:
     (1) 1.0% of the principal amount of the Note; or
     (2) the excess of:
     (a) the present value at such redemption date of (i) the redemption price of the Note at April 1, 2013 (such redemption price being set forth in the table appearing in Section 3.07(e)), plus (ii) all required interest payments due on the Note through April 1, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
     (b) the principal amount of the Note.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.
     “Asset Sale” means:
     (1) the sale, lease (other than operating leases in the ordinary course of business), conveyance or other disposition of any property or assets, other than Equity Interests of the Issuer; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and the Issuer’s Restricted Subsidiaries taken as a whole shall be governed by Section 4.14 and/or Section 5.01 hereof and not by Section 4.10 hereof;
     (2) the issuance of Equity Interests by any of the Issuer’s Restricted Subsidiaries or the sale by the Issuer or any Restricted Subsidiary thereof of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares); and
     (3) an Event of Loss.
     Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:
     (1) any single transaction or series of related transactions or Event of Loss that involves property or assets having a Fair Market Value of less than $15.0 million;
     (2) a transfer of property or assets between or among the Issuer, its Restricted Subsidiaries and any Guarantor;

     (3) an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to another Restricted Subsidiary thereof;
     (4) the sale, lease, assignment, license or sublease of equipment, inventory, accounts receivable or other assets in the ordinary course of business (including, without limitation, any Collateral);
     (5) the sale or other disposition of cash or Cash Equivalents;
     (6) a Restricted Payment that is permitted by Section 4.07 hereof or a Permitted Investment;
     (7) any sale, exchange or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable or unnecessary for use in connection with the business of the Issuer or its Restricted Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates;
     (8) the licensing or sub-licensing of intellectual property in the ordinary course of business or consistent with past practice;
     (9) any sale or other disposition deemed to occur with creating, granting or perfecting a Lien not otherwise prohibited by this Indenture or the Note Documents;
     (10) any issuance, sale or transfer of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
     (11) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;
     (12) foreclosures, condemnations or any similar action on assets;
     (13) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;
     (14) any Fertilizer Business Event and transactions related thereto;
     (15) sales by the Issuer and any of its Restricted Subsidiaries of interests they hold in CVR Partners, LP, and sales by CVR Partners, LP of limited partnership interests;
     (16) (a) any sale of hydrocarbons or other products (including crude oil and refined products) or fertilizer products by the Issuer or its Restricted Subsidiaries, in each case in the ordinary course of business, and (b) any trade or exchange by the Issuer or any Restricted Subsidiary of any hydrocarbons or other products (including crude oil and refined products) or fertilizer products for similar products owned or held by another Person; provided that the fair market value of the properties traded or exchanged by the Issuer or any Restricted Subsidiary is reasonably equivalent to the fair market value of the properties to be received by the Issuer or Restricted Subsidiary (as determined in good faith by the Board of Directors or an Officer of Parent or the Issuer or, in the case of a trade or exchange by a Restricted Subsidiary, that Restricted Subsidiary);

     (17) sales of accounts receivable, or participations therein, and any related assets, in connection with any Permitted Receivables Financing; and
     (18) sales of platinum metal owned by the Issuer and its Restricted Subsidiaries in the ordinary course of business.
     “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
     “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “beneficially owns” and “beneficially owned” shall have a corresponding meaning.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation, or a duly authorized committee thereof;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and
     (3) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Borrowing Base” means, as of any date, an amount equal to:
     (1) 90% of the face amount of all accounts receivable owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 60 days past due; plus
     (2) 85% of the book value of all inventory owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date.
     “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
     “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means:
     (1) United States dollars;
     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than two years from the date of acquisition;
     (3) time deposits, demand deposits, money market deposits, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million (or $100.0 million in the case of a non-U.S. bank);
     (4) repurchase obligations for underlying securities of the types set forth in clauses (2), (3) and (7) entered into with any financial institution meeting the qualifications specified in clause (3) above;
     (5) commercial paper rated at least P-1 by Moody’s Investors Service, Inc. or at least A-1 by Standard & Poor’s Rating Services (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within two years after the date of acquisition;
     (6) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively, or liquidity funds or other similar money market mutual funds, with a rating of at least Aaa by Moody’s or AAAm by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);
     (7) securities issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority of any such state, commonwealth or territory or any public instrumentality thereof, maturing within two years from the date of acquisition thereof and having an investment grade rating from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services;
     (8) money market funds (or other investment funds) at least 95% of the assets of which constitute Cash Equivalents of the kinds set forth in clauses (1) through (7) of this definition;
     (9) (a) Euros or any national currency of any participating member state of the EMU;

     (b) local currency held by the Issuer or any of its Restricted Subsidiaries from time to time in the ordinary course of business;
     (c) securities issued or directly and fully guaranteed by the sovereign nation or any agency thereof (provided that the full faith and credit of such sovereign nation is pledged in support thereof) in which the Issuer or any of its Restricted Subsidiaries is organized or is conducting business having maturities of not more than one year from the date of acquisition; and
     (d) investments of the type and maturity set forth in clauses (3) through (8) above of foreign obligors, which investments or obligors satisfy the requirements and have ratings set forth in such clauses.
     “Change of Control” means the occurrence of any of the following:
     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more Permitted Holders;
     (2) the adoption of a plan relating to the liquidation or dissolution of the Issuer (unless, after such liquidation or dissolution, Parent assumes all of the obligations of the Issuer under this Indenture and the Security Documents for the benefit of Holders of the Notes as provided thereunder);
     (3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, has become the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Issuer; or
     (4) the first day on which a majority of the members of the Board of Directors of the Issuer or the Parent are not Continuing Directors;
provided, however, that a transaction in which Parent becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if (a) the shareholders of Parent immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of Parent, immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Parent; provided, further, however, that a Fertilizer Business Event shall not constitute a Change of Control hereunder; and provided, further, however, that any transaction in which the Issuer remains a Wholly Owned Subsidiary of Parent, but one or more intermediate holding companies between Parent and the Issuer are added, liquidated, merged or consolidated out of existence, shall not constitute a Change of Control.
     “Class” means (1) in the case of Subordinated Lien Debt, every Series of Subordinated Lien Debt, taken together, and (2) in the case of Second Lien Debt, every Series of Second Lien Debt, taken together.

     “Clearstream” means Clearstream Banking, S.A.
     “Co-Issuer” means Coffeyville Finance Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.
     “Collateral” means all assets and properties of the Issuers and the Guarantors subject to Liens created by the Security Documents, but excluding Excluded Assets.
     “Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of the date of this Indenture, among the Issuers, the Guarantors, the Trustee, the Collateral Trustee and the other parties thereto from time to time, as amended, restated, supplemented, modified and/or replaced from time to time.
     “Collateral Trust and Intercreditor Agreement” means that certain First Amended and Restated Collateral Trust and Intercreditor Agreement, dated as of the date of this Indenture, among the Issuers, the Guarantors, the Trustee, Credit Suisse AG, Cayman Islands Branch (the “First Lien Collateral Agent”), J. Aron & Company and the First Lien Collateral Trustee, as amended, restated, supplemented, modified, and/or replaced from time to time.
     “Collateral Trustee” means Wells Fargo Bank, National Association, in its capacity as collateral trustee under the Collateral Trust Agreement, together with its successors in such capacity.
     “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
     (1) provision for taxes based on income or profits or capital gains of such Person and its Restricted Subsidiaries for such period, including without limitation state, franchise and similar taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued during such period (including, without duplication, the amount of any payments made pursuant to clauses (12)(A) and (12)(B) of Section 4.07(b)), to the extent that such provision for taxes or payment was deducted in computing such Consolidated Net Income; plus
     (2) Fixed Charges of such Person and its Restricted Subsidiaries for such period (including without limitation (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities), to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus
     (3) depreciation and amortization (including amortization or impairment write-offs of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization was deducted in computing such Consolidated Net Income; plus
     (4) any other non-cash expenses or charges, including any impairment charge or asset write-offs or write-downs related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Cash Flow to such extent, and excluding amortization of a prepaid cash expense or charge that was paid in a prior period); plus

     (5) the amount of (x) any integration costs or other business optimization expenses or costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions and costs related to the closure and/or consolidation of facilities and (y) any maintenance turnaround expense; plus
     (6) the amount of any minority interest expense consisting of income of a Restricted Subsidiary attributable to minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus
     (7) 50% of the amount by which the Issuer’s Consolidated Net Income is reduced as a result of the Issuer changing its accounting method for inventory from FIFO to LIFO; plus
     (8) the amount of management, monitoring, consulting and advisory fees and related expenses (if any) paid in such period to the Principals to the extent otherwise permitted under the terms of this Indenture; minus
     (9) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis (other than non-controlling interests, other than CVR Partners, LP and its subsidiaries), determined in accordance with GAAP; provided that:
     (1) the Net Income of any Person, other than the specified Person, that is not a Restricted Subsidiary of the specified Person or that is accounted for by the equity method of accounting shall not be included, except that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are paid in cash (or to the extent converted into cash) or Cash Equivalents to the specified Person or a Restricted Subsidiary thereof during such period;
     (2) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(A) of Section 4.07(a), the Net Income of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been ob tained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders, unless such restrictions with respect to the declaration and payment of dividends or distributions have been properly waived for such entire period; provided that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;
     (3) the cumulative effect of a change in accounting principles shall be excluded;
     (4) any amortization of fees or expenses that have been capitalized shall be excluded;

     (5) non-cash charges relating to employee benefit or management compensation plans of the Issuer or any Restricted Subsidiary thereof or any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards for the benefit of the members of the Board of Directors of Parent, any direct or indirect parent of the Issuer, or the Issuer or employees of Parent, any direct or indirect parent of the Issuer, or the Issuer and its Restricted Subsidiaries shall be excluded (other than in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period);
     (6) any non-recurring charges or expenses incurred in connection with the Refinancing Transactions shall be excluded;
     (7) (a) any non-cash restructuring charges shall be excluded and (b) up to an aggregate of $15.0 million of other restructuring charges in any fiscal year ($30.0 million over the life of the Notes) shall be excluded;
     (8) any non-cash impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded;
     (9) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any sale of assets outside the ordinary course of business of such Person or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness or Hedging Obligations or other derivative instruments of such Person or any of its Restricted Subsidiaries, shall, in each case, be excluded;
     (10) any after-tax effect of income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall, in each case, be excluded;
     (11) any extraordinary, non-recurring or unusual gain or loss or expense, together with any related provision for taxes, shall be excluded (other than any gain resulting from insurance settlements in connection with the June/July 2007 flood);
     (12) the effects of adjustments in the property, plant and equipment, inventories, goodwill, intangible assets and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Refi nancing Transactions or any acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;
     (13) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, recapitalization, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, financing transaction or amendment or modification of any debt instrument (including, in each case, any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, shall be excluded;
     (14) accruals and reserves that are established or adjusted within 12 months of the date of original issue of the Notes that are so required to be established or adjusted as a result of the Refinancing Transactions in accordance with GAAP shall be excluded;
     (15) unrealized gains and losses related to Hedging Obligations shall be excluded; and

     (16) the Net Income will be reduced by the amount of any payments made pursuant to clauses (12)(A) and (12)(B) of Section 4.07(b).
     “Consolidated Total Assets” of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available (giving pro forma effect to any acquisitions or dispositions of assets or properties that have been made by the specified Person or any of its Restricted Subsidiaries subsequent to the date of such balance sheet, including through mergers or consolidations).
     “continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer or Parent, as the case may be, who:
     (1) was a member of such Board of Directors on the date of this Indenture;
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or
     (3) was nominated for election or elected to that Board of Directors by the Principals.
     “Contribution Indebtedness” means Indebtedness of either of the Issuers or any Guarantor in an aggregate principal amount equal to the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuer or such Guarantor after the date of this Indenture; provided that:
     (1) such cash contributions have not been used to make a Restricted Payment, and
     (2) such Contribution Indebtedness (a) is incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the incurrence date thereof.
     “Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Issuers and the Holders.
     “Credit Facilities” means one or more debt facilities (including, without limitation, the First Lien Credit Facility), credit agreements, commercial paper facilities, note purchase agreements, indentures, or other agreements, in each case with banks, lenders, purchasers, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or interests in receivables to such lenders or other persons or to special purpose entities formed to borrow from such lenders or other persons against such receivables or sell such receivables or interests in receivables and including Permitted Receivables Financings), letters of credit, notes or other borrowings or other extensions of credit, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility or agreement that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders, or otherwise.
     “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
     “CVR Partners, LP” means CVR Partners, LP, a Delaware limited partnership, and in connection with a Fertilizer Business Event, any entity that owns or will own the fertilizer business.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
     “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary of the Issuer in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.
     “Designated Preferred Stock” means preferred stock of Parent, the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to the Issuers or any of their Subsidiaries) and is so designated as Designated Preferred Stock pursuant to an Officer’s Certificate executed by the principal financial officer of Parent, the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof.
     “Discharge of First Lien Obligations” means: (1) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the First Lien Documents and constituting First Lien Obligations; (2) payment in full in cash of all Hedging Obligations constituting First Lien Obligations or the cash collateralization of all such Hedging Obligations on terms satisfactory to each applicable counterparty; (3) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); (4) termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations; and (5) termination or cash collateralization (in an amount and manner reasonably satisfactory to the First Lien Collateral Trustee, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the First Lien Documents and constituting First Lien Obligations.

     “Discharge of Second Lien Obligations” means the occurrence of all of the following: (1) termination or expiration of all commitments to extend credit that would constitute Second Lien Debt; (2) payment in full in cash of the principal of, and interest and premium, if any, on, all Second Lien Debt (other than any undrawn letters of credit), other than from the proceeds of an incurrence of Second Lien Debt; (3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Second Lien Document) of all outstanding letters of credit constituting Second Lien Debt; and (4) payment in full in cash of all other Second Lien Obligations that are outstanding and unpaid at the time the Second Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that only the portion of the Capital Stock which so matures, is mandatorily redeemable or is redeemable at the option of the holder prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a Change of Control (or similarly defined term) or an Asset Sale (or similarly defined term) or a Fertilizer Business Event (or similarly defined term) shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 91 days after the date on which the Notes mature. Disqualified Stock shall not include Capital Stock which is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
     “Domestic Subsidiary” means any Restricted Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia.
     “equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Secured Obligations within the same Class, that such Liens or proceeds:
     (1) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Second Lien Debt or Subordinated Lien Debt within that Class, for the account of the holders of such Series of Second Lien Debt or Subordinated Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit and whether for payment or cash collateralization) on, each outstanding Series of Second Lien Debt or Subordinated Lien Debt within that Class when the allocation or distribution is made, and thereafter; and
     (2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit and whether for payment or cash collateralization) on all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Second Lien Debt or Subordinated Lien Debt within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
     “Event of Loss” means, with respect to any property or asset, any (i) loss or destruction of, or damage to, such property or assets or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Excluded Assets” means:
     (1) any intellectual property, lease, license, contract, property rights or agreement to which the Issuer or any Guarantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Issuers or any Guarantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including any Bankruptcy Law) or principles of equity), provided, however, that the Collateral shall include, and such security interest shall attach immediately at such time as the condi tion causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to, any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above;
     (2) any of the outstanding capital stock of a controlled foreign corporation in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote; provided that immediately upon the amendment of the United States Internal Revenue Code of 1986, as amended, to allow the pledge of a greater percentage of the voting power of capital stock in a controlled foreign corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by the Issuers and each Guarantor shall attach to, such greater percentage of capital stock of each controlled foreign corporation; and
     (3) with respect to perfection only, any item of personal property as to which the Collateral Trustee shall determine in its reasonable discretion after consultation with the Issuer that the costs of perfecting a security interest in such item are excessive in relation to the value of such security being perfected thereby.
     “Excluded Contribution” means net cash proceeds received by the Issuers and their respective Restricted Subsidiaries as capital contributions after the date of this Indenture or from the issuance or sale

(other than to a Restricted Subsidiary) of Equity Interests (other than Disqualified Stock) of the Issuer, Parent or a direct or indirect parent of the Issuer, in each case to the extent designated as an Excluded Contribution pursuant to an Officers’ Certificate and not previously included in the calculation set forth in clause (3)(B) of Section 4.07(b) hereof for purposes of determining whether a Restricted Payment may be made.
     “Excluded Subsidiary” means:
     (1) any Foreign Subsidiary; and
     (2) any Restricted Subsidiary of the Issuer; provided that (a) the total assets of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (2), as reflected on their respective most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $1.0 million and (b) the total revenues of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (2) for the twelve-month period ending on the last day of the most recent fiscal quarter for which financial statements for the Issuer are available, as reflected on such income statements, do not in the aggregate exceed $5.0 million.
     “Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the First Lien Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.
     “Fair Market Value” means the price that would be paid in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For purposes of determining compliance with Article 4 hereof, any determination that the Fair Market Value of assets other than cash or Cash Equivalents is equal to or greater than $50.0 million will be made by the Issuer’s or Parent’s Board of Directors and evidenced by a resolution thereof and set forth in an Officers’ Certificate.
     “Fertilizer Business Event” means the sale, assignment, transfer, conveyance, lease or disposition of the nitrogen fertilizer business (whether effectuated through the sale, assignment, transfer, conveyance, lease or disposition of CVR Partners, LP or its Subsidiaries, or any Capital Stock thereof, in whole or in part, or otherwise), whether through an initial public offering or spin-off or otherwise.
     “Fertilizer Event Conditions” means:
     (1) either (i) the Issuers could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (ii) such ratio would improve as a result of the consummation of the Fertilizer Business Event and related transactions (for purposes of this pro forma calculation, in the case where the Fertilizer Business Event Offer is expected to occur following completion of the Fertilizer Business Event, the Issuers may assume that 100% of the Fertilizer Business Repurchase Obligation Amount is necessary to redeem the Notes and any First Lien Notes); and
     (2) if the Fertilizer Business Event occurs as part of a transaction in which the assets constituting the fertilizer business are transferred to Parent, any other subsidiary of Parent that is not a subsidiary of the Issuers and their respective subsidiaries, or any of the equity holders of Parent, whether by means of a dividend, spin out, spinoff or otherwise, an amount equal to the Fertilizer Business Repurchase Obligation Amount is contributed to the Issuer’s common equity capital by Parent. In connection with such a transaction, this amount may be raised (i) by Parent independently, (ii) by an entity which will hold the fertilizer business following the Fertilizer Business Event, (iii) by the entity or entities that directly or indirectly hold the fertilizer business prior to the Fertilizer Business Event (so long as it is contractually required to dividend the proceeds to the Issuer prior to or simultaneously with the Fertilizer Business Event and in the event such funds are raised by debt or Disqualified Stock travels with such entity and neither the Issuers nor any of the Restricted Subsidiaries (other than the entity or entities that directly or indirectly hold the fertilizer business) guarantees such debt or Disqualified Stock), or (iv) by another entity, but not by the Issuers or any Restricted Subsidiary (except as stated in clause (iii) above); provided, however, that the Issuers or any of the Guarantors may raise an amount of debt (such debt, the “Fertilizer Business Event Debt”) for this purpose (in lieu of a contribution by Parent) equal to the sum of (x) the amount then available under clause (3)(A) of Section 4.07(a) hereof plus (y) the amount available under clause (15) of Section 4.07(b) hereof.
     In connection with any Fertilizer Business Event, the Partnership Agreement and other agreements related to the fertilizer business may be amended, restated or replaced in order to effectuate such Fertilizer Business Event, and thereafter, such agreement will be considered as in effect on the date of this Indenture.
     “First Lien Collateral Trustee” means Wells Fargo Bank, National Association, in its capacity as collateral trustee under the Collateral Trust and Intercreditor Agreement, together with its successors in such capacity.
     “First Lien Cap” means, as of any date of determination, the greater of (1) $450,000,000 and (2) the amount of First Lien Debt that may be incurred by either of the Issuers or any of the Guarantors such that, after giving pro forma effect to the incurrence of any First Lien Debt and the application of the net proceeds therefrom, the First Lien Debt Ratio would not exceed (y) as of any date of determination prior to April 1, 2012, 2.0 to 1.0 and (z) 1.75 to 1.00 thereafter; provided, that the First Lien Cap will be reduced by the aggregate principal amount of indebtedness under an ABL Credit Facility incurred under clause (2) of Section 4.09(b) hereof (and the First Lien Cap will be increased to the extent that Indebted ness under an ABL Credit Facility is repaid). For purposes of this calculation, the amount of First Lien Debt outstanding as of any date of determination shall not include any First Lien Debt that consists solely of Hedging Obligations that are or were incurred in the normal course of business and not for speculative purposes.
     “First Lien Credit Facility” means that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of December 28, 2006, among the Issuer, the lenders and agents from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, and any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as further amended, restated, adjusted, waived, renewed, modified, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time, regardless of whether such amendment, restatement, adjustment, waiver, modification, renewal, refunding, replacement, restatement, restructuring, increase, supplement or refinancing is with the same financial institutions (whether as agents or lenders) or otherwise and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, or other commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.
     “First Lien Debt” means Indebtedness under the First Lien Credit Facility, the J. Aron Hedge Agreement, the First Lien Notes Indenture and the First Lien Notes and, to the extent issued or outstanding, any Indebtedness or Hedging Obligations of the Issuers or Guarantors designated as such by the

Issuer in writing to the First Lien Collateral Trustee, the Collateral Trustee and, during an ABL Credit Facility Trigger Period, the ABL Collateral Agent; provided that:
     (1) on or before the date on which such Indebtedness or Hedging Obligation is incurred, an Officer’s Certificate is delivered to the First Lien Collateral Trustee, the Collateral Trustee and, during an ABL Credit Facility Trigger Period, the ABL Collateral Agent designating such Indebtedness or Hedging Obligation as “First Lien Debt” for the purposes of the First Lien Documents, the Second Lien Documents, the Subordinated Lien Documents, if any, and, during an ABL Credit Facility Trigger Period, the ABL Documents;
     (2) such Indebtedness or Hedging Obligation is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation;
     (3) such Indebtedness or Hedging Obligation is designated as First Lien Debt in accordance with the requirements of the Intercreditor Agreement; and
     (4) at the time of the incurrence thereof, the applicable First Lien Debt may be incurred (and secured as contemplated in the Intercreditor Agreement) without violating the terms of any First Lien Document, Second Lien Document, Subordinated Lien Document, if any, or, during an ABL Credit Facility Trigger Period, any ABL Document or causing any default thereunder;
provided, further, that the Company shall deliver an Officer’s Certificate to the First Lien Collateral Agent and the Collateral Trustee evidencing the requirements described in clauses (2) through (4) above.
     “First Lien Debt Ratio” means, as of any date of determination, the ratio of First Lien Debt of the Issuer and its respective Restricted Subsidiaries as of that date to the Issuer’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available im mediately preceding the date of determination, with such adjustments to the amount of First Lien Debt and Consolidated Cash Flow as are consistent with the adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.” For purposes of this calculation, the amount of First Lien Debt outstanding as of any date of determination shall not include any First Lien Debt that consists solely of Hedging Obligations that are incurred in the normal course of business and not for speculative purposes.
     “First Lien Documents” means, collectively, the First Lien Credit Facility, the First Lien Notes Indenture, the First Lien Notes and each of the other agreements, documents and instruments (including, without limitation, any agreement in respect of any Hedging Obligations) providing for or evidencing any other First Lien Obligations, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, in each case as each may be amended, restated, supplemented, modified, renewed, extended or refinanced from time to time, and any other credit agreement, indenture or other agreement, document or instrument evidencing, governing, relating to or securing any First Lien Debt.
     “First Lien Notes” means the Issuers’ First Lien Senior Secured Notes due 2015 issued on the date of this Indenture (and any additional First Lien Notes issued after the date of this Indenture).
     “First Lien Notes Indenture” means the indenture with respect to the First Lien Notes, dated April 6, 2010, among Coffeyville Resources, LLC, Coffeyville Finance Inc., the guarantors named therein, and

Wells Fargo Bank, National Association, as Trustee, as amended, restated, modified or supplemented from time to time.
     “First Lien Obligations” means, subject to the terms and conditions in the intercreditor agreement, (i) all principal of and interest (including without limitation any post petition interest) and premium (if any) on all loans made pursuant to the First Lien Credit Facility, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any post petition interest) with respect to any letter of credit or similar instruments issued pursuant to the First Lien Documents, (iii) all Hedging Obligations which are or have been designated as First Lien Debt, (iv) all guarantee obligations, fees, expenses and all other obligations under the First Lien Credit Facility and the other First Lien Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, (v) all obligations under the First Lien Notes Indenture and the First Lien Notes and (vi) all obligations arising with respect to any First Lien Debt.
     “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, retires or redeems any Indebtedness or issues, repurchases or redeems preferred stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, retirement or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock or Disqualified Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.
     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (1) Investments, acquisitions, dispositions, mergers, consolidations, business restructurings, operational changes and any financing transactions relating to any of the foregoing (collectively, “relevant transactions”), in each case that have been made by the specified Person or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis, including Pro Forma Cost Savings; if since the beginning of such period any Person that subsequently becomes a Restricted Subsidiary of the Issuer or was merged with or into the Issuer or any Restricted Subsidiary thereof since the beginning of such period shall have made any relevant transaction that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such relevant transaction had occurred at the beginning of the applicable four-quarter period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis, including Pro Forma Cost Savings;
     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;
     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

     (4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period. Interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate. Interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition.
     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, to the extent deducted (and not added back) in computing Consolidated Net Income, including, without limitation, (a) amortization of original issue discount, (b) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (c) the interest component of any deferred payment obligations, (d) the interest component of all payments associated with Capital Lease Obligations, (e) imputed interest with respect to Attributable Debt, (f) commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and (g) net of the effect of all payments made or received pursuant to interest rate Hedging Obligations, but in each case excluding (v) accretion of accrual of discounted liabilities not constituting Indebtedness, (w) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (y) any expensing of bridge, commitment or other financing fees; plus
     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
     (3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
     (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, and all cash dividends on any series of preferred stock of any Restricted Subsidiary of such Person, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, less
     (5) interest income for such period,
in each case, on a consolidated basis and in accordance with GAAP.

     “Foreign Subsidiary” means any Restricted Subsidiary of the Issuer other than a Domestic Subsidiary.
     “GAAP” means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time. At any time after the date of this Indenture, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.
     “Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(1), 2.06(b)(2)(A), 2.06(b)(3), 2.06(b)(4), 2.06(d)(1), 2.06(d)(2) or 2.06(d)(3) hereof.
     “Government Securities” means (1) securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) securities that are obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.
     “Grantors” means, collectively, the Issuers and the Guarantors.
     “Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.
     “Guarantors” means:
     (1) each direct or indirect Wholly Owned Domestic Subsidiary of the Issuer on the date of this Indenture (other than Excluded Subsidiaries);
     (2) any other Restricted Subsidiary of the Issuer or Subsidiary of the Parent that has issued a guarantee with respect to the First Lien Credit Facility or any other Indebtedness of the Issuer or any Guarantor; and
     (3) any other Restricted Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.
     “Hedge Agreements” means:
     (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging, mitigating or swapping interest rate risk either generally or under specific contingencies;
     (2) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging, mitigating or swapping foreign currency exchange rate risk either generally or under specific contingencies;
     (3) commodity swap agreements, commodity cap agreements or commodity collar agreements designed for the purpose of fixing, hedging, mitigating or swapping commodity risk either generally or under specific contingencies; and
     (4) any hedging agreement or other arrangement, in each case that is designed to provide protection against fluctuations in the price of crude oil, gasoline and other refined products and natural gas;
including, for the avoidance of doubt, the J. Aron Hedge Agreement.
     “Hedging Obligations” means the obligations owed by the Issuers and the Guarantors to the counterparties under the Hedge Agreements, including any guarantee obligations in respect thereof.
     “Holder” means a Person in whose name a Note is registered.
     “IFRS” means the international accounting standards promulgated by the International Accounting Standards Board and its predecessors, as adopted by the European Union, as in effect from time to time.
     “incur” means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Issuer and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) shall be considered an incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges of the Issuer or its Restricted Subsidiary as accrued and the amount of any such accretion or payment of interest in the form of additional Indebtedness or additional shares of Disqualified Stock is for all purposes included in the Indebtedness of the Issuer or its Restricted Subsidiary as accreted or paid.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
     (1) in respect of borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments;
     (3) evidenced by letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations set forth in clauses (1), (2), (4), (5), (6), (7) or (8) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement;
     (4) in respect of banker’s acceptances;
     (5) in respect of Capital Lease Obligations and Attributable Debt;
     (6) in respect of the balance deferred and unpaid of the purchase price of any property, except (i) any such balance that constitutes an accrued expense or trade payable or similar obligation to a trade creditor and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;
     (7) representing Hedging Obligations, other than Hedging Obligations that are incurred in the normal course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or
     (8) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price.
     In addition, the term “Indebtedness” includes (1) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness shall be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness, and (2) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value shall be determined in good faith by the Board of Directors of the Issuer or Parent.
     The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as set forth above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:
     (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and
     (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;
provided that Indebtedness shall not include:

(i)	any liability for foreign, federal, state, local or other taxes,

(ii)	performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business,

(iii)	any liability arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such liability is extinguished within five Business Days of its incurrence,

(iv)	any liability owed to any Person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business,

(v)	any indebtedness existing on the date of this Indenture that has been satisfied and discharged or defeased by legal defeasance,

(vi)	agreements providing for indemnification, adjustment of purchase price or earnouts or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition or acquisition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received in connection with such transaction, or

(vii)	any obligations under the Intermediation Agreement.
     No Indebtedness of any Person will be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured or by virtue of being secured on a junior priority basis or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Notes” means the $225.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.
     “Initial Purchasers” means Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and RBS Securities Inc.

     “Insolvency or Liquidation Proceeding” means:
     (1) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to either Issuer or any Guarantor;
     (2) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to either Issuer or any Guarantor or with respect to a material portion of their respective assets;
     (3) any liquidation, dissolution, reorganization or winding up of either Issuer or any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or
     (4) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of either Issuer or any Guarantor.
     “Intercreditor Agreement” means that certain First and Subordinated Lien Intercreditor Agreement, dated as of the date of this Indenture, among the Issuers, Wells Fargo Bank, National Association, a national banking association, as collateral trustee for the holders of First Lien Obligations, and the Collateral Trustee as amended, restated, supplemented, modified, and/or replaced from time to time.
     “Intermediation Agreement” means the crude oil supply agreement with Vitol Inc., dated as of December 31, 2008, as amended, restated, supplemented, modified and/or replaced from time to time.
     “Investment Grade Securities” means:
     (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof;
     (2) debt securities or debt instruments with an investment grade rating (but not including any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries);
     (3) investments in any fund that invests exclusively in investments of the type set forth in clauses (1) and (2) above which fund may also hold immaterial amounts of cash pending investment or distribution; and
     (4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees, but excluding advances to customers or suppliers and trade credit in the ordinary course of business to the extent they are in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Issuer or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, payroll, travel and similar advances to officers, directors and employees made in the ordinary course of business, and excluding advances set forth in the preceding parenthetical), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. In no event shall a guarantee of an operating lease of the Issuer or any Restricted Subsidiary be deemed an Investment.
     If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The foregoing sentence shall not apply to any Fertilizer Business Event or any sales by the Issuer or any of its Restricted Subsidiaries of any interest in CVR Partners, LP. The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person only if such Investment was made in contemplation of, or in connection with, the acquisition of such Person by the Issuer or such Restricted Subsidiary and the amount of any such Investment shall be determined as provided in Section 4.07(c) hereof.
     “Issuer” means Coffeyville Resources, LLC, a Delaware limited liability company, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.
     “Issuers” has the meaning assigned to it in the preamble to this Indenture.
     “J. Aron Hedge Agreement” means the ISDA Master Agreement, dated as of June 24, 2005, between the Issuer and J. Aron & Company and the schedules and confirmations in connection therewith, as such agreement may be amended, restated, modified, supplemented or replaced from time to time.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including (1) any conditional sale or other title retention agreement, (2) any lease in the nature thereof, (3) any option or other agreement to sell or give a security interest and (4) any filing, authorized by or on behalf of the relevant Grantor, of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
     “Lien Priority Confirmation” means:
     (1) as to any additional First Lien Debt, the written agreement of the holders of such additional First Lien Debt, or their applicable representative, for the enforceable benefit of the First Lien Collateral Trustee, all holders of each existing and future First Lien Debt, each existing and future representative with respect thereto, the Collateral Trustee, all holders of existing and future Second Lien Debt and Subordinated Lien Debt, if any, and each existing and future representative with respect thereto and, during an ABL Credit Facility Trigger Period, the ABL Collateral Agent, all holders of ABL Debt and each representative with respect thereto:
     (a) that such representative and all other holders of obligations in respect of such First Lien Debt are bound by the provisions of the Collateral Trust and Intercreditor Agreement and, during an ABL Credit Facility Trigger Period, the ABL Intercreditor Agreement;
     (b) consenting to and directing the First Lien Collateral Trustee to act as agent for such additional First Lien Debt or such representative, as applicable, and perform its obligations under the Collateral Trust and Intercreditor Agreement, the Security Documents and, during an ABL Credit Facility Trigger Period, the ABL Intercreditor Agreement; and
     (c) that the holders of such obligations in respect of such additional First Lien Debt are bound by the Collateral Trust and Intercreditor Agreement and, during an ABL Credit Facility Trigger Period, the ABL Intercreditor Agreement; and
     (2) as to any additional Second Lien Debt and Subordinated Lien Debt, if any, the written agreement of the holders of such debt, or their applicable representative, for the enforceable benefit of the Collateral Trustee, all holders of existing and future Second Lien Debt and Subordinated Lien Debt, if any, each existing and future representative with respect thereto, the First Lien Collateral Trustee, all holders of existing and future First Lien Debt and each existing and future representative with respect thereto and, during an ABL Credit Facility Trigger Period, the ABL Collateral Agent, all holders of ABL Debt and each representative with respect thereto:
     (a) that such representative and all the other holders of obligations in respect of such additional Second Lien Debt or Subordinated Lien Debt, as applicable, are bound by the provisions of the Collateral Trust Agreement, the intercreditor agreement and, during an ABL Credit Facility Trigger Period, the ABL Intercreditor Agreement;
     (b) consenting to and directing the Collateral Trustee to act as agent for such additional Second Lien Debt or Subordinated Lien Debt, as applicable, or such representative, as applicable, and perform its obligations under the Collateral Trust Agreement, the applicable collateral documents and, during an ABL Credit Facility Trigger Period, the ABL Intercreditor Agreement; and
     (c) that the holders of such obligations in respect of such additional Second Lien Debt or Subordinated Lien Debt, as applicable, are bound by the Intercreditor Agreement, the Collateral Trust Agreement and, during an ABL Credit Facility Trigger Period, the ABL Intercreditor Agreement.
     “Moody’s” means Moody’s Investors Service Inc. and any successor to the rating agency business thereto.
     “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends on preferred stock.
     “Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale and the sale or other disposition of any non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and brokerage or sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, as well as any other reserve established in accordance with GAAP related to pension and other post-employment benefit liabilities, liabilities related to environmental matters, or any indemnification obligations associated with such transaction and (5) in the case of Net Proceeds relating to an Event of Loss, the amount of any insurance recovery that would otherwise constitute Net Proceeds shall be reduced by the amount of cash invested by the Issuer to rebuild, replace, repair, restore or reconstruct prior to receipt of such insurance proceeds.
     “New York Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.
     “Non-U.S. Person” means a Person who is not a U.S. Person.
     “Note Documents” means this Indenture, the Notes and the Security Documents related to the Notes, each as amended or supplemented in accordance with the terms thereof.
     “Note Guarantee” means a Guarantee of the Notes pursuant to this Indenture.
     “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes. For purposes of this Indenture, all references to Notes to be issued or authenticated upon transfer or replacement pursuant to the terms of this Indenture shall be deemed a Note under this Indenture.
     “Note Priority Collateral” shall have the meaning given to such term in the ABL Intercreditor Agreement.
     “Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities (including all interest, fees and expenses accruing after the commencement of any Insolvency or Liquidation Proceeding, even if such interest, fees and expenses are not enforceable, allowable or allowed as a claim in such proceeding) under any Secured Debt Documents or First Lien Documents, as the case may be.
     “Offering Memorandum” means the offering memorandum, dated March 25, 2010, relating to the offering of the Initial Notes.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the General Counsel, the Secretary, any Executive Vice President, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.
     “Officers’ Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal operating officer, the principal financial officer, the treasurer, the principal accounting officer or the general counsel of the Issuer that meets the requirements of Section 13.05 hereof.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.
     “Parent” means CVR Energy, Inc., a Delaware corporation, and its successors.

     “parent of the Issuer” means any one or more parents of the Issuer, including, without limitation, any Subsidiary of CVR Energy, Inc. that owns, directly or indirectly, all or any portion of the Capital Stock of the Issuer.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
     “Partnership Agreement” means the Limited Partnership Agreement of CVR Partners, LP, dated as of October 24, 2007, together with the Contribution, Conveyance and Assumption Agreement, dated as of October 24, 2007, among the Issuer, CVR Partners, LP, and the other parties thereto, as each may be amended, restated, modified, supplemented and/or replaced from time to time.
     “Permitted Business” means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Issuer and its Restricted Subsidiaries on the date of this Indenture and other businesses reasonably related, complementary or ancillary thereto and reasonable expansions or extensions thereof, including, without limitation, any business related to the exploration for, and development, acquisition, production, processing, marketing, refining, storage and transportation of, hydrocarbons; any business related to the development, acquisition, production, processing, marketing, manufacturing, storage and transportation of fertilizers; any related energy and natural resource business; and convenience stores, retail service stations, truck stops and other public accommodations in connection therewith.
     “Permitted Holder” means each of the Principals and members of management of the Issuer, Parent or a direct or indirect parent of the Issuer and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that in the case of such group and without giving effect to the existence of such group or any other group, such Principals and members of management, collectively, have direct or indirect beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer. If a third party acquires the Issuer, Parent or a direct or indirect parent of the Issuer and in connection with that transaction a Change of Control Offer is consummated, following the consummation of that Change of Control Offer the third party acquiror (together with its controlling shareholders and management) will be deemed to be additional Permitted Holders.
     “Permitted Investments” means:
     (1) any Investment in the Issuer, a Guarantor or a Restricted Subsidiary of the Issuer, including any Investment in the Notes or the Guarantees thereof;
     (2) any Investment in cash or Cash Equivalents or Investment Grade Securities;
     (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary of the Issuer; or
     (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

and, in each case, any Investment held by such Person, provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;
     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or from any other disposition of assets not constituting an Asset Sale;
     (5) Investments to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer, Parent or any direct or indirect parent of the Issuer;
     (6) Hedging Obligations that are incurred in the normal course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;
     (7) Investments received in satisfaction of judgments or in settlements of debt or compromises of obligations incurred in the ordinary course of business;
     (8) loans or advances to employees of the Issuer or any of its Restricted Subsidiaries that are approved by a majority of the disinterested members of the Board of Directors of the Issuer or Parent, in an aggregate principal amount of $5.0 million at any one time outstanding;
     (9) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
     (10) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) since the date of this Indenture, not to exceed the greater of (a) $75.0 million and (b) 5.0% of the Issuer’s Consolidated Total Assets at the time of such Investment;
     (11) any Investment existing on the date of this Indenture;
     (12) any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (13) guarantees of Indebtedness of the Issuer or any Restricted Subsidiary or Guarantor which Indebtedness is permitted under Section 4.09 hereof;
     (14) any transaction which constitutes an Investment to the extent permitted and made in accordance with Section 4.11 hereof;
     (15) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

     (16) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business;
     (17) Investments in Unrestricted Subsidiaries, joint ventures and/or equity investees of the Issuer or any of its Restricted Subsidiaries in an aggregate amount not to exceed the greater of (x) $50.0 million and (y) 3.5% of Consolidated Total Assets;
     (18) the repurchase by the Issuer or any of its Restricted Subsidiaries of the managing general partner of CVR Partners, LP in accordance with the terms of the Partnership Agreement; provided that if such purchase price is in excess of $40.0 million, the Issuers will be required to obtain a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that such purchase (or valuation or purchase price) is fair to the Issuers or such Restricted Subsidiary, as applicable, from a financial point of view;
     (19) at such time as CVR Partners, LP is no longer a Subsidiary Guarantor, Investments in CVR Partners, LP, the fair market value of which, when taken together with all other Investments made pursuant to this clause (19) since the date of this Indenture, not to exceed the greater of (1) $35.0 million and (2) 2.5% of the Issuer’s Consolidated Total Assets at the time of such Investment;
     (20) Investments in CVR Partners, LP in the form of debt instruments or Equity Interests issued by CVR Partners, LP that are received in consideration for assets of the Issuer or any Restricted Subsidiary of the Issuer; provided that fair market value is received by the Issuer and its Restricted Subsidiaries in consideration for such assets;
     (21) Investments arising as a result of any Permitted Receivables Financing; and
     (22) any Investment in CVR Partners, LP and its Subsidiaries in existence on the date of a Fertilizer Business Event.
     “Permitted Liens” means:
     (1) Liens on Collateral securing First Lien Debt and all other First Lien Obligations in an aggregate principal amount (as of the date of incurrence of any First Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom and with letters of credit issued under the First Lien Credit Facility being deemed to have a principal amount equal to the face amount thereof), not exceeding the First Lien Cap;
     (2) during an ABL Credit Facility Trigger Period (if it occurs), Liens on the ABL Priority Collateral and the Note Priority Collateral securing ABL Debt, First Lien Debt, Second Lien Debt and Subordinated Lien Debt, if any;
     (3) Liens to secure the First Lien Notes issued on the date of this Indenture;
     (4) Liens securing (a) Second Lien Debt in an aggregate principal amount (as of the date of incurrence of any Second Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom and with letters of credit issued under any Second Lien Documents being deemed to have a principal amount equal to the face amount thereof), not exceeding the Second Lien Cap, and (b) all other Second Lien Obligations;

     (5) Liens securing (a) Subordinated Lien Debt in an aggregate principal amount (as of the date of incurrence of any Subordinated Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Subordinated Lien Cap and (b) all other Subordinated Lien Obligations, which Liens are made junior to the Second Lien Obligations pursuant to the Collateral Trust Agreement and the Intercreditor Agreement;
     (6) Liens in favor of the Issuer or any Restricted Subsidiary or Guarantor;
     (7) Liens on property or Capital Stock of a Person existing at the time such Person is acquired by, merged with or into or consolidated, combined or amalgamated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such merger, acquisition, consolidation, combination or amalgamation and do not extend to any assets other than those of the Person acquired by or merged into or consolidated, combined or amalgamated with the Issuer or the Restricted Subsidiary;
     (8) Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to, and were not incurred in connection with or in contemplation of, such acquisition and do not extend to any property other than the property so acquired by the Issuer or the Restricted Subsidiary;
     (9) Liens existing on the date of this Indenture, other than liens to secure the Notes issued on the date of this Indenture or to secure Obligations under the First Lien Credit Facility outstanding on the date of this Indenture;
     (10) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture (other than First Lien Debt, Second Lien Debt or Subordinated Lien Debt); provided that (a) the new Lien shall be limited to all or part of the same property and assets that secured the original Lien, and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
     (11) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(6) hereof, provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement;
     (12) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits;
     (13) Liens to secure the performance of bids, tenders, completion guarantees, public or statutory obligations, surety or appeal bonds, bid leases, performance bonds, reimbursement obligations under letters of credit that do not constitute Indebtedness or other obligations of a like nature, and deposits as security for contested taxes or for the payment of rent, in each case incurred in the ordinary course of business;

     (14) Liens for taxes, assessments or governmental charges or claims that are not yet overdue by more than 30 days or that are payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision required under GAAP has been made therefor;
     (15) Carriers’, warehousemen’s, landlords’, mechanics’, suppliers’, materialmen’s and repairmen’s and similar Liens, or Liens in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of customs duties, in each case (whether imposed by law or agreement) incurred in the ordinary course of business;
     (16) licenses, entitlements, servitudes, easements, rights-of-way, restrictions, reservations, covenants, conditions, utility agreements, rights of others to use sewers, electric lines and telegraph and telephone lines, minor imperfections of title, minor survey defects, minor encumbrances or other similar restrictions on the use of any real property, including zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business, that were not incurred in connection with Indebtedness and do not, in the aggregate, materially diminish the value of said properties or materially interfere with their use in the operation of the business of the Issuer or any of its Restricted Subsidiaries;
     (17) leases, subleases, licenses, sublicenses or other occupancy agreements granted to others in the ordinary course of business which do not secure any Indebtedness and which do not materially interfere with the ordinary course of business of the Issuer or any of its Restricted Subsidiaries;
     (18) with respect to any leasehold interest where the Issuer or any Restricted Subsidiary of the Issuer is a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or sub-landlord of such leased real property encumbering such landlord’s or sub-landlord’s interest in such leased real property;
     (19) Liens arising from Uniform Commercial Code financing statement filings regarding precautionary filings, consignment arrangements or operating leases entered into by the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;
     (20) Liens (i) of a collection bank arising under Section 4-210 of the New York Uniform Commercial Code on items in the course of collection, (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) within general parameters customary in the banking industry or (iii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business;
     (21) Liens securing judgments for the payment of money not constituting an Event of Default pursuant to Section 6.01(6) hereof, so long as such Liens are adequately bonded;
     (22) deposits made in the ordinary course of business to secure liability to insurance carriers;
     (23) Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

     (24) Liens on pipeline or pipeline facilities which arise out of operation of law;
     (25) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other agreements which are customary in any Permitted Business;
     (26) Liens on crude oil supplied by Vitol Inc. pursuant to the Intermediation Agreement, securing amounts owed to Vitol Inc. incurred or assumed for the purpose of financing all or any part of the cost of acquiring such crude oil;
     (27) Liens arising under any Permitted Receivables Financing;
     (28) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement permitted under this Indenture;
     (29) any extension, renewal or replacement, in whole or in part of any Lien set forth in clauses (7), (8), (9), (11), (15) through (18), (20), (21), (24), (26) and (28) through (36) of this definition of “Permitted Liens”; provided that any such extension, renewal or replacement is no more restrictive in any material respect than any Lien so extended, renewed or replaced and does not extend to any additional property or assets;
     (30) Liens on cash or cash equivalents securing Hedging Obligations in existence on the date of this Indenture or permitted to be incurred under this Indenture;
     (31) Liens other than any of the foregoing incurred by the Issuer, a Guarantor or any Restricted Subsidiary of the Issuer with respect to Indebtedness or other obligations that do not, in the aggregate, exceed $60.0 million at any one time outstanding (which Indebtedness may constitute First Lien Debt, Second Lien Debt or Subordinated Lien Debt);
     (32) Liens on Capital Stock issued by, or any property or assets of, any Foreign Subsidiary securing Indebtedness incurred by a Foreign Subsidiary in compliance with Section 4.09 hereof;
     (33) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09 hereof, provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
     (34) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
     (35) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement not prohibited by this Indenture; and
     (36) Liens permitted by the Cross Easement Agreement dated as of October 25, 2007, between Coffeyville Resources Nitrogen Fertilizers, LLC and Coffeyville Resources Refining &

Marketing, LLC, as such agreement may be amended, restated, modified, supplemented and/or replaced from time to time.
     The Issuers may classify (or later reclassify) any Lien in any one or more of the above categories (including in part in one category and in part another category).
     “Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of the Issuer or any of its Restricted Subsidiaries and enters into a third party financing thereof on terms that the Board of Directors of the Issuer or Parent has concluded are customary and market terms fair to the Issuer and its Restricted Subsidiaries.
     “Permitted Refinancing Indebtedness” means:
     (1) any Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than Disqualified Stock) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than Disqualified Stock and intercompany Indebtedness); provided that:
     (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);
     (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;
     (d) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the Notes or such Note Guarantees; and
     (e) such Indebtedness is incurred either (i) by the Issuer or any Guarantor or (ii) by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
     (2) any Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace or refund other Disqualified Stock of the Issuer or any of its Restricted Subsidiaries (other than Disqualified Stock held by the Issuer or any of its Restricted Subsidiaries); provided that:

     (a) the liquidation or face value of such Permitted Refinancing Indebtedness does not exceed the liquidation or face value of the Disqualified Stock so extended, refinanced, renewed, replaced or refunded (plus all accrued dividends thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);
     (b) such Permitted Refinancing Indebtedness has a final redemption date later than the final redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Disqualified Stock being extended, refinanced, renewed, replaced or refunded;
     (c) such Permitted Refinancing Indebtedness has a final redemption date later than the final maturity date of, and is contractually subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Disqualified Stock being extended, refinanced, renewed, replaced or refunded;
     (d) such Permitted Refinancing Indebtedness is not redeemable at the option of the holder thereof or mandatorily redeemable prior to the final maturity of the Disqualified Stock being extended, refinanced, renewed, replaced or refunded; and
     (e) such Disqualified Stock is issued either (i) by the Issuer or any Guarantor or (ii) by the Restricted Subsidiary that is the issuer of the Disqualified Stock being extended, refinanced, renewed, replaced or refunded.
     “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “preferred stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation. For the avoidance of doubt, none of the interests issued or to be issued by CVR Partners, LP shall be deemed to be preferred stock notwithstanding the different rights of holders of such interests.
     “Principals” means Coffeyville Acquisition LLC, Kelso & Co., Kelso Investment Associates VII, L.P., KEP VI, LLC, Coffeyville Acquisition II LLC, GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V GmbH & Co. KG, GS Capital Partners V Institutional, L.P., The Goldman Sachs Group, Inc. and Goldman, Sachs & Co., and their Affiliates. For purposes of Section 4.11 hereof, any entity that would be deemed to be an “Affiliate” because its equity is owned by one or more Principals will not be deemed to be an Affiliate for purposes of that covenant.
     “Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
     “Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs, integration and other synergies (including, without limitation, improvements to gross margins) and related adjustments that (1) are directly attributable to an acquisition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of this Indenture, (2) were actually implemented with respect to any acquisition within 12 months after the date of the acquisition and prior to the Calculation Date that are supportable and quantifiable by underlying accounting records or (3) the Issuer reasonably determines are expected to be realized within 12 months of the calculation date and, in the case of each of (1), (2) and (3), are set forth, as provided below, in an Officers’ Certificate, as if all such reductions in costs and integration and other synergies had been effected as of the beginning of such period. Pro Forma Cost Savings set forth above shall be established by a certificate delivered to the Trustee from the Issuer’s Chief Financial Officer or another Officer authorized by the Board of Directors of the Issuer or Parent to deliver an Officers’ Certificate under this Indenture that outlines the specific actions taken or to be taken and the benefit achieved or to be achieved from each such action and, in the case of clause (3) above, that states such benefits have been determined to be probable.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Qualified Equity Offering” means (1) any public or private placement of Capital Stock (other than Disqualified Stock) of the Issuer, CVR Partners, LP, Parent or any other direct or indirect parent of the Issuer (other than Capital Stock sold to the Issuer or a Subsidiary of the Issuer); provided that if such public offering or private placement is of Capital Stock of Parent or any other direct or indirect parent of the Issuer, the term “Qualified Equity Offering” shall refer to the portion of the net cash proceeds therefrom that has been contributed to the equity capital of the Issuer or (2) the contribution of cash to the Issuer as an equity capital contribution.
     “Rating Agency” means each of (1) S&P, (2) Moody’s and (3) if either S&P or Moody’s no longer provide ratings, any other ratings agency which is nationally recognized for rating debt securities.
     “Refinancing Transactions” means this offering of Notes on the date of this Indenture and the application of the use of proceeds therefrom as set forth in the Offering Memorandum.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.
     “Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
     “Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
     “Replacement Assets” means (1) tangible assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.
     “Responsible Officer,” when used with respect to the Trustee, means any vice president, assistant vice president, any trust officer or assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to the rating agency business thereto.
     “Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof.
     “Sale of a Subsidiary Guarantor” means any Asset Sale to the extent involving (1) a sale, lease, conveyance or other disposition of a majority of the Capital Stock of a Subsidiary Guarantor or (2) the issuance of Equity Interests by a Subsidiary Guarantor, other than (a) an issuance of Equity Interests by a Subsidiary Guarantor to the Issuer or another Subsidiary Guarantor and (b) an issuance of directors’ qualifying shares.
     “SEC” means the Securities and Exchange Commission and any successor organization.
     “Second Lien Cap” means, as of any date of determination, the amount of Second Lien Debt that may be incurred by either of the Issuers or any of the Guarantors such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom, the Second Lien Debt Ratio would not exceed (y) as of any date of determination prior to April 1, 2012, 3.0 to 1.0 and (z) 2.75 to 1.0 thereafter.
     “Second Lien” means a Lien granted by a security document related thereto to the Subordinated Collateral Trustee, at any time, upon any property of the Issuer or any Guarantor to secure Second Lien Obligations.

     “Second Lien Debt” means:
     (1) the Notes initially issued by the Issuers under this Indenture, together with the related note Guarantees of the Guarantors;
     (2) additional notes issued under any indenture or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Issuers that is secured equally and ratably with the Notes by a Second Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document, and guarantees (including note Guarantees) thereof by any of the Guarantors; provided, in the case of any additional notes, guarantees or other Indebtedness referred to in this clause (2), that:
     (a) on or before the date on which such additional notes are issued or Indebtedness is incurred by the Issuers or guarantees incurred by such Guarantor, such additional notes, guarantees or other Indebtedness, as applicable, is designated by the Issuers, in an Officers’ Certificate delivered to the First Lien Collateral Trustee and, during an ABL Credit Facility Trigger Period, the ABL Collateral Agent, as “Second Lien Debt” for the purposes of the Secured Debt Documents and, during an ABL Credit Facility Trigger Period, the ABL Intercreditor Agreement; provided that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Second Lien Debt and no Series of Secured Debt may be designated as both First Lien Debt and Second Lien Debt;
     (b) such additional notes, guarantees or other Indebtedness is governed by an indenture or a credit agreement, as applicable, or other agreement that includes a Lien Priority Confirmation; and
     (c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such additional notes, guarantees or other Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Issuers deliver to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such notes, guarantees or other Indebtedness is “Second Lien Debt”); and
     (3) Hedging Obligations of the Issuers or any Guarantor incurred in accordance with the terms of the Secured Debt Documents; provided that:
     (a) on or before or within thirty (30) days after the date on which such Hedging Obligations are incurred by the Issuers or Guarantors (or on or within thirty (30) days after the date of the indenture for Hedging Obligations in existence on the date of the indenture), such Hedging Obligations are designated by the Issuers or Guarantor, as applicable, in an Officers’ Certificate delivered to the Collateral Trustee, as “Second Lien Debt” for the purposes of the Secured Debt Documents; provided that no Hedging Obligation may be designated as both Second Lien Debt and Subordinated Lien Debt;
     (b) the counterparty in respect of such Hedging Obligations, in its capacity as a holder or beneficiary of such second priority Lien, executes and delivers a joinder to the Collateral Trust Agreement in accordance with the terms thereof or otherwise becomes subject to the terms of the Collateral Trust Agreement; and

     (c) all other requirements set forth in the Collateral Trust Agreement have been complied with (and the satisfaction of such requirements will be conclusively established if the Issuers deliver to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Hedging Obligations are “Second Lien Debt”).
     “Second Lien Debt Ratio” means, as of any date of determination, the ratio of (x) the sum of First Lien Debt and (y) Second Lien Debt of the Issuers and their respective Restricted Subsidiaries as of that date to the Issuer’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, with such adjustments to the amount of First Lien Debt and Second Lien Debt and Consolidated Cash Flow as are consistent with the adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.” For purposes of this calculation, the amount of First Lien Debt and Second Lien Debt outstanding as of any date of determination shall not include any First Lien Debt and Second Lien Debt that consists solely of Hedging Obligations that are incurred in the normal course of business and not for speculative purposes.
     “Second Lien Documents” means this Indenture with respect to the Notes and any additional indenture, credit facility or other agreement pursuant to which any Second Lien Debt is incurred and the security documents related thereto (other than any security documents that do not secure Second Lien Obligations), as each may be amended, supplemented or otherwise modified.
     “Second Lien Obligations” means Second Lien Debt and all other Obligations in respect thereof.
     “Second Lien Representative” means (1) the Collateral Trustee, in the case of the Notes, or (2) in the case of any other Series of Second Lien Debt, the trustee, agent or representative of the holders of such Series of Second Lien Debt who is appointed as a representative of such Series of Second Lien Debt (for purposes related to the administration of the security documents related thereto) pursuant to the indenture, credit agreement or other agreement governing such Series of Second Lien Debt.
     “Secured Debt” means Second Lien Debt and Subordinated Lien Debt.
     “Secured Debt Documents” means the Second Lien Documents and the Subordinated Lien Documents.
     “Secured Debt Representative” means each Second Lien Representative and Subordinated Lien Representative.
     “Secured Obligations” means Second Lien Obligations and Subordinated Lien Obligations.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securitization Subsidiary” means a Subsidiary of the Issuer
     (1) that is designated a “Securitization Subsidiary” by the Board of Directors of the Issuer or Parent,
     (2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

     (3) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which
     (a) is Guaranteed by the Issuer, any Guarantor or any Restricted Subsidiary of the Issuer,
     (b) is recourse to or obligates the Issuer, any Guarantor or any Restricted Subsidiary of the Issuer in any way, or
     (c) subjects any property or asset of the Issuer, any Guarantor or any Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and
     (4) with respect to which neither the Issuer, any Guarantor nor any Restricted Subsidiary of the Issuer (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve such its financial condition or cause it to achieve certain levels of operating results, other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.
     “Security Documents” means the Collateral Trust Agreement, the Intercreditor Agreement, each Lien Priority Confirmation with respect to Second Lien Debt, and all security agreements, pledge agreements, perfection certificates, mortgages, deeds of trust, collateral assignments, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by the Issuers or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with the terms of the Collateral Trust Agreement.
     “Series of First Lien Debt” means, severally, the First Lien Credit Facility and any other Credit Facilities and all other Hedging Obligations that constitute First Lien Debt or Indebtedness that constitutes First Lien Obligations.
     “Series of Second Lien Debt” means, severally, the Notes and any additional notes, any other Credit Facilities (other than the First Lien Credit Facility) and other Indebtedness or Hedging Obligations that constitutes Second Lien Debt.
     “Series of Secured Debt” means each Series of Second Lien Debt and each Series of Subordinated Lien Debt.
     “Series of Subordinated Lien Debt” means, severally, each issue or series of Subordinated Lien Debt for which a transfer register is maintained.
     “Significant Subsidiary” means any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X under the Securities Act.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     “Subordinated Lien” means a Lien granted by a Subordinated Lien Document to the Subordinated Collateral Trustee, at any time, upon any property of the Issuer or any Guarantor to secure Subordinated Lien Obligations.
     “Subordinated Lien Cap” means, as of any date of determination, the amount of Subordinated Lien Debt that may be incurred by the Issuer or any Guarantor such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom the Subordinated Lien Debt Ratio would not exceed (y) as of any date of determination prior to April 1, 2012, 3.5 to 1.0 and (z) 3.25 to 1.0 thereafter.
     “Subordinated Lien Debt” means
     (1) any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Issuers or any Guarantor that is secured on a subordinated basis to the Second Lien Debt by a Subordinated Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:
     (a) on or before the date on which such Indebtedness is incurred by the Issuer or such Guarantor, such Indebtedness is designated by the Issuer or Guarantor, as applicable, in an Officers’ Certificate delivered to the Collateral Trustee, the First Lien Collateral Trustee and, during an ABL Credit Facility Trigger Period, the ABL Collateral Agent, as “Subordinated Lien Debt” for the purposes of this Indenture, the Collateral Trust Agreement and, during an ABL Credit Facility Trigger Period, the ABL Intercreditor Agreement; provided that no Series of Secured Debt may be designated as both Subordinated Lien Debt and Second Lien Debt as provided in the Officers’ Certificate;
     (b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Priority Confirmation; and
     (c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (1) will be conclusively established if the Issuer delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Subordinated Lien Debt”); and
     (2) Hedging Obligations of the Issuer or any Guarantor incurred in accordance with the terms of the Secured Debt Documents; provided that:
     (a) on or before or within thirty (30) days after the date on which such Hedging Obligations are incurred by the Issuer or Guarantor (or on or within thirty (30) days after the date hereof for Hedging Obligations in existence on the date hereof), such Hedging Obligations are designated by the Issuers or Guarantor, as applicable, in an Officers’ Certificate delivered to the Collateral Trustee, as “Subordinated Lien Debt” for the purposes of the Secured Debt Documents; provided that no Hedging Obligation may be designated as both Subordinated Lien Debt and Second Lien Debt as provided in the Officers’ Certificate;
     (b) the counterparty in respect of such Hedging Obligations, in its capacity as a holder or beneficiary of such Subordinated Lien, executes and delivers a joinder to the Collateral Trust Agreement in accordance with the terms thereof or otherwise becomes subject to the terms of the Collateral Trust Agreement; and
     (c) all other requirements set forth in the Collateral Trust Agreement have been complied with (and the satisfaction of such requirements will be conclusively established if the Issuers deliver to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Hedging Obligations are “Subordinated Lien Debt”).
     “Subordinated Lien Debt Ratio” means, as of any date of determination, the ratio of (1) First Lien Debt, plus (2) Second Lien Debt, plus (3) Subordinated Lien Debt of the Issuers and their respective Restricted Subsidiaries as of that date to the Issuer’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of determination, with such adjustments to the amount of First Lien Debt, Second Lien Debt, Subordinated Lien Debt and Consolidated Cash Flow as are consistent with the adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.” For purposes of this calculation, the amount of First Lien Debt, Second Lien Debt and/or Subordinated Lien Debt outstanding as of any date of determination shall not include any First Lien Debt, Second Lien Debt or Subordinated Lien Debt that consists solely of Hedging Obligations that are incurred in the normal course of business and not for speculative purposes.
     “Subordinated Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing each Series of Subordinated Lien Debt and the security documents related thereto (other than any security documents that do not secure Subordinated Lien Obligations), in each case as such documents may be amended, restated, modified or supplemented from time to time in accordance with their terms.
     “Subordinated Lien Obligations” means Subordinated Lien Debt and all other Obligations in respect thereof.
     “Subordinated Lien Representative” means, in the case of any future Series of Subordinated Lien Debt, the trustee, agent or representative of the holders of such Series of Subordinated Lien Debt that (1) is appointed as a Subordinated Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Subordinated Lien Debt, together with its successors in such capacity, and (2) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.
     “Subordinated Trustee” means Wells Fargo Bank, National Association, as trustee for the holders of Second Lien Obligations and Subordinated Lien Obligations, if any.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof); provided, that notwithstanding the foregoing, CVR Partners, LP and Coffeyville Nitrogen Fertilizers, LLC shall be deemed Subsidiaries of the Issuer for so long as their financial results are consolidated with the Issuer’s financial results but shall cease to be considered Subsidiaries of the Issuer upon the occurrence of a Fertilizer Business Event.
     “Subsidiary Guarantor” means a Guarantor that is a Restricted Subsidiary of the Issuer.
     “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
     “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2013; provided, however, that if the period from the redemption date to April 1, 2013, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trustee” means Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
     “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Subsidiary” means (i) any Securitization Subsidiary and (ii) any Subsidiary of the Issuer that is designated as an Unrestricted Subsidiary pursuant to a resolution of the Issuer’s or Parent’s Board of Directors in compliance with Section 4.16 hereof, and any Subsidiary of such Subsidiary.
     “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation or face value, including payment at final maturity or redemption, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (2) the then outstanding principal or liquidation or face value amount of such Indebtedness or Disqualified Stock.
     “Wholly Owned Domestic Subsidiary” of any specified Person means a Domestic Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.
     “Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.
Section 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“After-Acquired Property”	10.09
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Calculation Date”	1.01
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Fertilizer Business Event Debt”	1.01
“Fertilizer Business Event Offer”	4.19
“Fertilizer Business Event Payment”	4.19
“Fertilizer Business Event Payment Date”	4.19
“Fertilizer Business Repurchase Obligation Amount”	4.19
“Initial Mortgaged Property”	10.09
“Legal Defeasance”	8.02
“Mortgage”	10.09
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
“relevant transactions”	1.01

Section 1.03. [RESERVED].
Section 1.04. Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions;
     (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;
     (8) any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;
     (9) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and
     (10) the phrase “in writing” as used herein shall be deemed to include .pdf attachments and other electronic means of transmission, unless otherwise indicated.
ARTICLE 2
THE NOTES
Section 2.01. Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication included therein will be substantially in the form of Exhibits A1 and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.06 hereof.
     (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially substantially in the form of Exhibit A2 hereto, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:
     (1) a written certificate from the Depositary, if available, together with copies of certificates from Euroclear and Clearstream, if available, certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof);
     (2) an Officers’ Certificate from the Issuers; and
     (3) an Opinion of Counsel.
     Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
     (d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02. Execution and Authentication.
     At least one Officer must sign the Notes for the Issuers by manual, facsimile, .pdf attachment or other electronically transmitted signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee will, upon receipt of a written order of the Issuers signed by two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
     In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be fully protected in relying upon such written order and an Opinion of Counsel which shall state the following opinions in substantially the forms provided below:
(1) that the terms of such Notes have been established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture;
(2) that such Notes, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and
(3) to the extent that the form of such Notes has been established by a supplemental indenture, that such supplemental indenture, when executed and delivered by the Trustee in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.
     The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.
Section 2.03. Registrar and Paying Agent.
     The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their respective Subsidiaries may act as Paying Agent or Registrar.
     The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
     The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04. Paying Agent to Hold Money in Trust.
     The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, and interest, if any, on, the Notes, and will notify the Trustee of any default in writing by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) will have no further liability for the money. If either of the Issuers or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.
Section 2.05. Holder Lists.
     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.
     Section 2.06. Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes may be exchanged by the Issuers for Definitive Notes if:
     (1) the Issuers deliver to the Trustee notice from the Depositary that (a) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes and the Issuers fail to appoint a successor Depositary within 90 days of delivery of such notice or (b) it has ceased to be a clearing agency registered under the Exchange Act and the Issuers fail to appoint a successor depositary within 90 days of delivery of such notice; or
     (2) there has occurred and is continuing a Default or Event of Default with respect to the Notes and a Holder requests that its Global Note be exchanged for a Definitive Note.
     Definitive Notes delivered in exchange for any Global Note or beneficial interests in Global Notes shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in Section 2.06(g), unless that legend is not required by law. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note except for Definitive Notes issued subsequent to any of the events in Section 2.06(a)(1) or 2.06(a)(2) hereof and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1), (2), (3) or (4) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers set forth in this Section 2.06(b)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
     (A) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (B) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

     (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;
provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
     (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) hereof and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof.
     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) hereof and:
(A) such transfer is effected pursuant to an effective registration statement; or
(B) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (1) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in Section 2.06(a)(1) or 2.06(a)(2) hereof and receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to the Issuers or any of their respective Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial in terest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
     (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in Section 2.06(a)(1) or 2.06(a)(2) hereof and if:
(A) such transfer is effected pursuant to an effective registration statement; or
(B) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in Section 2.06(a)(1) or 2.06(a)(2) hereof and satisfaction of the conditions set forth in

Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
     (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to the Issuers or any of the Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the Restricted Global Note, in the case of clause (B) above, the 144A Global Note and in the case of clause (C) above, the appropriate Regulation S Global Note.

     (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(A) such transfer is effected pursuant to an effective registration statement; or
(B) the Registrar receives the following:
     (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

     (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
(A) such transfer is effected pursuant to an effective registration statement; or
(B) the Registrar receives the following:
     (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (B), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
     (f) [Reserved].
     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

     (1) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
     “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
     (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE “SECURITIES ACT”) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR FOR THE BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFF-SHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
     (2) AGREES THAT IT WILL NOT, WITHIN, THE TIME PERIOD REFERRED TO UNDER RULE 144(d)(1) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB OR AN ACCREDITED INVESTOR PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB OR AN ACCREDITED INVESTOR, RESPECTIVELY, IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE AND PROVIDED THAT PRIOR TO SUCH TRANSFER, THE TRUSTEE IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND
     (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO

CLAUSE (2)(D) OR (2)(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
     IN CONNECTION WITH ANY TRANSFER THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
     (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
     “THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY

TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a Legend in substantially the following form:
     “THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”
     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
     (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14, 4.19 and 9.05 hereof).
     (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid Obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

     (5) Neither the Registrar nor the Issuers will be required:
     (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of any notice of redemption of Notes under Section 3.02 hereof and ending at the close of business on the day of mailing;
     (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part;
     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date; or
     (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer, Asset Sale Offer or Fertilizer Business Event Offer.
     (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.
     (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronically via .pdf.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
Section 2.07. Replacement Notes.
     If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note which may include any expenses of the Trustee.

     Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08. Outstanding Notes.
     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those set forth in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Issuers or a Subsidiary of the Issuers shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.
     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09. Treasury Notes.
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.
Section 2.10. Temporary Notes.
     Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order and Opinion of Counsel, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.
     Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11. Cancellation.
     The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes (subject to the record retention requirement of the Exchange Act) in accordance with its customary procedures. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.
     If the Issuers default in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13. CUSIP Numbers.
     The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may by placed only on the other identification numbers printed on the Notes and any such repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01. Notices to Trustee.
     If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 15 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:
     (1) the clause of this Indenture pursuant to which the redemption shall occur;
     (2) the redemption date;
     (3) the principal amount of Notes to be redeemed; and
     (4) the redemption price.
Section 3.02. Selection of Notes to Be Redeemed or Purchased.
     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis (or, in the case of Global Notes, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.
     The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. No Notes of $2,000 or less shall be redeemed in part. Notes and portions of Notes selected will be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03. Notice of Redemption.
     At least 30 days but not more than 60 days before a redemption date, the Issuers shall send electronically or mail by first class mail or as otherwise provided in accordance with the procedures of DTC, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.
     The notice will identify the Notes to be redeemed and shall state:
     (1) the redemption date;
     (2) the redemption price;
     (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof upon cancellation of the original Note;
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (6) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
     (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
     (8) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes;
     (9) any condition to such redemption as permitted by the last sentence of Section 3.04 hereof; and
     (10) the CUSIP number.
     At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ name and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days (or such shorter time period as may be acceptable to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03.

Section 3.04. Effect of Notice of Redemption.
     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price. Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date, unless the Issuers default in making the applicable redemption payment. Notices of redemption may be given prior to the completion thereof, and any redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the Qualified Equity Offering.
Section 3.05. Deposit of Redemption or Purchase Price.
     Prior to 10:00 a.m. Eastern Time (or such later time as has been agreed to by Paying Agent or the Trustee) on the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased on that date. Upon the payment of any amount in connection with a redemption, the Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased.
     If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06. Notes Redeemed or Purchased in Part.
     Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered. No Notes in denominations of $2,000 or less shall be redeemed in part.
Section 3.07. Optional Redemption.
     (a) At any time prior to April 1, 2013, the Issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (together with any Additional Notes), upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 110.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with all or a portion of the net cash proceeds of one or more Qualified Equity Offerings; provided that:
     (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers and their respective Subsidiaries); and

     (2) the redemption must occur within 90 days of the date of the closing of such Qualified Equity Offering.
     (b) At any time prior to April 1, 2013, the Issuers may, on any one or more occasions, redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest thereon to the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.
     (c) Except pursuant to Sections 3.07(a) and 3.07(b), the Notes will not be redeemable at the Issuers’ option prior to April 1, 2013.
     (d) On or after April 1, 2013, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2013	108.156%
2014	105.438%
2015	102.719%
2016 and thereafter	100.000%
     Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (e) Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Sections 3.01 through 3.06 hereof.
Section 3.08. Mandatory Redemption.
     The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.09. Offer to Purchase by Application of Excess Proceeds.
     In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.
     The Asset Sale Offer shall be made to all Holders and all holders of other First Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other First Lien Debt (on a pro rata basis based on the principal amount of Notes and such other First Lien Debt surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale

Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
     Upon the commencement of an Asset Sale Offer, an authorized Officer of the Issuers will send electronically or mail by first class mail or as otherwise provided in accordance with the procedures of DTC, a written notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:
     (1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;
     (2) the Offer Amount, the purchase price and the Purchase Date;
     (3) that any Note not tendered or accepted for payment will continue to accrue interest;
     (4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;
     (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;
     (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (7) that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (8) that, if the aggregate principal amount of Notes and other First Lien Debt surrendered by holders thereof exceeds the Offer Amount, the Issuers will select the Notes and other First Lien Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other First Lien Debt surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and
     (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Issuers, to the extent lawful, will accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, will, not later than three Business Days after the Issuers accept the Offer Amount, mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that such Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.
     Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Sections 3.01 through 3.06 hereof.
ARTICLE 4
COVENANTS
Section 4.01. Payment of Notes.
     The Issuers will pay or cause to be paid all principal, interest and premium, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuers or a respective Subsidiary thereof, holds as of 12:00 p.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.
     The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.
Section 4.02. Maintenance of Office or Agency.
     The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be the Corporate Trust Office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.
Section 4.03. Reports.
     (a) Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes or post on its website or file with the SEC for public availability:
     (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Issuer’s certified independent accountants, which reports shall be filed within 15 days after the time period specified in the SEC’s rules and regulations; and
     (2) as soon as practicable, and in any event five days after the time periods specified in the SEC’s rules and regulations, all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports;
provided, however, that if the last day of any such time period is not a Business Day, such report will be due on the next succeeding Business Day. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.
     (b) All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports, except that such reports (i) will not be required to contain separate financial information for Subsidiary Guarantors or Subsidiaries whose securities are pledged to secure the Notes that would be required under Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC and (ii) will not be subject to the TIA.
     (c) The Issuer or Parent will also hold a quarterly conference call to discuss such financial information. Prior to the conference call, the Issuer or Parent shall issue a press release to the appropriate wire services announcing the time and date of such conference call and, unless the call is to be open to the public, direct Holders of Notes, securities analysts and prospective investors to contact the office of the Issuer’s chief financial officer to obtain access. If Parent or the Issuer is holding a conference call open to the public to discuss the most recent quarter’s financial performance, Parent and the Issuer will not be required to hold a second, separate call just for the Holders of the Notes.
     (d) The Issuer or Parent will maintain a public or non-public website on which Holders of Notes, prospective investors and securities analysts are given access to the quarterly and annual financial information and details of the quarterly conference call described above. If the website containing the financial reports is not available to the public, the Issuer or Parent will direct Holders of Notes, prospective investors and securities analysts on its publicly available website to contact the Issuer’s chief financial officer to obtain access to the non-public website.

     (e) If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.03(a) hereof will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.
     (f) If Parent or any successor thereto files reports with the SEC in accordance with Section 13 of 15(d) of the Exchange Act, whether voluntarily or otherwise, in compliance with the time periods specified in Section 4.03(a) hereof, then the Issuer shall be deemed to comply with this Section 4.03. Such reports need not include financial statements required by Rules 3-10 or 3-16 of Regulation S-X; provided, that if the Parent has more than de minimis operations separate and apart from its ownership in the Issuers, then the financial statements of the Parent will be required to comply with Rule 3-10 of Regulation S-X. If Parent enters into a merger or consolidation transaction with a company that continues to file reports with the SEC in accordance with Section 13 of 15(d) of the Exchange Act, whether voluntarily or otherwise (and whether or not including financial statements in accordance with Rule 3-10 or Rule 3-16 of Regulation S-X) then the Issuer shall be deemed to comply with this Section 4.03.
     (g) In addition, the Issuer and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by Sections 4.03(a) and (b) hereof, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (h) Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its agreements set forth in this Section 4.03 for purposes of Section 6.01(4) until 45 days after the date any report required to be provided by this Section 4.03 is due, and any failure to comply with this Section 4.03 shall be automatically cured when the Issuer or Parent provides all required reports to the Holders of Notes or files all required reports with the SEC.
Section 4.04. Compliance Certificate.
     (a) The Issuers shall each deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).
     (b) So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, within 30 days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default, unless such Default or Event of Default has been cured before the end of the 30 day period, and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05. Taxes.
     The Issuer will pay or discharge, and will cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06. Stay, Extension and Usury Laws.
     The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07. Restricted Payments.
     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (1) declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (A) payable in Equity Interests (other than Disqualified Stock) of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer or (B) payable by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by Persons other than the Issuer or any Restricted Subsidiary of the Issuer;
     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any, Subordinated Lien Debt or any Indebtedness of the Issuer or any Subsidiary Guarantor that is unsecured or contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of the Guarantors), except payments of (x) interest, (y) principal at the Stated Maturity thereof (or the satisfaction of a sinking fund obligation) or (z) principal and accrued interest, due within one year of the date of such payment, purchase, redemption, defeasance, acquisition or retirement; or
     (4) make any Restricted Investment

(all such restricted payments and other restricted actions set forth in clauses (1) through (4) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
     (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
     (2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the date of this Indenture permitted by the provisions set forth in clauses (1), (6), (7), (8), (9), (11), (12)(C), (D) and (E) (in the case of these subsections of clause (12), to the extent it qualifies as selling, general and administrative expenses of Parent on a standalone basis), (14) and (15) of Section 4.07(b), plus that portion of any Fertilizer Business Event Debt which is incurred in reliance on this Section 4.07(a)(3), is less than the sum, without duplication, of:
     (A) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from April 1, 2010 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (B) 100% of the aggregate net cash proceeds and the Fair Market Value of assets received by the Issuer since the date of this Indenture as a contribution to its equity capital or from the issue or sale of Equity Interests of the Issuer or from the issue or sale of Equity Interests of any direct or indirect parent of the Issuer to the extent such net cash proceeds are actually contributed to the Issuer as equity (other than Excluded Contributions, Refunding Capital Stock, Disqualified Stock and Designated Preferred Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Issuer), plus
     (C) the net cash proceeds and the Fair Market Value of assets received by the Issuer or any Restricted Subsidiary of the Issuer from (i) the disposition, sale, liquidation, retirement or redemption of all or any portion of any Restricted Investment made after the date of this Indenture, net of disposition costs and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, and (ii) the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary, plus
     (D) without duplication, (i) to the extent that any Unrestricted Subsidiary of the Issuer that was designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary, the Fair Market Value of the Issuer’s direct or indirect Investment in such Subsidiary as of the date of such redesignation, plus (ii) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of dividends, repayments of the principal of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer to the Issuer or any Restricted Subsidiary of the Issuer after the date of this Indenture, except, in each case, to the extent that any such Investment or net reduction in Investment is included in the calculation of Consolidated Net Income, plus
     (E) without duplication, in the event the Issuer or any Restricted Subsidiary of the Issuer makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of the Issuer, an amount equal to the Fair Market Value of the existing Investment in such Person that was previously treated as a Restricted Payment.
     (b) The provisions of Section 4.07(a) hereof will not prohibit:
     (1) the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, as the case may be, if at said date of declaration or notice such payment would have complied with the provisions of this Indenture;
     (2) (A) the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Restricted Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer) or from substantially concurrent contributions to the equity capital of the Issuer (collectively, including any such contributions, “Refunding Capital Stock”); and
     (B) the declaration and payment of accrued dividends on any Equity Interests redeemed, repurchased, retired, defeased or acquired out of the proceeds of the sale of Refunding Capital Stock within 45 days of such sale;
provided that the amount of any such proceeds or contributions that are utilized for any Restricted Payment pursuant to this clause (2) shall be excluded from the amount set forth in clause (3)(B) of Section 4.07(a) hereof and clause (4) of this Section 4.07(b) and shall not constitute an Excluded Contribution;
     (3) the payment, defeasance, redemption, repurchase, retirement or other acquisition of (a) Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee or (b) any Subordinated Lien Debt or (c) any Indebtedness of the Issuer or any Guarantor that is unsecured or (d) Disqualified Stock of the Issuer or any Restricted Subsidiary thereof, in each such case of (a) through (d), in exchange for, or out of the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness;
     (4) Restricted Investments acquired (a) from the proceeds of a capital contribution to, or out of the net cash proceeds of substantially concurrent contributions to, the equity capital of the Issuer or (b) from the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer) of, or in exchange for Equity Interests of the Issuer (other than Disqualified Stock); provided, that for the purposes hereof, the amount of any such net cash proceeds that are utilized for any such acquisition and the Fair Market Value of any assets so acquired or exchanged shall be excluded from the amount set forth in clause (3)(B) of Section 4.07(a) hereof and clause (2) of this Section 4.07(b) and shall not constitute an Excluded Contribution;

     (5) the repurchase of Equity Interests deemed to occur (i) upon the exercise of options or warrants if such Equity Interests represent all or a portion of the exercise price thereof and (ii) in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award;
     (6) the payment of dividends on the Issuer’s common stock (or the payment of dividends to Parent or any other direct or indirect parent of the Issuer to fund the payment of dividends on its common stock) following any public offering of common stock of the Issuer or Parent or any other direct or indirect parent of the Issuer, in an aggregate amount of up to 6.0% per annum of the net proceeds received by the Issuer (or by Parent or any other direct or indirect parent of the Issuer and contributed to the Issuer) from such public offering; provided, however that the aggregate amount of all such dividends pursuant to this clause (6) since the date of this Indenture shall not exceed the aggregate amount of net proceeds received by the Issuer (or by a direct or indirect parent of the Issuer and contributed to the Issuer) from such public offering;
     (7) the purchase, redemption, retirement or other acquisition for value of any Equity Interests of the Issuer, Parent or any other direct or indirect parent of the Issuer held by any current, future or former director, officer, consultant or employee of the Issuer, Parent or any other direct or indirect parent of the Issuer or any Restricted Subsidiary of the Issuer, or their estates or the beneficiaries of such estates (including the payment of dividends and distributions to Parent or any other direct or indirect parent of the Issuer to enable Parent or such other parent to repurchase Equity Interests owned by its directors, officers, consultants and employees), in an amount not to exceed $10.0 million in any calendar year; provided that the Issuer may carry over and make in subsequent calendar years, in addition to the amounts permitted for such calendar year, the amount of purchases, redemptions, acquisitions or retirements for value (and dividends and distributions) permitted to have been but not made in any preceding calendar year up to a maximum of $15.0 million in any calendar year; provided, further, that such amounts will be increased by (a) the cash proceeds from the sale after the date of this Indenture of Equity Interests of the Issuer or, to the extent contributed to the Issuer, Equity Interests of Parent or any other direct or indirect parent of the Issuer, in each case to directors, officers, consultants or employees of Parent, the Issuer, or any other direct or indirect parent of the Issuer or any Restricted Subsidiary of the Issuer after the date of this Indenture, plus (b) the cash proceeds of key man life insurance policies received by the Issuer, its Restricted Subsidiaries, Parent or any other direct or indirect parent of the Issuer and contributed to the Issuer after the date of this Indenture, in the case of each of clauses (a) and (b), to the extent such net cash proceeds are not otherwise applied to make or otherwise increase the amounts available for Restricted Payments pursuant to clause (3)(b) of the preceding paragraph (A) or clauses (2), (4) or (18) of this paragraph (B);
     (8) (a) upon the occurrence of a Change of Control (or similarly defined term in other Indebtedness) and within 90 days after completion of the offer to repurchase Notes and other Second Lien Obligations pursuant to Section 4.14 hereof (including the purchase of all Notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Lien Debt or any Indebtedness of the Issuer or any Guarantor that is unsecured or contractually subordinated to the Notes or to any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control (or similarly defined term in other Indebtedness), at a purchase price not greater than 101% of the outstanding principal amount or liquidation preference thereof (plus accrued and unpaid interest and liquidated damages, if any) and (b) upon the occurrence of a Fertilizer Business Event (or similarly defined term in other Indebtedness) and within 90 days after completion of the offer to repurchase Notes and other Second Lien Obligations pursuant to Section 4.19 hereof (including the purchase of all Notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Lien Debt or any Indebtedness of the Issuer or any Guarantor that is unsecured or contractually subordinated to the Notes or to any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Fertilizer Business Event (or similarly defined term in other Indebtedness), at a purchase price not greater than 103% of the outstanding principal amount or liquidation preference thereof (plus accrued and unpaid interest and liquidated damages, if any);
     (9) within 90 days after completion of any offer to repurchase Notes or other Second Lien Obligations pursuant to Section 4.10 hereof (including the purchase of all Notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Lien Debt or any Indebtedness of the Issuer or any Guarantor that is unsecured or contractually subordinated to the Notes or to any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale (or similarly defined term in such other Indebtedness), at a purchase price not greater than 100% of the outstanding principal amount or liquidation preference thereof (plus accrued and unpaid interest and liquidated damages, if any);
     (10) payments or distributions, in the nature of satisfaction of dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Issuer;
     (11) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon exercise or conversion of securities exercisable or convertible into Equity Interests of the Issuer or Parent (and payments of dividends to Parent or any direct or indirect parent of the Issuer for such purposes);
     (12) the declaration and payment of dividends or distributions by the Issuer or any Restricted Subsidiary to, or the making of loans to, Parent or any other direct or indirect parent of the Issuer in amounts sufficient for Parent or any other direct or indirect parent of the Issuer to pay, in each case without duplication:
     (A) franchise and excise taxes and other fees, taxes and expenses, in each case, to the extent required to maintain their corporate existence, and any taxes required to be withheld and paid by Parent or any other direct or indirect parent of the Issuer;
     (B) so long as the Issuer is (i) treated as a pass-through entity for tax purposes, and of which Parent or any other direct or indirect parent of the Issuer is an owner, member or partner (directly or through one or more entities that are pass-through entities for tax purposes) or (ii) a member of an affiliated, consolidated, combined, unitary or similar group that includes Parent or any other direct or indirect parent of the Issuer, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer or one or more of its Subsidiaries; provided, that in each case the amount of such payments or loans in any fiscal year does not exceed the amount that the Issuer and its Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the Issuer and its Subsidiaries members of an affiliated, consolidated, combined, unitary or similar group of which the Issuer was the common parent;

     (C) (1) customary salary, bonus and other benefits payable to officers and employees of Parent or any other direct or indirect parent of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries and (2) any reasonable and customary indemnification claims made by directors or officers of the Issuer, Parent or any other direct or indirect parent of the Issuer;
     (D) general corporate administrative, operating and overhead costs and expenses of Parent or any other direct or indirect parent of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and
     (E) fees and expenses related to any equity or debt offering or acquisition by Parent or such other parent entity (whether or not successful);
     (13) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries and preferred stock of any Restricted Subsidiary issued or incurred in accordance with Section 4.09 hereof;
     (14) the declaration and payment of dividends or distributions:
     (A) to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of the Issuer issued after the date of this Indenture;
     (B) to Parent or any other direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of Parent or any other direct or indirect parent of the Issuer issued after the date of this Indenture; provided, however, that the aggregate amount of dividends declared and paid pursuant to this clause (14)(B) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock; and
     (C) on Refunding Capital Stock that is preferred stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 4.07(b);
provided, however, in the case of each of (A), (B) and (C) of this clause (14), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is preferred stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;
     (15) other Restricted Payments in an amount which, taken together with all other Restricted Payments made pursuant to this clause (15) and that portion of Fertilizer Business Event Debt made pursuant to the provision set forth in this clause (15) do not exceed $50.0 million;
     (16) the purchase by the Issuer or any of its Restricted Subsidiaries of CVR GP, LLC in accordance with the Partnership Agreement; provided that if such purchase price is in excess of $40.0 million, the Issuers will be required to obtain a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that such purchase (or valuation or purchase price) is fair to the Issuers or such Restricted Subsidiary, as applicable, from a financial point of view;
     (17) the payment of dividends and distributions by CVR Partners, LP in accordance with the terms of the Partnership Agreement;
     (18) Restricted Payments in an aggregate amount not to exceed the amount of all Excluded Contributions;
     (19) any Fertilizer Business Event; and
     (20) tax distributions to any owner, member or partner of the Issuer pursuant to the limited liability company agreement of the Issuer;
provided that, in the case of clauses (4) and (7) through (10) above, no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof.
     (c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. In determining whether any Restricted Payment is permitted by this Section 4.07, the Issuer and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories set forth in clauses (1) through (20) of Section 4.07(b) or among such categories and the types of Restricted Payments set forth in Section 4.07(a) (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 4.07 and provided further that the Issuer and its Restricted Subsidiaries may reclassify all or a portion of such Restricted Payment or Permitted Investment in any manner that complies with this Section 4.07, and following such reclassification such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only the clause or clauses of this Section 4.07 to which such Restricted Payment or Permitted Investment has been reclassified.
Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Issuer or any of its Restricted Subsidiaries or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;
     (2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or
     (3) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

     (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions:
     (1) existing under, by reason of or with respect to the First Lien Credit Facility, Existing Indebtedness, or any other agreements in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of this Indenture;
     (2) existing under, by reason of or with respect to any other Credit Facility of the Issuer permitted under this Indenture; provided that the applicable encumbrances and restrictions contained in the agreement or agreements governing the other Credit Facility are not materially more restrictive, taken as a whole, than those contained in the First Lien Credit Facility (with respect to other credit agreements) or this Indenture (with respect to other indentures), in each case as in effect on the date of this Indenture;
     (3) existing under, by reason of or with respect to applicable law, rule, regulation or administrative or court order;
     (4) with respect to any Person or the property or assets of a Person acquired by the Issuer or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacement or refinancings are entered into in the ordinary course of business or not materially more restrictive, taken as a whole, than those contained in the First Lien Credit Facility, this Indenture, Existing Indebtedness or such other agreements as in effect on the date of the acquisition;
     (5) in the case of the provision set forth in clause (3) of Section 4.08(a) hereof:
     (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
     (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary thereof not otherwise prohibited by this Indenture,
     (C) existing under, by reason of or with respect to (i) purchase money obligations for property acquired in the ordinary course of business or (ii) capital leases or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby, or
     (D) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary thereof in any manner material to the Issuer or any Restricted Subsidiary thereof;

     (6) existing under, by reason of or with respect to customary provisions in joint venture, operating or similar agreements, asset sale agreements and stock sale agreements arising in connection with the entering into of such transactions;
     (7) existing under, by reason of or with respect to any agreement for the sale or other disposition of some or all of the Capital Stock of, or any property and assets of, a Restricted Subsidiary that restricted distributions by that Restricted Subsidiary pending the closing of such sale or other disposition;
     (8) existing under, by reason of or with respect to Permitted Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
     (9) restricting cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (10) existing under, by reason of or with respect to customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;
     (11) existing under, by reason of or with respect to (a) this Indenture, the Notes (and any Additional Notes), the Note Guarantees and the Security Documents and (b) the First Lien Notes (and any additional First Lien Notes), the indenture governing the First Lien Notes, the Guarantees related thereto and the security documents related thereto;
     (12) existing under, by reason of or with respect to Indebtedness of the Issuer or a Restricted Subsidiary not prohibited to be incurred under this Indenture; provided that (a) such encumbrances or restrictions are ordinary and customary in light of the type of Indebtedness being incurred and the jurisdiction of the obligor and (b) such encumbrances or restrictions will not affect in any material respect the Issuer’s or any Guarantor’s ability to make principal and interest payments on the Notes, as determined in good faith by the Issuer;
     (13) contained in the Partnership Agreement;
     (14) consisting of customary restrictions pursuant to any Permitted Receivables Financing; and
     (15) existing under the Intermediation Agreement.
     For purposes of determining compliance with this Section 4.08, (a) the priority of any preferred stock in receiving dividends or liquidating distributions prior to distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (b) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
Section 4.09. Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt) or issue any shares of Disqualified Stock, and the Issuer will not permit any of its Restricted Subsidiaries to issue any preferred stock (other than in each case Disqualified Stock or preferred stock of Restricted Subsidiaries held by the Issuer or a Restricted Subsidiary, so long as so held); provided, however, that (i) the Issuer or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock and (ii) any Restricted Subsidiary may issue preferred stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, and the application of proceeds therefrom had occurred, at the beginning of such four-quarter period; provided further, that the amount of Indebtedness (excluding Acquired Debt not incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction), Disqualified Stock and preferred stock that may be incurred or issued, as applicable, by Restricted Subsidiaries that are not Guarantors, pursuant to the foregoing, shall not exceed $35.0 million at any one time outstanding.
     (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence or issuance of any of the following (collectively, “Permitted Debt”):
     (1) Indebtedness incurred by the Issuers or any Guarantor under Credit Facilities (and the incurrence by the Guarantors of Guarantees thereof) in an aggregate principal amount at any one time outstanding under the provision set forth in this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed (as of any date of incurrence of Indebtedness under the provision set forth in this clause (1) and after giving pro forma effect to such incurrence and the application of the net proceeds therefrom) the First Lien Cap;
     (2) Indebtedness incurred by the Issuers or any Guarantor under an ABL Credit Facility (and the incurrence by the Guarantors of Guarantees thereof) in an aggregate principal amount at any one time outstanding under this clause (2) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed the amount of the Borrowing Base as of the date of such incurrence;
     (3) Indebtedness incurred by the Issuers and the Guarantors represented by the Notes and the Note Guarantees issued on the date of this Indenture (other than any Additional Notes);
     (4) the First Lien Notes and the Guarantees of the First Lien Notes issued on the date of this Indenture;
     (5) Existing Indebtedness;
     (6) Indebtedness of the Issuer or any of its Restricted Subsidiaries (including without limitation Capital Lease Obligations, mortgage financings or purchase money obligations), Disqualified Stock issued by the Issuer or any Restricted Subsidiary and preferred stock issued by any Restricted Subsidiary, in each case incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets used in the business of the Issuer or such Restricted Subsidiary or in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets)), in an aggregate principal amount at any time outstanding, including all Permitted

Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to the provision set forth in this clause (6), not to exceed as of any date of incurrence the greater of (a) 2.0% of the Issuer’s Consolidated Total Assets and (b) $30.0 million;
     (7) Permitted Refinancing Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred or Disqualified Stock or preferred stock permitted to be issued under Section 4.09(a) hereof or clauses (3), (4), (5), (6), (7), (10), (11), (12), (17), (18), (19) or (20) of this Section 4.09(b);
     (8) intercompany Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries or any Guarantor and owing to and held by the Issuer or any of its Restricted Subsidiaries or any Guarantor; provided, however, that:
     (A) if the Issuer or any Guarantor is the obligor on such Indebtedness, and the payee is a Person other than the Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and
     (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by the provisions set forth in this clause (8);
     (9) (A) the Guarantee by the Issuer or any of the Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this Section 4.09, (B) the Guarantee by any Foreign Subsidiary of Indebtedness of another Foreign Subsidiary of the Issuer that was permitted to be incurred by another provision of this Section 4.09, (C) any Guarantee by a Restricted Subsidiary of the Issuer of Indebtedness of the Issuer (so long as such Restricted Subsidiary also guarantees the Notes if required pursuant to Section 4.17 hereof), (D) any Guarantee by a Subsidiary Guarantor of any Indebtedness of any Guarantor or (E) any Guarantee by the Co-Issuer of any Indebtedness of the Issuer or any Guarantor permitted to be incurred by the provisions set forth in this Section 4.09;
     (10) (x) Indebtedness, Disqualified Stock or preferred stock of the Issuer or any of its Restricted Subsidiaries incurred to finance an acquisition or (y) Acquired Debt; provided that, in either case, after giving effect to the transactions that result in the incurrence or issuance thereof, on a pro forma basis, either (A) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this Section 4.09 or (B) the Fixed Charge Coverage Ratio for the Issuer would not be less than immediately prior to such transactions;
     (11) preferred stock of a Restricted Subsidiary of the Issuer issued to the Issuer or another Restricted Subsidiary of the Issuer; provided that (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (b) any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary thereof will be deemed, in each case, to constitute an issuance of such preferred stock that was not permitted by the provision set forth in this clause (11);
     (12) additional Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to the provision set forth in this clause (12), not to exceed as of any date of incurrence the greater of 3.5% of the Issuer’s Consolidated Total Assets and $50.0 million;
     (13) Indebtedness incurred by the Issuer or any Restricted Subsidiary of the Issuer to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;
     (14) Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer consisting of obligations to pay insurance premiums or take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;
     (15) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business;
     (16) Guarantees (A) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees that, in each case, are non-Affiliates or (B) otherwise constituting Investments permitted under this Indenture;
     (17) Indebtedness of Foreign Subsidiaries incurred in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to the provision set forth in this clause (17), not to exceed as of any date of incurrence the greater of 3.5% of the Issuer’s Consolidated Total Assets and $50.0 million;
     (18) Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to any current, future or former director, officer, consultant or employee of the Issuer, the direct or indirect parent of the Issuer or any Restricted Subsidiary of the Issuer (or any of their Affiliates), or their estates or the beneficiaries of such estates to finance the purchase, redemption, acquisition or retirement for value of Equity Interests permitted by clause (2) of Section 4.07(b) in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to the provision set forth in this clause (18), not to exceed $5.0 million as of any date of incurrence;
     (19) Contribution Indebtedness;
     (20) (A) Indebtedness incurred in connection with any permitted Sale and Leaseback Transaction and any refinancing, refunding, renewal or extension of any such Indebtedness; provided that, except to the extent otherwise permitted hereunder, the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and the direct and contingent obligors with respect to such Indebtedness are not changed;

     (B) Indebtedness in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the ordinary course of business; and
     (C) Indebtedness representing deferred compensation to employees of the Issuer (or any direct or indirect parent of the Issuer) and its Restricted Subsidiaries incurred in the ordinary course of business; and
     (21) cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts.
     For purposes of determining compliance with this Section 4.09, in the event that any proposed Indebtedness or preferred stock meets the criteria of more than one of the categories of Permitted Debt set forth in clauses (1) through (21) above, or is entitled to be incurred or issued pursuant to the first paragraph of this Section 4.09, the Issuer, in its sole discretion, will be permitted to divide and classify at the time of its incurrence or issuance, and may from time to time divide or reclassify, all or a portion of such item of Indebtedness or Disqualified Stock or preferred stock such that it will be deemed to have been incurred pursuant to one or more of such clauses (in whole or in part) or Section 4.09(a) to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause or Section 4.09(a) at the time of such reclassification (including in part pursuant to one or more clauses and/or in part pursuant to Section 4.09(a)); provided, however, that Indebtedness under the First Lien Credit Facility outstanding on the date of this Indenture will be deemed to have been incurred on that date in reliance on the exception provided by clause (1) of the definition of Permitted Debt; provided further, that Indebtedness under an ABL Credit Facility can only be incurred under clause (2) of the definition of Permitted Debt and cannot be reclassified.
     For the purpose of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred or first committed (in the case of revolving credit debt); provided that if such Indebtedness denominated in a foreign currency is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
     (c) Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that may be incurred pursuant to this Section 4.09 will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies. In addition, for purposes of determining any particular amount of Indebtedness, any Guarantees, Liens or obligations with respect to letters of credit, in each case, supporting Indebtedness otherwise included in the determination of such particular amount, will not be included.
     (d) The Issuer will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other

Indebtedness of the Issuer or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantees on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured or by virtue of being secured on a junior parity basis or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.
Section 4.10. Asset Sales.
     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (1) other than in the case of an Event of Loss, the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;
     (2) with respect to Asset Sales involving aggregate consideration in excess of $25.0 million, such Fair Market Value is determined in good faith by the Board of Directors of the Issuer or Parent; and
     (3) other than in the case of an Event of Loss, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of cash, Cash Equivalents or Replacement Assets; provided that, for purposes of this provision, each of the following shall be deemed to be cash:
     (A) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or as would be shown on such balance sheet or footnotes if such liability was incurred subsequent to the date of such balance sheet), of the Issuer or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms contractually subordinated in right of payment to the Notes or any Note Guarantee and liabilities to the extent owed to the Issuer or any Restricted Subsidiary of the Issuer) that are assumed by the transferee of any such assets or Equity Interests pursuant to an agreement that releases the Issuer or such Restricted Subsidiary, as the case may be, from further liability, or that are assumed or released as a matter of law;
     (B) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary, as the case may be, from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days (to the extent of the cash or Cash Equivalents received in that conversion); and
     (C) any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at the time outstanding, not to exceed the greater of (x) $75.0 million and (y) 5.0% of the Issuer’s Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

     (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale other than (1) a sale of Collateral or (2) a Sale of a Subsidiary Guarantor, the Issuer or such Restricted Subsidiary may apply such Net Proceeds at its option and to the extent it so elects:
     (1) to repay, repurchase or redeem First Lien Obligations or, during an ABL Credit Facility Trigger Period, any ABL Obligations;
     (2) to repay any Indebtedness secured by a Permitted Lien;
     (3) to repay Indebtedness and other obligations of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or a Guarantor;
     (4) to repay other Indebtedness of the Issuer or any Guarantor (other than any Disqualified Stock or any Indebtedness that is contractually subordinated in right of payment to the Notes), other than Indebtedness owed to Parent, the Issuer or a Restricted Subsidiary of the Issuer; provided that the Issuer shall equally and ratably redeem or repurchase the Notes as set forth in Section 3.07 hereof through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase the Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid;
     (5) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer;
     (6) to make an Investment in Replacement Assets or make a capital expenditure in or that is used or useful in a Permitted Business; or
     (7) any combination of the foregoing;
provided that the Issuer will be deemed to have complied with the provisions set forth in clauses (5) and (6) of this Section 4.10(b) if and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, the Issuer or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Permitted Business, make an Investment in Replacement Assets or make a capital expenditure in compliance with the provision set forth in clauses (5) and (6) of this Section 4.10(b), and that acquisition, purchase, Investment or capital expenditure is thereafter completed within 180 days after the end of such 365-day period. Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.
     (c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale that constitutes (i) a sale of Collateral or (ii) a Sale of a Subsidiary Guarantor, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply an amount equal to such Net Proceeds:
     (1) (a) to repay, repurchase or redeem First Lien Obligations or, during an ABL Credit Facility Trigger Period, any ABL Obligations or (b) to repay Indebtedness outstanding under the First Lien Credit Facility to the extent required thereby;
     (2) to make an Investment in other assets or property that would constitute Collateral;

     (3) to make an Investment in Capital Stock of another Permitted Business if, after giving effect to such Investment, the Permitted Business becomes a Subsidiary Guarantor or is merged into or consolidated with the Issuer or any Subsidiary Guarantor;
     (4) to make an Investment in Replacement Assets or to make a capital expenditure with respect to assets that constitute Collateral;
     (5) to repay Indebtedness secured by a Permitted Lien on any Collateral that was sold in such Asset Sale;
     (6) to repay, repurchase or redeem Second Lien Obligations; provided that the Issuer shall equally and ratably redeem or repurchase the Notes as set forth in Section 3.07 hereof through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase the Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or
     (7) any combination of the foregoing;
provided that the Issuer will be deemed to have complied with the provision set forth in clauses (2), (3) and (4) of this Section 4.10(c) if, and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, the Issuer or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement to make an Investment in assets or property that would constitute Collateral or make an Investment in Capital Stock of another Permitted Business or to make an Investment in Replacement Assets or to make a capital expenditure with respect to assets that constitute Collateral in compliance with the provisions set forth in clauses (2), (3) and (4) of this Section 4.10(c), and that purchase, Investment or capital expenditure is thereafter completed within 180 days after the end of such 365-day period.
     (d) Any Net Proceeds from Asset Sales that are not applied or invested as set forth in Section 4.10(b) or Section 4.10(c) will constitute “Excess Proceeds.” Within 10 Business Days after the aggregate amount of Excess Proceeds exceeds $35.0 million, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Second Lien Debt pursuant to the provisions of Section 3.09 of this Indenture, to purchase the maximum principal amount of Notes and such other Second Lien Debt that may be purchased out of the Excess Proceeds. The offer price for the Notes and any other Second Lien Debt in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other Second Lien Debt purchased, plus accrued and unpaid interest on the Notes and any other Second Lien Debt to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other Second Lien Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other Second Lien Debt shall be purchased on a pro rata basis based on the principal amount of Notes and such other Second Lien Debt tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Issuer may satisfy the foregoing obligation with respect to any Net Proceeds prior to the expiration of the relevant 365 day period (as such period may be extended in accordance with this Indenture) or with respect to Excess Proceeds of $35.0 million or less.
     (e) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of Section 3.09 hereof or this Section

4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.
Section 4.11. Transactions with Affiliates.
     (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with any Affiliate of the Issuer or any Restricted Subsidiary involving consideration in excess of $3.5 million other than transactions solely among any of the Issuer and its Restricted Subsidiaries (an “Affiliate Transaction”), unless:
     (1) such business, transaction or series of related transactions is on terms no less favorable, taken as a whole, to the Issuer or such Restricted Subsidiary than those that could be obtained in a comparable arm’s length transaction with an unaffiliated party; and
     (2) with respect to any Affiliate Transaction involving an amount or having a value in excess of $15.0 million, the Issuer delivers to the Trustee an Officers’ Certificate stating that such business, transaction or series of related transactions complies with clause (1) above.
     In the case of an Affiliate Transaction involving an amount or having a value in excess of $25.0 million, the Issuer must obtain a resolution of the Board of Directors of Parent set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Parent’s Board of Directors. In the case of an Affiliate Transaction involving an amount or having a value in excess of $75.0 million, the Issuer must obtain a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction (or relevant purchase price or valuation) is fair to the Issuer or such Restricted Subsidiary from a financial point of view.
     (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:
     (1) transactions between or among the Issuer, its Restricted Subsidiaries and/or any Guarantors;
     (2) payment of reasonable fees and compensation to, and indemnification and similar arrangements on behalf of, current, former or future directors of Parent, any other direct or indirect parent of the Issuer, the Issuer, CVR GP, LLC, or any Restricted Subsidiary of the Issuer;
     (3) Restricted Payments that are permitted by Section 4.07 hereof or the definition of Permitted Investments (including any payments that are excluded from the definitions of Restricted Payment and Restricted Investment);
     (4) any sale of Equity Interests (other than Disqualified Stock) of the Issuer;
     (5) loans and advances to officers and employees of Parent, any other direct or indirect parent of the Issuer, the Issuer or any of the Issuer’s Restricted Subsidiaries or guarantees in respect thereof or otherwise made on the Issuer’s or any of its Restricted Subsidiaries’ behalf (or the cancellation of such loans, advances or guarantees), in both cases for bona fide business purposes in the ordinary course of business;

     (6) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Issuer or any of its Restricted Subsidiaries or Parent with current, former or future officers and employees of Parent, any direct or indirect parent of the Issuer, the Issuer or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of Parent, any direct or indirect parent of the Issuer, the Issuer or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;
     (7) transactions with a Person that is an Affiliate of the Issuer solely because the Issuer, directly or indirectly, owns Equity Interests in, or controls, such Person;
     (8) payments by the Issuer or any of its Restricted Subsidiaries to, and agreements with, The Goldman Sachs Group, Inc., Kelso & Co., and any of their respective Affiliates for any financial advisory services, financing, mergers and acquisitions advisory, insurance brokerage, hedging arrangements, underwriting or placement services or in respect of other investment banking services, including without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the disinterested members of the Board of Directors of Parent in good faith;
     (9) any contracts, instruments or other agreements or arrangements in each case as in effect on the date of this Indenture, and any transactions pursuant thereto or contemplated thereby, or any amendment, modification or supplement thereto or any replacement thereof entered into from time to time, as long as such agreement or arrangement as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Issuer and its Restricted Subsidiaries at the time executed than the original agreement or arrangement as in effect on the date of this Indenture;
     (10) any Guarantee by Parent or any other direct or indirect parent of the Issuer of Indebtedness of the Issuer or any Guarantor that was permitted by this Indenture;
     (11) transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of the Issuer or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;
     (12) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in the ordinary course of business on terms not materially less favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Issuer, as determined in good faith by Parent or the Issuer;
     (13) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an independent financial advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.11(a)(1);
     (14) any contribution to the common equity capital of the Issuer;
     (15) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

     (16) the pledge of Equity Interests of any Unrestricted Subsidiary;
     (17) payments by the Issuer (or Parent or any other direct or indirect parent of the Issuer) or any of the Restricted Subsidiaries pursuant to any tax sharing, allocation or similar agreement;
     (18) the purchase by the Issuer or any of its Restricted Subsidiaries of CVR GP, LLC in accordance with the Partnership Agreement; provided that if such purchase is in excess of $40.0 million, the Issuers will be required to obtain a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that such purchase (or valuation or purchase price) is fair to the Issuers or such Restricted Subsidiary, as applicable, from a financial point of view;
     (19) sales of accounts receivable, or participations therein, or any related transaction, in connection with any Permitted Receivables Financing;
     (20) a Fertilizer Business Event and any transactions related thereto; and
     (21) transactions related to the fertilizer business among any of the Parent, any of the Guarantors, the Issuer, any of the Issuer’s Restricted Subsidiaries, Coffeyville Acquisition III LLC and CVR GP, LLC in the ordinary course of business.
Section 4.12. Liens.
     The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.
Section 4.13. Corporate Existence.
     Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their limited liability company and corporate existence, as applicable, and the corporate, partnership or other existence of each of the Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary; provided, however, that the Issuer shall not be required to preserve the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole. Notwithstanding the foregoing, nothing in this Section 4.13 shall prohibit a Fertilizer Business Event and transactions related thereto.
Section 4.14. Offer to Repurchase Upon Change of Control.
     (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Issuers will offer an offer price (a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control (or prior to the Change of Control if a definitive agreement is in place for the Change of Control), the Issuers will send a notice to each Holder electronically or by first class mail at its registered address or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date (the “Change of Control Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of this Indenture by virtue of such compliance.
     (b) On the Change of Control Payment Date, the Issuers will, to the extent lawful:
     (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and
     (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate of the Issuers stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.
     (c) The paying agent will promptly mail or wire transfer to each Holder of Notes properly tendered and so accepted the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder upon receipt of an Authentication Order a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.
     (d) Notwithstanding anything to the contrary in this Section 4.14, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given for all of the Notes pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.
     (e) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, subject to one or more conditions precedent, including but not limited to the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
Section 4.15. [RESERVED].
Section 4.16. Designation of Restricted and Unrestricted Subsidiaries.
     (a) The Board of Directors of the Issuer or Parent may designate any Subsidiary (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary; provided that:

     (1) any Guarantee by the Issuer or any Restricted Subsidiary of the Issuer of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by the Issuer or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under Section 4.09 hereof;
     (2) the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Issuer or any Restricted Subsidiary of the Issuer of any Indebtedness of such Subsidiary) will be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under Section 4.07 hereof;
     (3) such Subsidiary does not own any Equity Interests of, or hold any Liens on any property of, the Issuer or any Restricted Subsidiary of the Issuer (other than Equity Interests of any Restricted Subsidiary of such Subsidiary that is concurrently being designated as an Unrestricted Subsidiary);
     (4) the Subsidiary being so designated, after giving effect to such designation:
     (A) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer that would not be permitted under Section 4.11 hereof after giving effect to the exceptions thereto;
     (B) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results except to the extent permitted under Section 4.07 and Section 4.09 hereof;
     (C) (i) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation or would be permitted under Section 4.07 hereof and (ii) to the extent the Indebtedness of the Subsidiary is non-recourse Indebtedness, any Guarantee or credit support by the Issuer or a Restricted Subsidiary would be permitted under Section 4.07 and Section 4.09 hereof; and
     (5) no Event of Default would be in existence following such designation.
     (b) Any designation of a Restricted Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer or Parent giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements set forth in clause (4) above, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness, Investments or Liens on the property of such Subsidiary shall be deemed to be incurred or made by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred or made as of such date under this Indenture, the Issuer shall be in default under this Indenture.

     (c) The Board of Directors of the Issuer or Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:
     (1) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;
     (2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under Section 4.07 hereof;
     (3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.12 hereof; and
     (4) no Default or Event of Default would be in existence following such designation.
Section 4.17. Guarantees.
     (a) If the Issuer or any of its Restricted Subsidiaries (1) acquires or creates another Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) on or after the date of this Indenture or (2) any Restricted Subsidiary of the Issuer becomes a guarantor with respect to the First Lien Credit Facility or any other indebtedness of the Issuer or any Guarantor, then, within 45 days of the date of such acquisition or guarantee, as applicable, such Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee.
     (b) The Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any other Indebtedness of the Issuer or any Guarantor (including, but not limited to, any Indebtedness under any Credit Facility) unless such subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior in right of payment to or pari passu in right of payment with such Restricted Subsidiary’s Guarantee of such other Indebtedness. This Section 4.17 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. In addition, in the event that any Wholly Owned Domestic Subsidiary that is an Excluded Subsidiary ceases to be an Excluded Subsidiary, or if any Excluded Subsidiary becomes a guarantor with respect to the First Lien Credit Facility or any other Indebtedness of the Issuer or any Subsidiary Guarantor, then such Subsidiary must become a Subsidiary Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 45 days of the date of such event. The form of the Note Guarantee is attached as Exhibit E.
     (c) Notwithstanding anything to the contrary in this Section 4.17, neither the Issuer nor any of its Restricted Subsidiaries shall be required to provide any Guarantee, pledge or asset support agreement that, in the reasonable judgment of the Issuer, would subject the Issuer to any adverse tax consequence due to the application of Section 956 of the Internal Revenue Code of 1986, as amended.

Section 4.18. Effectiveness of Covenants When Notes Rated Investment Grade.
     (a) If on any date following the date of this Indenture:
     (1) the Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Issuer, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer as a replacement agency); and
     (2) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to the provisions of Section 4.18(b), Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.16, and Section 5.01(a)(3) hereof shall be suspended;
provided that during any period that the foregoing covenants have been suspended, the Issuer’s or Parent’s Board of Directors may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.16 hereof.
     (b) Notwithstanding the foregoing, if the rating assigned by Moody’s or S&P should subsequently decline to below Baa3 or BBB-, respectively, Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.16 and Section 5.01(a)(3) hereof will be reinstituted as of and from the date of such rating decline. Calculations under the reinstated Section 4.07 hereof will be made as if Section 4.07 hereof had been in effect since the date of this Indenture except that no Default will be deemed to have occurred solely as a result of the making of a Restricted Payment that would not have complied with Section 4.07 hereof (had it been in effect) while Section 4.07 hereof was suspended.
Section 4.19. Fertilizer Business Event.
     (a) The Issuers shall be permitted to engage in any transaction constituting a Fertilizer Business Event notwithstanding anything to the contrary in this Indenture so long as, after giving pro forma effect to the Fertilizer Business Event and all transactions related thereto, including the Fertilizer Business Event Offer set forth Section 4.19(b) hereof, the Fertilizer Event Conditions are satisfied.
     (b) If a Fertilizer Business Event occurs, the Issuers will be required to make an offer to all Holders of Notes and all holders of First Lien Notes (a “Fertilizer Business Event Offer”) to purchase an aggregate principal amount of Notes and First Lien Notes equal to the Fertilizer Business Repurchase Obligation Amount. The “Fertilizer Business Repurchase Obligation Amount” shall be equal to the greater of (x) (A) $100.0 million, if less than 50% of the Capital Stock or consolidated assets of the nitrogen fertilizer business are the subject of such Fertilizer Business Event or (B) $150.0 million, if 50% or more of the Capital Stock or consolidated assets of the nitrogen fertilizer business are the subject of such Fertilizer Business Event; and (y) the aggregate principal amount of Notes and First Lien Notes outstanding on the date of the Fertilizer Business Event multiplied by a fraction, the numerator of which is the Consolidated Cash Flow of the nitrogen fertilizer business and the denominator of which is the Consolidated Cash Flow of the Issuer (without giving pro forma effect for the Fertilizer Business Event), in both cases calculated using financial statements for the most recently ended four full fiscal quarters for which financial statements are publicly available preceding the date of such Fertilizer Business Event. The Fertilizer Business Event Offer shall be made to all Holders of Notes and First Lien Notes. If more than one Fertilizer Business Event is consummated, and the Issuers are required to make more than one Fertilizer Business Event Offer pursuant to this Section 4.19, the amount of any subsequent Fertilizer Business Repurchase Obligation Amount for a subsequent Fertilizer Business Event Offer shall be reduced by the amount of any

Fertilizer Business Repurchase Obligation Amounts in respect of prior Fertilizer Business Event Offers; provided that in calculating the percentage of the Capital Stock or consolidated assets of the nitrogen fertilizer business which is the subject of such Fertilizer Business Event, such percentages shall be aggregated in connection with multiple Fertilizer Business Events. The offer price (a “Fertilizer Business Event Payment”) for the Notes and the First Lien Notes will be equal to 103% of the principal amount of the Notes and the First Lien Notes purchased, plus accrued and unpaid interest on the Notes and the First Lien Notes to the date of purchase, and will be payable in cash. Within 45 days following any Fertilizer Business Event (or prior to the Fertilizer Business Event if a definitive agreement is in place for the Fertilizer Business Event), the Issuers will send a notice to each Holder of Notes and First Lien Notes electronically or by first class mail at its registered address or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Fertilizer Business Event and offering to repurchase Notes and First Lien Notes, as applicable, on a date (the “Fertilizer Business Event Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes and the First Lien Notes as a result of a Fertilizer Business Event. To the extent that the provisions of any securities laws or regulations conflict with the Fertilizer Business Event provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Fertilizer Business Event provisions of this Indenture by virtue of such compliance.
     (c) On the Fertilizer Business Event Payment Date, the Issuers will, to the extent lawful:
          (1) accept for payment all Notes and First Lien Notes or portions thereof properly tendered pursuant to the Fertilizer Business Event Offer;
          (2) deposit with the paying agent an amount equal to the Fertilizer Business Event Payment in respect of all Notes and First Lien Notes or portions thereof properly tendered; and
          (3) deliver or cause to be delivered to the Trustee the Notes and First Lien Notes so accepted together with an Officers’ Certificate of the Issuers stating the aggregate principal amount of Notes and First Lien Notes or portions thereof being purchased by the Issuers.
     (d) The paying agent will promptly mail or wire transfer to each Holder of Notes and First Lien Notes properly tendered and so accepted the Fertilizer Business Event Payment for such Notes and First Lien Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note or Second Lien Note, as applicable, equal in principal amount to any unpurchased portion of the Notes and First Lien Notes surrendered, if any; provided that each such new Note or Second Lien Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note or Second Lien Note so accepted for payment will cease to accrue interest on and after the Fertilizer Business Event Payment Date.
     (e) If the aggregate principal amount of Notes and First Lien Notes tendered into such Fertilizer Business Event Offer exceeds the Fertilizer Business Repurchase Obligation Amount, the Notes and the First Lien Notes shall be purchased on a pro rata basis based on the principal amount of Notes and First Lien Notes tendered. If any Fertilizer Business Repurchase Obligation Amount remains unutilized after consummation of a Fertilizer Business Event Offer because the aggregate principal amount of Notes and First Lien Notes tendered into such Fertilizer Business Event Offer was less than the Fertilizer Business Repurchase Obligation Amount, the Issuers may use the balance of the Fertilizer Business Repurchase Obligation Amount for any purpose not otherwise prohibited by this Indenture.

     (f) If a Fertilizer Business Event is structured as a sale of the fertilizer business (but not a spinoff, initial public offering or otherwise), the Issuers will be required to obtain a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the Fertilizer Business Event (or the valuation or purchase price) is fair to the Issuers from a financial point of view.
     (g) Notwithstanding anything to the contrary in this Section 4.19, the Issuers will not be required to make a Fertilizer Business Event Offer upon a Fertilizer Business Event if (1) a third party makes the Fertilizer Business Event Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.19 and purchases all Notes properly tendered and not withdrawn under such Fertilizer Business Event Offer, (2) a notice of redemption has been given for all of the Notes pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price, or (3) the nitrogen fertilizer business is transferred to a Subsidiary of the Issuer which is a Guarantor hereunder.
     (h) Notwithstanding anything to the contrary contained herein, a Fertilizer Business Event Offer may be made in advance of a Fertilizer Business Event, subject to one or more conditions precedent, including but not limited to the consummation of such Fertilizer Business Event, if a definitive agreement is in place for the Fertilizer Business Event at the time the Fertilizer Business Event Offer is made.
     For purposes of this Section 4.19, (1) references to Notes includes any Additional Notes which are issued from time to time, (2) references to First Lien Notes includes any additional First Lien Notes issued from time to time, (3) references to Notes includes any additional Second Lien Debt issued in the form of notes in a public offering or private placement with a provision similar to the Fertilizer Business Event provision contained herein and (4) references to First Lien Notes includes any additional First Lien Debt issued in the form of notes in a public offering or private placement with a provision similar to the Fertilizer Business Event provision contained herein.
Section 4.20. Limitation on Activities of the Co-Issuer.
     The Co-Issuer may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Equity Interests to the Issuer or any Wholly-Owned Restricted Subsidiary of the Issuer, (2) the incurrence of Indebtedness as a co-obligor or Guarantor, as the case may be, of the Notes, the First Lien Notes, the First Lien Credit Facility, any ABL Credit Facility, the Credit Facilities and any other Indebtedness of the Issuer or any Guarantor that is permitted to be incurred under Section 4.09 hereof, together with the execution, delivery and performance of its obligations under all security documents, collateral trust agreements and intercreditor agreements related thereto; provided that the net proceeds of such Indebtedness are not retained by the Co-Issuer, and (3) activities incidental thereto.
Section 4.21. Maintenance of Properties.
     The Issuers will cause all properties owned by either of the Issuers or any Restricted Subsidiary or used or held for use in the conduct of their business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that (a) nothing in this Section 4.21 shall prevent the Issuers from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Issuers, desirable in the conduct of their business or the business of any Restricted Subsidiary and (b) nothing in this Section 4.21 shall affect or restrict the ability of the Issuer to consummate a Fertilizer Business Event and related transactions.
ARTICLE 5
SUCCESSORS
Section 5.01. Merger, Consolidation or Sale of Assets.
     (a) The Issuer shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation) or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:
          (1) either:
          (A) the Issuer is the surviving corporation; or
          (B) the Person formed by or surviving such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (i) is a corporation, limited liability company, partnership (including a limited partnership) or trust organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (provided that if such Person is not a corporation, (A) a corporate Wholly Owned Restricted Subsidiary of such Person organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, or (B) a corporation of which such Person is a Wholly Owned Restricted Subsidiary organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, is a co-issuer of the Notes or becomes a co-issuer of the Notes in connection therewith) and (ii) assumes all the obligations of the Issuer under the Notes, this Indenture and the Security Documents related to the Notes pursuant to agreements reasonably satisfactory to the Trustee;
          (2) immediately after giving effect to such transaction no Event of Default exists;
          (3) immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, on a pro forma basis, either
          (A) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or
          (B) the Fixed Charge Coverage Ratio for the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) would not be less than the Fixed Charge Coverage Ratio for the Issuer immediately prior to such transactions; and
          (4) each Guarantor, unless such Guarantor is the Person with which the Issuer has entered into a transaction under this Section 5.01, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Issuer or the surviving Person in accordance with the Notes and this Indenture.

     (b) The provision set forth in Section 5.01(a)(3) shall not apply to (1) any merger, consolidation or sale, assignment, lease, transfer, conveyance or other disposition of assets between or among the Issuer, any of its Restricted Subsidiaries and/or any of the Guarantors or (2) any merger between the Issuer and an Affiliate of the Issuer, or between a Restricted Subsidiary and an Affiliate of the Issuer, in each case in this clause (2) solely for the purpose of reincorporating the Issuer or such Restricted Subsidiary, as the case may be, in the United States, any state thereof, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. In addition, a Fertilizer Business Event shall not be deemed the sale, assignment, transfer, conveyance, lease or disposal of “all or substantially all” of the properties and assets of the Issuer and its Restricted Subsidiaries.
     (c) The Co-Issuer may not, directly or indirectly, consolidate or merge with or into or wind up into (whether or not the Co-Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
          (1) (A) concurrently therewith, a corporate Wholly-Owned Restricted Subsidiary of the Issuer organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (which may be the continuing Person as a result of such transaction) expressly assumes all the Obligations of the Co-Issuer, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee; or
          (B) after giving effect thereto, at least one obligor on the Notes (which may include a direct or indirect parent of the Issuer) shall be a corporation organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof;
          (2) immediately after such transaction, no Default or Event of Default will have occurred and be continuing; and
          (3) the Co-Issuer shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this Indenture.
Section 5.02. Successor Corporation Substituted.
     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer or the Co-Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuer or the Co-Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” or the “Co-Issuer” shall refer instead to the respective successor Person and not to the Issuer or the Co-Issuer), and may exercise every right and power of the Issuer or the Co-Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer or the Co-Issuer herein; provided, however, that the predecessor Person shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest on, the Notes except in the case of a sale of all of the Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof. For the purposes of clarification, nothing in this Section 5.02 shall apply to a Fertilizer Business Event.

ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01. Events of Default.
     Each of the following is an “Event of Default”:
          (1) default for 30 consecutive days in the payment when due of interest on the Notes;
          (2) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;
          (3) failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10, 4.14, 5.01 or 11.04(a) hereof for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding;
          (4) failure by the Issuer or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the agreements in this Indenture or the Security Documents for the benefit of the Holders of the Notes other than those referred to in clauses (1) through (3) of this Section 6.01;
          (5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of the Issuer’s Significant Subsidiaries (or any group of Restricted Subsidiaries of the Issuer that together would constitute a Significant Subsidiary of the Issuer), or the payment of which is guaranteed by the Issuer or any of the Issuer’s Significant Subsidiaries (or any group of Restricted Subsidiaries of the Issuer that together would constitute a Significant Subsidiary of the Issuer), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:
          (A) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (after giving effect to any applicable grace period) (a “Payment Default”); or
          (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;
          (6) failure by the Issuer or any of the Issuer’s Significant Subsidiaries (or any group of Restricted Subsidiaries of the Issuer that together would constitute a Significant Subsidiary of the Issuer) to pay non-appealable final judgments aggregating in excess of $50.0 million (excluding amounts covered by insurance or bonded), which judgments are not paid, discharged or stayed for a period of more than 60 days after such judgments have become final and non-appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (7) the occurrence of any of the following:
          (A) any Security Document for the benefit of Holders of the Notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect in any material respect, other than in accordance with the terms of the relevant Security Documents; or
          (B) except as permitted by this Indenture, any second-priority Lien for the benefit of Holders of the Notes purported to be granted under any Security Document for the benefit of Holders of the Notes on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $50.0 million ceases to be an enforceable and perfected second-priority Lien in any material respect, subject only to Permitted Liens, and such condition continues for 60 days after written notice by the Trustee or the Collateral Trustee of failure to comply with such requirement; provided that it will not be an Event of Default under this clause 7(B) if such condition results from the negligence or willful misconduct of the Trustee or the Collateral Trustee; or
          (C) the Issuer or any Significant Subsidiary that is a Subsidiary Guarantor (or any such Subsidiary Guarantors that together would constitute a Significant Subsidiary), or any Person acting on behalf of any of them, denies or disaffirms, in writing, any material obligation of the Issuer or such Significant Subsidiary that is a Guarantor (or such Subsidiary Guarantors that together constitute a Significant Subsidiary) set forth in or arising under any Security Document for the benefit of Holders of the Notes;
          (8) except as permitted by this Indenture, any Note Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary of the Issuer (or any such Subsidiary Guarantors that together would constitute a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect in any material respect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm in writing its obligations under its Note Guarantee if, and only if, in each such case, such Default continues for 21 days after written notice of such Default shall have been given to the Trustee;
          (9) the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
          (A) commences a voluntary case,
          (B) consents to the entry of an order for relief against it in an involuntary case,
          (C) consents to the appointment of a custodian of it or for all or substantially all of its property,
          (D) makes a general assignment for the benefit of its creditors, or
          (E) generally is not paying its debts as they become due;

          (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
          (A) is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary in an involuntary case;
          (B) appoints a custodian of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or
          (C) orders the liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary;
     and the order or decree remains unstayed and in effect for 60 consecutive days.
     In the event of any Event of Default specified in clause (5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:
          (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;
          (2) the Holders thereof have rescinded or waived the acceleration in writing, notice or action (as the case may be) giving rise to such Event of Default; or
          (3) the default that is the basis for such Event of Default has been cured.
Section 6.02. Acceleration.
     In the case of an Event of Default specified in Section 6.01(9) or Section 6.01(10) hereof, with respect to the Issuer or any Significant Subsidiary of the Issuer (or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Issuer specifying the Event of Default. Upon any such declaration, the Notes shall become due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.
Section 6.03. Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, and interest, if any, on, the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04. Waiver of Past Defaults.
     The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder or under the Security Documents, except a continuing Default or Event of Default in the payment of interest, if any, on, premium, if any, on, or the principal of, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration (provided such rescission would not conflict with any judgment of a court of competent jurisdiction). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05. Control by Majority.
     Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that may involve the Trustee in personal liability.
Section 6.06. Limitation on Suits.
     No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless each of the following conditions is met:
          (1) the Holder gives the Trustee written notice of a continuing Event of Default;
          (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;
          (3) such Holder or Holders offer the Trustee indemnity, security or prefunding reasonably satisfactory to the Trustee against any costs, loss, liability or expense;
          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
          (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.
     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders).

Section 6.07. Rights of Holders of Notes to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest on, such Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of a Security Document upon any property subject to such Lien.
Section 6.08. Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09. Trustee May File Proofs of Claim.
     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for such compensation as agreed to among the parties in writing, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee or in connection with this Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee or in connection with this Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.
     Subject to the provisions of the Collateral Trust Agreement, the Intercreditor Agreement and the ABL Intercreditor Agreement, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
          First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, if any, respectively; and
          Third: to the Issuers or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.
     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs, fees and expenses of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01. Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
          (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied duties, covenants or obligations shall be read into this Indenture against the Trustee; and
          (2) in the absence of willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (c) The Trustee may not be relieved from liabilities for any gross negligence in acting or failing to act, or its own willful misconduct, except that:
          (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
          (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer; and
          (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it under this Indenture.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     (g) Delivery of any reports, information and documents to the Trustee, including pursuant to Section 4.03, is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants pursuant to Article 4 (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 7.02. Rights of Trustee.
     (a) The Trustee may conclusively rely upon and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
     (b) Before the Trustee acts or refrains from acting, it shall require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of the Issuers.
     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by the Trustee in compliance with such request or direction.
     (g) The Trustee may employ or retain accountants, appraisers or other experts or advisers as it may reasonably require for purposes of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the party of any of them.
     (h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damages of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
     (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
     (l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
     (m) The Trustee and the Collateral Trustee shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any Security Documents, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, any Security Documents or any other agreement, instrument or document, (iii) the creation, perfection or priority of any Lien purported to be created by the Security Documents, (iv) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in any Security Documents, other than to confirm receipt of items expressly required to be delivered to the Collateral Trustee.
     The provisions of this Section 7.02 shall survive satisfaction and discharge or the termination, for any reason, of this Indenture and the resignation and/or removal of the Trustee.

Section 7.03. Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04. Trustee’s Disclaimer.
     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuer’s or the Co-Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee acting in such capacity, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05. Notice of Defaults.
     If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06. Reports by Trustee to Holders of the Notes.
     (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that contains the information that would be required by TIA §313(a) as if the TIA applied to this Indenture (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will provide Holders of the Notes with the information that would be required by TIA §313(b)(2) as if the TIA applied to this Indenture. The Trustee will also transmit by mail all reports that would be required by TIA §313(c) as if the TIA applied to this Indenture.
     (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed. The Issuers will promptly notify the Trustee in writing when the Notes are listed or delisted from any stock exchange.
Section 7.07. Compensation and Indemnity.
     (a) The Issuers will pay to the Trustee compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all disbursements, advances, fees and expenses incurred or made by it in addition to the compensation for its services as agreed to among the parties in writing. Such expenses will include the compensation, disbursements and expenses of the Trustee’s agents and counsel.

     (b) The Issuers and the Guarantors will indemnify the Trustee and each of its officers, directors, employees and agents against any and all losses, liabilities, damages, claims, fees, costs or expenses (including, without limitation, reasonable attorney’s fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses, including those of any third party agent or expert, of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its willful misconduct or negligence. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. Notwithstanding anything in this Indenture to the contrary, the Issuers need not reimburse any expense or indemnity against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.
     (c) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
     (d) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     (e) The Trustee will comply with the provisions of TIA §313(b)(2) as if the TIA applied to this Indenture.
     (f) The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.
Section 7.08. Replacement of Trustee.
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing not less than thirty (30) days prior to the effective date of such removal. The Issuers may remove the Trustee if:
     (1) the Trustee knowingly fails to comply with Section 7.10 hereof;
     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (3) a custodian or public officer takes charge of the Trustee or its property; or

     (4) the Trustee becomes incapable of acting.
     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may, at the expense of the Issuers, petition any court of competent jurisdiction at the expense of the Issuers for the appointment of a successor Trustee.
     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition at the expense of the Issuers any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
Section 7.09. Successor Trustee by Merger, etc.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.10. Eligibility; Disqualification.
     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
     This Indenture will always have a Trustee who would satisfy the requirements of TIA §310(a)(1), (2) and (5) and will comply with TIA §310(b).
Section 7.11. Preferential Collection of Claims Against the Issuers.
     The Trustee shall comply with the provisions of TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall behave as if TIA §311(a) applied to this Indenture.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.
     The Issuer may at any time, at the option of the Issuer’s or Parent’s Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02. Legal Defeasance and Discharge.
     Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) and cure all then existing Events of Default on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on written demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same, except for the following provisions which will survive until otherwise terminated or discharged hereunder:
     (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
     (2) Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02 hereof;
     (3) the rights, powers, trusts, duties, indemnifications and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith;
     (4) this Article 8; and
     (5) the optional redemption provisions of this Indenture to the extent that Legal Defeasance is to be effected together with a redemption.
     Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03. Covenant Defeasance.
     Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.19, 4.20 and 4.21 hereof and Section 5.01(a)(3) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders

(and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (6), (7) and (8) hereof will not constitute Events of Default.
Section 8.04. Conditions to Legal or Covenant Defeasance.
     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
     (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;
     (2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions:
     (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or
     (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);
     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of their respective Subsidiaries are parties or by which the Issuers or any of their respective Subsidiaries are bound (other than that resulting with respect to any Indebtedness being defeased from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens in connection therewith);
     (6) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others;
     (7) if the Notes are to be redeemed prior to their Stated Maturity, the Issuers must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and
     (8) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been fully complied with and satisfied.

Section 8.05.	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either of the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
     The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
     The Collateral will be released from the Lien securing the Notes upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions of this Article 8.
Section 8.06. Repayment to Issuer or Co-Issuer.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or the Co-Issuer, in trust for the payment of the principal of, premium on, if any, and interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, and interest, if any, has become due and payable shall be paid to the Issuer or the Co-Issuer on their written request or (if then held by the Issuer or the Co-Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer or the Co-Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or Co-Issuer as trustee thereof, will thereupon cease.
Section 8.07. Reinstatement.
     If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium on, if any, and interest, on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01. Without Consent of Holders of Notes.
     Notwithstanding Section 9.02 hereof, without notice to or the consent of any Holder of Notes, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees or the Security Documents:
     (1) to cure any ambiguity, omission, mistake, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to provide for the assumption of the Issuers’ or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to either of the Issuers or such Guarantor pursuant to Article 5 or Article 10 hereof;
     (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder in any material respect;

     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
     (6) to comply with Section 4.17 hereof;
     (7) to conform the text of this Indenture, the Notes, the Note Guarantees or any Security Document to any provision of the “Description of First Lien Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of First Lien Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees or any Security Document, which intent may be evidenced by an Officers’ Certificate to that effect;
     (8) to evidence and provide for the acceptance of appointment by a successor Trustee, provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture, or evidence and provide for a successor or replacement Collateral Trustee under the Security Documents;
     (9) to provide for the issuance of Additional Notes and related Guarantees (and the grant of security for the benefit of the Additional Notes and related Guarantees) in accordance with the terms of this Indenture and the Collateral Trust Agreement;
     (10) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;
     (11) to grant any Lien for the benefit of the Holders of any future Subordinated Lien Debt or any present or future Second Lien Debt in accordance with the terms of this Indenture and the Collateral Trust Agreement;
     (12) to add additional secured parties to the extent Liens securing obligations held by such parties are permitted under this Indenture;
     (13) to mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Trustee for the benefit of the Trustee and the Holders of the Notes as additional security for the payment and performance of the Issuers’ and any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Collateral Trustee in accordance with the terms of this Indenture or otherwise;
     (14) to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of this Indenture and the relevant Security Document;
     (15) to provide for a reduction in the minimum denominations of the Notes;
     (16) to add a Guarantor or other guarantor under this Indenture or release a Guarantor in accordance with the terms of this Indenture;

     (17) to add covenants for the benefit of the Holders or surrender any right or power conferred upon the Issuers or any Guarantor;
     (18) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes, provided that compliance with this Indenture as so amended may not result in Notes being transferred in violation of the Securities Act or any applicable securities laws;
     (19) to provide for the assumption by one or more successors of the obligations of any of the Guarantors under this Indenture and the Note Guarantees;
     (20) to provide for the issuance of exchange notes in accordance with the terms of this Indenture;
     (21) to comply with the rules of any applicable securities depositary;
     (22) to make any change not adverse to the Holders of Notes in any material respect in order to provide for and effectuate a Fertilizer Business Event Offer; or
     (23) to make any change not adverse to the Holders of Notes in any material respect in order to facilitate entry into the ABL Credit Facility, including changes to the ABL Intercreditor Agreement attached as Exhibit H to this Indenture.
     Upon the request of the Issuer accompanied by a resolution of the Issuer’s, or Parent’s Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents set forth in Section 7.02 hereof (including but not limited to an Opinion of Counsel), the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02. With Consent of Holders of Notes.
     Except as otherwise provided in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10, 4.14 and 4.19 hereof) and the Notes, the Note Guarantees and the Security Documents relating to the Notes (subject to compliance with the Collateral Trust Agreement and the Intercreditor Agreement) with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, and interest on, if any, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes, the Note Guarantees or the Security Documents relating to the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

     Upon the request of the Issuer accompanied by a resolution of the Issuer’s or Parent’s Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents set forth in Section 7.02 hereof (including but not limited to an Opinion of Counsel), the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
     It is not necessary for the consent of the Holders of Notes under this Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will promptly mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (1) reduce the percentage of the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or change the Stated Maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes (except as provided in the first paragraph of this Section 9.02 with respect to Sections 3.09, 4.10, 4.14 and 4.19 hereof);
     (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;
     (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
     (5) make any Note payable in money other than U.S. dollars;
     (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;
     (7) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture or the Note Guarantees;
     (8) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or the Note Guarantees;

     (9) amend, change or modify the obligation of the Issuers to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.10 after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.14 after such Change of Control has occurred, or the obligation of the Issuers to make and consummate a Fertilizer Business Event Offer in the event of a Fertilizer Business Event in accordance with Section 4.19 after such Fertilizer Business Event has occurred, including, in each case, amending, changing or modifying any definition relating thereto; or
     (10) make any change in the amendment and waiver provisions, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.
     Any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (but only to the extent any such consent is required under the Collateral Trust Agreement and the Intercreditor Agreement). Notwithstanding anything to the contrary herein, a Fertilizer Business Event shall not be deemed the release of all or substantially all of the Collateral.
Section 9.03. [RESERVED].
Section 9.04. Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
Section 9.05. Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers, in exchange for all Notes, may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.
     The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental indenture until the Board of Directors of the Issuer or Parent approves it. In executing any amended or supplemental indenture under Article 9, the Trustee will receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 10
COLLATERAL AND SECURITY
Section 10.01. Equal and Ratable Sharing of Collateral by Holders of Second Lien Debt.
     Notwithstanding: (1) anything to the contrary contained in the Security Documents; (2) the time of incurrence of any Series of Second Lien Debt; (3) the order or method of attachment or perfection of any Lien securing any Series of Second Lien Debt; (4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Liens securing any Series of Second Lien Debt; (5) the time of taking possession or control over any Collateral securing any Series of Second Lien Debt; (6) that any second-priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (7) the rules for determining priority under any law governing relative priorities of Liens, all second-priority Liens granted at any time by the Issuers or any Guarantor will secure, equally and ratably, all present and future Second Lien Obligations of the Issuers or such Guarantor, as the case may be, as more fully specified in the Collateral Trust Agreement.
     The foregoing provision is intended for the benefit of, and will be enforceable by, each present and future holder of Second Lien Obligations, each present and future Second Lien Representative and the Collateral Trustee, as a holder of second-priority Liens, in each case, as a party to the Collateral Trust Agreement or as a third party beneficiary thereof.
Section 10.02. Ranking of Subordinated Liens.
     The Subordinated Lien Documents, if any, shall require that, notwithstanding: (1) anything to the contrary contained in the Security Documents; (2) the time of incurrence of any Series of Subordinated Lien Debt; (3) the order or method of attachment or perfection of any Liens securing any Series of Subordinated Lien Debt; (4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral; (5) the time of taking possession or control over any Collateral securing any series of Subordinated Lien Debt; (6) that any second-priority Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (7) the rules for determining priority under any law governing relative priorities of Liens, all Liens securing Subordinated Lien Obligations at any time granted by the Issuers or any Guarantor will be subject and subordinate to all second-priority Liens securing all present and future Second Lien Obligations of the Issuers or such Guarantor, as the case may be, as more fully specified in the Collateral Trust Agreement and the Intercreditor Agreement.
     The Subordinated Lien Documents, if any, shall provide that the foregoing provision is intended for the benefit of, and will be enforceable by, each present and future holder of Second Lien Obligations, each present and future Second Lien Representative and the Collateral Trustee as a holder of second-priority Liens, in each case, as a party to the Collateral Trust Agreement and the Intercreditor Agreement, or as a third party beneficiary thereof.
Section 10.03. Release of Liens in Respect of Notes.
     The Collateral Trustee’s Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will terminate automatically and be discharged:
     (1) upon satisfaction and discharge of this Indenture as set forth under Article 12 hereof;
     (2) in whole, upon (a) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (b) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;
     (3) as to any Collateral that is sold, transferred or otherwise disposed of by the Issuers or any Guarantor (including indirectly, by way of a sale or other disposition of Capital Stock of a Guarantor) to a Person that is not (either before or after such sale, transfer or disposition) one of the Issuers or a Restricted Subsidiary of the Issuer in a transaction or other circumstance that is not prohibited by either the “Asset Sale” provisions of this Indenture or by the terms of any applicable Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the collateral trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 hereof;
     (4) as to less than all or substantially all of the Collateral, if consent to the release of all second-priority Liens (or, at any time after the Discharge of Second Lien Obligations, consent to the release of all subordinated Liens) on such Collateral has been given by an Act of Required Debtholders;
     (5) as to all or substantially all of the Collateral, if (a) release of that Collateral is permitted under each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents, and (b) the Issuer has delivered an Officers’ Certificate to the collateral trustee certifying that all requirements for such release have been complied with;
     (6) if and to the extent (a) required by all Series of Secured Debt at the time outstanding or (b) upon request of the Issuer, if such release is permitted for all Series of Secured Debt at the time outstanding without the consent of the holders thereof, in each case as provided for in the applicable Secured Debt Documents;
     (7) upon a Legal Defeasance or Covenant Defeasance of the Notes as set forth under Article 8 hereof;

     (8) upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged;
     (9) upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary as set forth under Article 4 hereof, but only in respect of any Collateral owned by such Subsidiary;
     (10) upon a Fertilizer Business Event, but only in respect of any Collateral sold, assigned, transferred, conveyed, leased or disposed of in connection with such Fertilizer Business Event; or
     (11) in whole or in part, with the consent of the Holders of the requisite percentage of Notes as set forth under Article 9 hereof.
Section 10.04. Relative Rights.
     Nothing in the Note Documents shall:
     (1) impair, as between the Issuers and the Holders of the Notes, the obligation of the Issuers to pay principal, interest or premium, if any, on the Notes in accordance with their terms or any other obligation of the Issuers or any Guarantor under the Note Documents;
     (2) affect the relative rights of Holders of Notes as against any other creditors of the Issuers or any Guarantor (other than as expressly specified in the Collateral Trust Agreement or the Intercreditor Agreement or, during an ABL Credit Facility Trigger Period, the ABL Intercreditor Agreement);
     (3) restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not the right to enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the Collateral Trust Agreement or the Intercreditor Agreement or, during an ABL Credit Facility Trigger Period, the ABL Intercreditor Agreement);
     (4) restrict or prevent any Holder of Notes or other Second Lien Obligations, the Trustee, the Collateral Trustee or any other person from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the Collateral Trust Agreement or the Intercreditor Agreement, during an ABL Credit Facility Trigger Period, the ABL Intercreditor Agreement; or
     (5) restrict or prevent any Holder of Notes or other Second Lien Obligations, the Trustee, the Collateral Trustee or any other person from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically restricted or prohibited by the Collateral Trust Agreement or the Intercreditor Agreement, during an ABL Credit Facility Trigger Period, the ABL Intercreditor Agreement.
     The Issuers and each of the Guarantors may, subject to compliance with the provisions of this Indenture, but without release or consent of the Trustee or the Collateral Trustee or any holder of Second Lien Obligations, conduct ordinary course activities with respect to the Collateral.

Section 10.05. [RESERVED].
Section 10.06. Collateral Trustee.
     (a) The Issuers have appointed Wells Fargo Bank, National Association to serve as the Collateral Trustee for the benefit of the holders of:
     (1) the Notes;
     (2) all other Second Lien Obligations outstanding from time to time; and
     (3) all Subordinated Lien Obligations outstanding from time to time.
     (b) The Collateral Trustee will hold (directly or through co-trustees or agents), and will be entitled to enforce on behalf of the holders of Second Lien Obligations and Subordinated Lien Obligations, and shall be granted all Liens on the Collateral created by the Security Documents, subject to the provisions of the Intercreditor Agreement and the Collateral Trust Agreement.
     (c) Except as provided in the Collateral Trust Agreement and the Intercreditor Agreement or as directed by an Act of Required Lien Debtholders in accordance with the Collateral Trust Agreement and the Intercreditor Agreement, the Collateral Trustee will not be obligated:
     (1) to act upon directions purported to be delivered to it by any Person;
     (2) to foreclose upon or otherwise enforce any Lien; or
     (3) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.
     (d) Each Holder hereby authorizes and directs the Trustee and Collateral Trustee to act pursuant to the Security Documents.
Section 10.07. Further Assurances.
     The Issuers and each of the Guarantors (including such Guarantors created or acquired after the date of this Indenture that have executed a supplemental indenture pursuant to Section 4.17 hereof) shall do or cause to be done all acts and things that may be reasonably required (including the filing of any continuation financing statements and any amendments to financing statements), or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Obligations under the Note Documents, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as and to the extent contemplated by, and with the Lien priority required under, the Note Documents.
Section 10.08. Insurance.
     (a) The Issuers and the Guarantors shall:
     (1) keep their properties insured and maintain such general liability, automobile liability, workers’ compensation / employers’ liability, property casualty insurance and any excess umbrella or other coverage related to any of the foregoing as is customary for companies in the same or similar businesses operating in the same or similar locations;
     (2) maintain such other insurance as may be required by law; and
     (3) maintain such other insurance as may be required by the Security Documents relating to the Notes.
     (b) Upon the request of the Trustee or the Collateral Trustee, the Issuers and the Guarantors shall furnish to the Trustee or Collateral Trustee full information as to their property and liability insurance carriers. The Issuers shall (x) provide the Trustee and the Collateral Trustee with notice of cancellation or modification with respect to its property and casualty policies before the effective date of such cancellation or modification and (y) name the Trustee or Collateral Trustee as a co-loss payee and/or lender loss payee on property and casualty policies and as an additional insured as its interests may appear on the liability policies listed in clause (1) of Section 10.08(a).
Section 10.09. Real Property.
     (a) The Issuers shall deliver to the Initial Purchasers, the Trustee and the Collateral Trustee within 90 days of the date of this Indenture; provided, however that if the Issuers are unable to do so within 90 days following the date of this Indenture, the Issuers will use commercially reasonable efforts to do so as soon as practicable thereafter, with respect to each real property asset owned or leased by the Issuers or any Guarantor listed on Exhibit G attached hereto (the “Mortgaged Property”), the following:
     (1) fully executed and notarized mortgages and deeds of trust, assignments of rents, pledge and security agreements and fixture filings (each, a “Mortgage”) encumbering the real property of the Issuers or any of the Guarantors in each such Mortgaged Property, together with such UCC-1 financing statements or other fixture filings as the Collateral Trustee shall reasonably deem appropriate with respect to such Mortgaged Property;
     (2) evidence that counterparts of the Mortgage (and such other documents referenced in clause (1) this Section 10.09(a)) for each Mortgaged Property have been filed or recorded (or are in form suitable for filing or recording) in all filing or recording offices that the Collateral Trustee may deem reasonably necessary or desirable in order to create a valid and subsisting Lien on the property described therein in favor of the Collateral Trustee for its benefit and for the benefit of the Trustee and the Holders of the Notes;
     (3) a fully paid pro forma title insurance policy (each, a “Mortgage Policy/ies”) for each Mortgaged Property (except for those portions of the Mortgaged Properties constituting the pipeline system), which shall include only those endorsements that the Issuers are able to obtain at either (i) no cost or (ii) at a nominal cost, and shall provide for affirmative insurance as the Initial Purchasers may reasonably request and which, upon the recording of the Mortgages, will insure the Mortgages to be valid and subsisting Liens on the Mortgaged Property described therein, free and clear of all material Liens, except Permitted Liens;
     (4) a written opinion from local counsel in each state in which Mortgaged Property is located with respect to due authorization, enforceability, execution, delivery, creation, perfection and payment of mortgage tax with respect to the applicable Mortgage and any related fixture filings, in customary form and substance and subject to customary assumptions, limitations and qualifications, reasonably satisfactory to the Collateral Trustee;

     (5) all existing surveys and no change affidavits as may be reasonably required to cause the title company to issue the Mortgage Policy/ies required pursuant to clause (3) above;
     (6) with respect to the Mortgaged Property, such consents or approvals, as necessary to consummate the transactions or as shall reasonably be deemed necessary by the Initial Purchasers in order for the owner of such Mortgaged Property to grant the lien contemplated by the Mortgage;
     (7) with respect to each Mortgaged Property, such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the title insurance company to issue the Mortgage Policy/ies and endorsements contemplated above;
     (8) evidence reasonably acceptable to the Initial Purchasers, the Collateral Trustee and the Trustee of payment by the Issuers of all Mortgage Policy premiums, search and examination charges escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages, fixture filings and issuance of the Mortgage Policies referred to above;
     (9) with respect to each Mortgaged Property, a flood hazard determination and, if the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), flood insurance, in favor of each of the Collateral Trustees for and for the benefit of the Trustee and the Holders of the Notes, to the extent (including with respect to amounts) required in order to comply with applicable law; and
     (10) with respect to each Mortgaged Property (except for those portions of the Mortgaged Properties constituting the pipeline system), a zoning report issued by the Planning and Zoning Resource Corporation.
     (b) Following the acquisition by the Issuers or any Guarantor of any fee, leasehold or otherwise held interest in real property that is not an Excluded Asset (each, an “After-Acquired Property”), to the extent the Issuer or such Guarantor is required to grant a Mortgage with respect to such After-Acquired Property under the First Priority Credit Facility, the Issuers or such Guarantor that owns such After-Acquired Property shall use commercially reasonable efforts to execute and deliver to the Collateral Trustee (within 90 days after the acquisition of such After-Acquired Property) a Mortgage, and to the extent provided under the First Priority Credit Facility, the other items set forth in clauses (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10) of clause (a) of this Section 10.09 relating to such After-Acquired Property mutatis mutandis, and thereupon such After-Acquired Property shall be Collateral to the extent purported to be subject to the Lien of any such Mortgage.
Section 10.10. Control Agreements.
     The Issuers shall use their best efforts to (i) deliver to the Initial Purchasers, the Trustee and the Collateral Trustee within 90 days of the date of this Indenture an agreement or agreements granting the First Lien Collateral Trustee control of the deposit accounts listed on Schedule 4.4A to that certain second lien pledge and security agreement dated as of date hereof (the “Security Agreement”) (other than Exempt Deposit Accounts (as defined in the Security Agreement)) and (ii) deliver to the Initial Purchasers, the Trustee and the Collateral Trustee, concurrently with the execution of such agreement or agreements, a legal opinion of counsel to the effect that such agreement or agreements are enforceable.

ARTICLE 11
NOTE GUARANTEES
Section 11.01. Guarantee.
     (a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to the Trustee and its successors and assigns and to each Holder of a Note authenticated and delivered by the Trustee, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:
     (1) the principal of, premium on, if any, and interest, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any, on, the Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the

Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders and/or the Trustee under the Note Guarantee. Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by the Trustee in enforcing any rights under this Section 11.01.
Section 11.02. Limitation on Guarantor Liability.
     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer, fraudulent conveyance or fraudulent obligation for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer, fraudulent conveyance or fraudulent obligation.
Section 11.03. Execution and Delivery of Note Guarantee.
     To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.
     Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
     If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
     The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
Section 11.04. Guarantors May Consolidate, etc., on Certain Terms.
     (a) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuers or another Guarantor, unless:
     (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

     (2) either:
     (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) (i) is organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that the provisions set forth in this clause (i) shall not apply if such Guarantor is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia) and (ii) assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Security Documents related to the Notes pursuant to a supplemental indenture satisfactory to the Trustee; or
     (B) in the case of a Subsidiary Guarantor, such sale or other disposition or consolidation or merger complies with Section 4.10 hereof.
     (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
     (c) Notwithstanding the foregoing, any Guarantor may (i) merge with the Issuer or a Restricted Subsidiary of the Issuer or another Guarantor solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (ii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Guarantor, in each case without regard to the requirements set forth in clause (1) of Section 11.04(a) hereof.
     (d) In addition, a Fertilizer Business Event shall not be deemed the sale, disposition or transfer of “all or substantially all” of the properties and assets of any Guarantor.
Section 11.05. Releases.
     (a) The Note Guarantee of any direct or indirect parent of the Issuer will automatically and unconditionally be released without the need for any further action by any party upon written notice from the Issuer to the Trustee (1) if such entity is not a Guarantor of the First Lien Credit Facility, or (2) if such Guarantor merges or consolidates with, or transfers all or substantially all of its assets to, the Issuer to another Guarantor, or (3) upon Legal Defeasance or Covenant Defeasance of the Notes or (4) upon satisfaction and discharge of the Notes. The Note Guarantee of a Subsidiary Guarantor will automatically and unconditionally be released without the need for any action by any party:
     (1) in connection with any sale or other disposition of Capital Stock of a Subsidiary Guarantor (including by way of consolidation or merger or otherwise) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Issuer, such that, immediately after giving effect to such transaction, such Guarantor would no longer constitute a Subsidiary of the Issuer, if the sale of such Capital Stock of that Subsidiary Guarantor complies with Section 4.07 and Section 4.10;
     (2) in connection with the merger or consolidation of a Subsidiary Guarantor with the Issuer or any other Subsidiary Guarantor;
     (3) in the event of the release of the guarantee under the First Lien Credit Facility or an ABL Credit Facility of a Subsidiary Guarantor that is not (A) a Wholly Owned Domestic Subsidiary or (B) a Restricted Subsidiary that guarantees Indebtedness of the Issuer or any Subsidiary Guarantor;
     (4) if the Issuer properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary under this Indenture;
     (5) upon the Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture;
     (6) solely in the case of a Note Guarantee created pursuant to Section 4.17(b), upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 4.17(b), except a discharge or release by or as a result of payment under such Guarantee;
     (7) upon a liquidation or dissolution of a Subsidiary Guarantor permitted under this Indenture; or
     (8) with respect to any Subsidiary Guarantor that directly or indirectly owns or operates the fertilizer business, in connection with a Fertilizer Business Event.
     (b) The Note Guarantee of any Subsidiary Guarantor will be released in connection with a sale of all of the assets of such Subsidiary Guarantor in a transaction that complies with the conditions set forth in Section 11.04.
     (c) Notwithstanding any other provision in this Indenture, any Guarantor may be liquidated at any time, so long as all assets owned by such entity which constitute Collateral remain Collateral owned by the Issuers or a Guarantor following any such liquidation.
     (d) Upon the release of a Guarantee in accordance with the terms of this Section 11.05, all Collateral owned by the related Guarantor will also be automatically released.
     (e) Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12
SATISFACTION AND DISCHARGE
Section 12.01. Satisfaction and Discharge.
     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
     (1) either:
     (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or
     (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
     (2) no Default or Event of Default shall have occurred and be continuing (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture and the Notes issued thereunder on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which either of the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than any such default resulting from any borrowing of funds to be applied to make the deposit and any similar simultaneous deposit relating to other Indebtedness, and the granting of Liens in connection therewith);
     (3) the Issuers have or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture and not provided for by the deposit required by clause 1(b) above; and
     (4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
     In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections

12.02, 8.06 and 7.02 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 12.02. Application of Trust Money.
     Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuers have made any payment of principal of, premium on, if any, and interest, if any, on, any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 13
MISCELLANEOUS
Section 13.01. [RESERVED].
Section 13.02. Notices.
     Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), electronic mailing, facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuers and/or any Guarantor:
Coffeyville Resources, LLC
c/o CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Telephone: 281-207-3200
Fax: 281-207-3501
Attention: Edward A. Morgan, Chief Financial Officer and Treasurer
with a copy to:
Edmund S. Gross
Senior Vice President, General Counsel and Secretary
CVR Energy, Inc.

10 East Cambridge Circle, Suite #250
Kansas City, Kansas 66103
If to the Trustee:
Wells Fargo Bank, National Association
Corporate Trust Services
45 Broadway, 14th Floor
New York, New York 10006
Fax: (212) 515-1589
Attention: Corporate Trust Services — Administrator Coffeyville Resources, LLC
     The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted electronically or by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent that would be required by the TIA if the TIA applied to this Indenture. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Issuers mail a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
Section 13.03. Communication by Holders of Notes with Other Holders of Notes.
     Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).
Section 13.04. Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers, as applicable, shall furnish to the Trustee:
     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been fully complied with and satisfied; and

     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been fully complied with and satisfied.
Section 13.05. Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been fully complied with and satisfied.
Section 13.06. Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.07. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.
     No director, officer, employee, incorporator or stockholder of either of the Issuers or any Guarantor, as such, or of Parent or any other direct or indirect parent of the Issuer, shall have any liability for any obligations of either of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 13.08. Governing Law; Waiver of Jury Trial.
     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING

OUT OF OR RELATING TO THIS INDENTURE AND ANY OF THE NOTES, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS INDENTURE SHALL AFFECT ANY RIGHT THAT THE TRUSTEE, AGENT, OR HOLDER ANY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS INDENTURE AGAINST THE COMPANY OR ANY GUARANTOR OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION TO ENFORCE ANY JUDGMENT, ORDER OR PROCESS ENTERED BY SUCH COURTS SITUATE WITHIN THE STATE OF NEW YORK OR TO ENJOIN ANY VIOLATIONS HEREOF OR FOR RELIEF ANCILLARY HERETO OR OTHERWISE TO COLLECT ON LOANS OR ENFORCE THE PAYMENT OF ANY NOTES OR TO ENFORCE, PROTECT OR MAINTAIN THEIR RIGHTS AND CLAIMS OR FOR ANY OTHER LAWFUL PURPOSE. THE COMPANY AND EACH GUARANTOR FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST EITHER TRUSTEE, AGENT OR ANY HOLDER, IF BROUGHT BY THE COMPANY OR ANY GUARANTOR, SHALL BE BROUGHT ONLY IN NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.
     EACH OF THE COMPANY AND EACH GUARANTOR PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.08.
Section 13.09. No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 13.10. Successors.
     All agreements of the Issuers in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.11. Severability.
     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 13.12. Counterpart Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 13.13. Table of Contents, Headings, etc.
     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 13.14. Conflicts with the Collateral Trust Agreement, the Intercreditor Agreement or
with the ABL Intercreditor Agreement.
     In the event of any conflict between the provisions of the Collateral Trust Agreement or the Intercreditor Agreement and the provisions of this Indenture, the provisions of the Collateral Trust Agreement or the Intercreditor Agreement shall govern and control, or, during an ABL Credit Facility Trigger Period, in the event of any conflict between the provisions of the ABL Intercreditor Agreement and the provisions of this Indenture, the provisions of the ABL Intercreditor Agreement shall govern and control.
Section 13.15. USA PATRIOT Act.
     The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.
Section 13.16. Force Majeure.
     In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following page]

SIGNATURES
Dated as of April 6, 2010

COFFEYVILLE RESOURCES, LLC
By:	/s/ Edward A. Morgan
	Name:	Edward A. Morgan
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE FINANCE INC.
By:	/s/ Edward A. Morgan
	Name:	Edward A. Morgan
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE NITROGEN FERTILIZERS, INC.
COFFEYVILLE REFINING & MARKETING, INC.
COFFEYVILLE CRUDE TRANSPORTATION, INC.
COFFEYVILLE TERMINAL, INC.
COFFEYVILLE PIPELINE, INC.
CL JV HOLDINGS, LLC
CVR SPECIAL GP, LLC
COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC
COFFEYVILLE RESOURCES TERMINAL, LLC
COFFEYVILLE RESOURCES PIPELINE, LLC
COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC

By:	/s/ Edward A. Morgan
	Name:	Edward A. Morgan
	Title:	Chief Financial Officer and Treasurer

CVR PARTNERS, LP
By: CVR GP, LLC
By:	/s/ Edward A. Morgan
	Name:	Edward A. Morgan
	Title:	Chief Financial Officer and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

[Face of Note]
CUSIP
ISIN
10 7/8% Second Lien Senior Secured Notes due 2017

No.	$
COFFEYVILLE RESOURCES, LLC
COFFEYVILLE FINANCE INC.
promises to pay to Cede & Co. or registered assigns,
the principal sum of                                                                                   DOLLARS, [, as revised by the Schedule of Exchanges of Interest in the Global Note attached hereto,] on April 1, 2017.
Interest Payment Dates: April 1 and October 1
Record Dates: March 15 and September 15

COFFEYVILLE RESOURCES, LLC
By:
Name:
Title:

COFFEYVILLE FINANCE INC.
By:
Name:
Title:

A1-1

This is one of the Notes referred to in the within-mentioned Indenture: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

Dated:                     , 20

A1-1

[Back of Note]
10 7/8% Second Lien Senior Secured Notes due 2017
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. Coffeyville Resources, LLC, a Delaware limited liability company (the “Issuer”), and Coffeyville Finance Inc., a Delaware corporation (the “Co-Issuer” and together with the Issuer, the “Issuers”), promise to pay or cause to be paid interest on the principal amount of this Note at 10 7/8% per annum from April 6, 2010 until maturity. The Issuers will pay interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be October 1, 2010. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
     (2) Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Issuer, the Co-Issuer or any of their respective Subsidiaries may act as Paying Agent or Registrar.

A1-2

     (4) Indenture. The Issuers issued the Notes under an Indenture dated as of April 6, 2010 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
     (5) Optional Redemption.
     (a) At any time prior to April 1, 2013, the Issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (together with any Additional Notes), upon not less than 30 nor more than 60 days’ notice, at a redemption price of 110.875% of the principal amount thereof, plus accrued and unpaid interest thereon, to the applicable redemption date, with all or a portion of the net cash proceeds of one or more Qualified Equity Offerings; provided that:
     (A) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers and their respective Subsidiaries); and
     (B) the redemption must occur within 90 days of the date of the closing of such Qualified Equity Offering.
     (b) At any time prior to April 1, 2013, the Issuers may, on any one or more occasions, redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest thereon to, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
     (c) Except pursuant to the two preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to April 1, 2013.
     (d) On or after April 1, 2013, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on April 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2013	108.156%
2014	105.438%
2015	102.719%
2016 and thereafter	100.000%
Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

A1-3

     (6) Mandatory Redemption. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (7) Repurchase at the Option of Holder.
     (a) If there is a Change of Control, the Issuers will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control (or prior to the Change of Control if a definitive agreement is in place for the Change of Control), the Issuers will send a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
     (b) If the Issuer or a Restricted Subsidiary of the Issuer consummates any Asset Sales, within 10 Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $35.0 million, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Second Lien Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets in accordance with the Indenture to purchase the maximum principal amount of Notes and such other Second Lien Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Second Lien Debt tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other Second Lien Debt to be purchased on a pro rata basis, based on the amounts tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Issuer may satisfy the foregoing obligation with respect to any Net Proceeds prior to the expiration of the relevant 365 day period (as such period may be extended in accordance with the Indenture) or with respect to Excess Proceeds of $35.0 million or less Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
     (c) If a Fertilizer Business Event occurs, the Issuers will be required to make an offer to all Holders of Notes and all holders of First Lien Notes (a “Fertilizer Business Event Offer”) to purchase an aggregate principal amount of Notes and First Lien Notes equal to the Fertilizer Business Repurchase Obligation Amount. The “Fertilizer Business Repurchase Obligation Amount” shall be equal to the greater of (x) (A) $100.0 million, if less than 50% of the Capital Stock or consolidated assets of the nitrogen fertilizer business are the subject of such Fertilizer Business Event or (B) $150.0 million, if 50% or more of the Capital Stock or consolidated assets of the nitrogen fertilizer business are the subject of such Fertilizer Business Event; and (y) the aggregate principal amount of Notes and First Lien Notes outstanding on the date of the Fertilizer Business Event multiplied by a fraction, the numerator of which is the Consolidated Cash Flow of the nitrogen fertilizer business and the denominator of which is the Consolidated Cash Flow of the Issuer (without giving pro forma effect for the Fertilizer Business Event), in both cases calcu

A1-4

lated using financial statements for the most recently ended four full fiscal quarters for which financial statements are publicly available preceding the date of such Fertilizer Business Event. The Fertilizer Business Event Offer shall be made to all Holders of Notes and First Lien Notes. The offer price (a “Fertilizer Business Event Payment”) for the Notes and the First Lien Notes will be equal to 103% of the principal amount of the Notes and the First Lien Notes purchased, plus accrued and unpaid interest on the Notes and the First Lien Notes to the date of purchase, and will be payable in cash. Within 45 days following any Fertilizer Business Event (or prior to the Fertilizer Business Event if a definitive agreement is in place for the Fertilizer Business Event), the Issuers will send a notice to each Holder of Notes and First Lien Notes electronically or by first class mail at its registered address or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Fertilizer Business Event and offering to repurchase Notes and First Lien Notes, as applicable, on a date (the “Fertilizer Business Event Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.
     (8) Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Issuers will send electronically, mail, or cause to be mailed, by first class mail, or provide in accordance with the procedures of the Depositary a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Redemptions may be subject to one or more conditions.
     (9) Denominations, Transfer, Exchange. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 30 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date or tendered and not withdrawn in connection with a Change of Control Offer, Asset Sale Offer or Fertilizer Business Event Offer.
     (10) Security. The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Collateral Trustee holds the Collateral in trust for the benefit of the Trustee and the Holders of the Notes pursuant to the Security Documents. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Trustee and/or the Collateral Trustee, as applicable, to enter into the Security Documents, and to perform their respective obligations and exercise their respective rights thereunder in accordance therewith.

A1-5

     (11) Persons Deemed Owners. The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
     (12) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees or the Security Documents relating to the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes, the Note Guarantees or the Security Documents relating to the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes, the Note Guarantees or the Security Documents relating to the Notes may be amended or supplemented: (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to provide for the assumption of the Issuers’ or any Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to either of the Issuers or such Guarantor pursuant to Article 5 or Article 10 of the Indenture; (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder in any material respect; (v) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to comply with Section 4.17 of the Indenture; (vii) to conform the text of the Indenture, the Notes, the Note Guarantees or any Security Document to any provision of the “Description of First Lien Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of First Lien Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Note Guarantees or any Security Document, which intent may be evidenced by an Officers’ Certificate to that effect; (viii) to evidence and provide for the acceptance of appointment by a successor Trustee, provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of the Indenture, or evidence and provide for a successor or replacement Collateral Trustee under the Security Documents; (ix) to provide for the issuance of Additional Notes and related Guarantees (and the grant of security for the benefit of the Additional Notes and related Guarantees) in accordance with the terms of the Indenture and the Collateral Trust Agreement; (x) to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents; (xi) to grant any Lien for the benefit of the Holders of any future Subordinated Lien Debt or any present or future Second Lien Debt in accordance with the terms of the Indenture and the Collateral Trust Agreement; (xii) to add additional secured parties to the extent Liens securing obligations held by such parties are permitted under the Indenture; (xiii) to mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Trustee for the benefit of the Trustee and the Holders of the Notes as additional security for the payment and performance of the Issuers’ and any Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Collateral Trustee in accordance with the terms of the Indenture or otherwise; (xiv) to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of the Indenture and the relevant Security Document; (xv) to provide for a reduction in the minimum denominations of the Notes; (xvi) to add a Guarantor or other guarantor under the Indenture or release a Guarantor in accordance with the terms

A1-6

of the Indenture; (xvii) to add covenants for the benefit of the Holders or surrender any right or power conferred upon the Issuers or any Guarantor; (xviii) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes, provided that compliance with the Indenture as so amended may not result in Notes being transferred in violation of the Securities Act or any applicable securities laws; (xix) to provide for the assumption by one or more successors of the obligations of any of the Guarantors under the Indenture and the Note Guarantees; (xx) to provide for the issuance of exchange notes in accordance with the terms of the Indenture; (xxi) to comply with the rules of any applicable securities depositary; (xxii) to make any change not adverse to the Holders of Notes in any material respect in order to provide for and effectuate a Fertilizer Business Event Offer; or (xxiii) to make any change not adverse to the Holders of Notes in any material respect in order to facilitate entry into the ABL Credit Facility, including changes to the ABL Intercreditor Agreement.
     (13) Defaults and Remedies. Events of Default include: (i) default for 30 consecutive days in the payment when due of interest on the Notes; (ii) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes; (iii) failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10, 4.14, 5.01 or 11.04(a) of the Indenture for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding; (iv) failure by the Issuer or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the agreements in the Indenture or the Security Documents for the benefit of the Holders of the Notes other than those referred to in the foregoing clauses (i) through (iii); (v) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of the Issuer’s Significant Subsidiaries (or any group of Restricted Subsidiaries of the Issuer that together would constitute a Significant Subsidiary of the Issuer), or the payment of which is guaranteed by the Issuer or any of the Issuer’s Significant Subsidiaries (or any group of Restricted Subsidiaries of the Issuer that together would constitute a Significant Subsidiary of the Issuer), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default (a) is caused by a Payment Default or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in the case of each of clauses (a) and (b), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; (vi) failure by the Issuer or any of the Issuer’s Significant Subsidiaries (or any group of Restricted Subsidiaries of the Issuer that together would constitute a Significant Subsidiary of the Issuer) to pay non-appealable final judgments aggregating in excess of $50.0 million (excluding amounts covered by insurance or bonded), which judgments are not paid, discharged or stayed for a period of more than 60 days after such judgments have become final and non-appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; (vii) the occurrence of any of the following: (a) any Security Document for the benefit of Holders of the Notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect in any material respect, other than in accordance with the terms of the relevant Security Documents; or (b) except as permitted by the Indenture, any second priority Lien for the benefit of Holders of the Notes purported to be granted under any Security Document for the benefit of Holders of the Notes on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $50.0 million ceases to be an enforceable and perfected second priority Lien in any material

A1-7

respect, subject only to Permitted Liens, and such condition continues for 60 days after written notice by the Trustee or the Collateral Trustee of failure to comply with such requirement; provided that it will not be an Event of Default under this clause (b) if such condition results from the gross negligence or willful misconduct of the Trustee or the Collateral Trustee; or (c) the Issuer or any Significant Subsidiary that is a Subsidiary Guarantor (or any such Subsidiary Guarantors that together would constitute a Significant Subsidiary), or any Person acting on behalf of any of them, denies or disaffirms, in writing, any material obligation of the Issuer or such Significant Subsidiary that is a Guarantor (or such Subsidiary Guarantors that together constitute a Significant Subsidiary) set forth in or arising under any Security Document for the benefit of Holders of the Notes; (viii) except as permitted by the Indenture, any Note Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary of the Issuer (or any such Subsidiary Guarantors that together would constitute a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect in any material respect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm in writing its obligations under its Note Guarantee if, and only if, in each such case, such Default continues for 21 days after notice of such Default shall have been given to the Trustee; and (ix) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary of the Issuer (or any Restricted Subsidiaries of the Issuer that together would constitute a Significant Subsidiary).
     (14) Trustee Dealings With Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their respective Affiliates, and may otherwise deal with the Issuers or their respective Affiliates, as if it were not the Trustee.
     (15) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, or of Parent or any other direct or indirect parent of the Issuers, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees or the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     (16) Guarantees. The Issuers’ obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.
     (17) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (18) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (19) CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

A1-8

     (20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Attention: Edward A. Morgan, Chief Financial Officer and Treasurer

A1-9

Assignment Form
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-10

Option of Holder to Elect Purchase
     If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10, 4.14 or 4.19 of the Indenture, check the appropriate box below:
☐ Section 4.10           ☐ Section 4.14           ☐ Section 4.19
     If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10, Section 4.14 or Section 4.19 of the Indenture, state the amount you elect to have purchased:
$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-11

Schedule of Exchanges of Interests in the Global Note
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Signature of
			Principal Amount of	authorized
	Amount of decrease	Amount of increase	this Global Note	signatory of
	in Principal Amount	in Principal Amount	following such	Trustee or
Date of Exchange	of this Global Note	of this Global Note	decrease (or increase)	Custodian

A1-12

[Face of Regulation S Temporary Global Note]
CUSIP
ISIN
10 7/8% Second Lien Senior Secured Notes due 2017

No.	$
COFFEYVILLE RESOURCES, LLC
COFFEYVILLE FINANCE INC.
promises to pay to Cede & Co. or registered assigns,
the principal sum of                                                                                   DOLLARS, [, as revised by the Schedule of Exchanges of Interest in the Global Note attached hereto,] on April 1, 2017.
Interest Payment Dates: April 1 and October 1
Record Dates: March 15 and September 15

COFFEYVILLE RESOURCES, LLC
By:
Name:
Title:

COFFEYVILLE FINANCE INC.
By:
Name:
Title:

A2-1

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory
Dated:                     , 20

A2-1

[Back of Regulation S Temporary Global Note]
10 7/8% Second Lien Senior Secured Notes due 2017
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. Coffeyville Resources, LLC, a Delaware limited liability company (the “Issuer”), and Coffeyville Finance Inc., a Delaware corporation (the “Co-Issuer” and together with the Issuer, the “Issuers”), promise to pay or cause to be paid interest on the principal amount of this Note at 10 7/8% per annum from April 6, 2010 until maturity. The Issuers will pay interest semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be October 1, 2010. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
     Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.
     (2) Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal

A2-2

of, premium on, if any and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Issuer, the Co-Issuer or any of their respective Subsidiaries may act as Paying Agent or Registrar.
     (4) Indenture. The Issuers issued the Notes under an Indenture dated as of April 6, 2010 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
     (5) Optional Redemption.
     (a) At any time prior to April 1, 2013, the Issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (together with any Additional Notes), upon not less than 30 nor more than 60 days’ notice, at a redemption price of 110.875% of the principal amount thereof, plus accrued and unpaid interest thereon, to the applicable redemption date, with all or a portion of the net cash proceeds of one or more Qualified Equity Offerings; provided that:
     (A) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuers and their respective Subsidiaries); and
     (B) the redemption must occur within 90 days of the date of the closing of such Qualified Equity Offering.
     (b) At any time prior to April 1, 2013, the Issuers may, on any one or more occasions, redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest thereon to, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
     (c) Except pursuant to the two preceding paragraphs, the Notes will not be redeemable at the Issuers’ option prior to April 1, 2013.
     (d) On or after April 1, 2013, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on April 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

A2-3

Year	Percentage
2013	108.156%
2014	105.438%
2015	102.719%
2016 and thereafter	100.000%
Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (6) Mandatory Redemption. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (7) Repurchase at the Option of Holder.
     (a) If there is a Change of Control, the Issuers will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control (or prior to the Change of Control if a definitive agreement is in place for the Change of Control), the Issuers will send a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
     (b) If the Issuer or a Restricted Subsidiary of the Issuer consummates any Asset Sales, within 10 Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $35.0 million, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Second Lien Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets in accordance with the Indenture to purchase the maximum principal amount of Notes and such other Second Lien Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest thereon to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Second Lien Debt tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other Second Lien Debt to be purchased on a pro rata basis, based on the amounts tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Issuer may satisfy the foregoing obligation with respect to any Net Proceeds prior to the expiration of the relevant 365 day period (as such period may be extended in accordance with the Indenture) or with respect to Excess Proceeds of $35.0 million or less Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
     (c) If a Fertilizer Business Event occurs, the Issuers will be required to make an offer to all Holders of Notes and all holders of First Lien Notes (a “Fertilizer Business Event Offer”) to purchase an aggregate principal amount of Notes and First Lien Notes equal to the Fertilizer

A2-4

Business Repurchase Obligation Amount. The “Fertilizer Business Repurchase Obligation Amount” shall be equal to the greater of (x) (A) $100.0 million, if less than 50% of the Capital Stock or consolidated assets of the nitrogen fertilizer business are the subject of such Fertilizer Business Event or (B) $150.0 million, if 50% or more of the Capital Stock or consolidated assets of the nitrogen fertilizer business are the subject of such Fertilizer Business Event; and (y) the aggregate principal amount of Notes and First Lien Notes outstanding on the date of the Fertilizer Business Event multiplied by a fraction, the numerator of which is the Consolidated Cash Flow of the nitrogen fertilizer business and the denominator of which is the Consolidated Cash Flow of the Issuer (without giving pro forma effect for the Fertilizer Business Event), in both cases calculated using financial statements for the most recently ended four full fiscal quarters for which financial statements are publicly available preceding the date of such Fertilizer Business Event. The Fertilizer Business Event Offer shall be made to all Holders of Notes and First Lien Notes. The offer price (a “Fertilizer Business Event Payment”) for the Notes and the First Lien Notes will be equal to 103% of the principal amount of the Notes and the First Lien Notes purchased, plus accrued and unpaid interest on the Notes and the First Lien Notes to the date of purchase, and will be payable in cash. Within 45 days following any Fertilizer Business Event (or prior to the Fertilizer Business Event if a definitive agreement is in place for the Fertilizer Business Event), the Issuers will send a notice to each Holder of Notes and First Lien Notes electronically or by first class mail at its registered address or otherwise in accordance with the procedures of DTC, describing the transaction or transactions that constitute the Fertilizer Business Event and offering to repurchase Notes and First Lien Notes, as applicable, on a date (the “Fertilizer Business Event Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.
     (8) Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Issuers will send electronically, mail, or cause to be mailed, by first class mail, or provide in accordance with the procedures of the Depositary a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Redemptions may be subject to one or more conditions.
     (9) Denominations, Transfer, Exchange. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 30 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date or tendered and not withdrawn in connection with a Change of Control Offer, Asset Sale Offer or Fertilizer Business Event Offer.

A2-5

     This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.
     (10) Security. The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Collateral Trustee holds the Collateral in trust for the benefit of the Trustee and the Holders of the Notes pursuant to the Security Documents. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Trustee and/or the Collateral Trustee, as applicable, to enter into the Security Documents, and to perform their respective obligations and exercise their respective rights thereunder in accordance therewith.
     (11) Persons Deemed Owners. The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
     (12) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees or the Security Documents relating to the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes, the Note Guarantees or the Security Documents relating to the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes, the Note Guarantees or the Security Documents relating to the Notes may be amended or supplemented: (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to provide for the assumption of the Issuers’ or any Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to either of the Issuers or such Guarantor pursuant to Article 5 or Article 10 of the Indenture; (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder in any material respect; (v) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to comply with Section 4.17 of the Indenture; (vii) to conform the text of the Indenture, the Notes, the Note Guarantees or any Security Document to any provision of the “Description of First Lien Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of First Lien Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Note Guarantees or any Security Document, which intent may be evidenced by an Officers’ Certificate to that effect; (viii) to evidence and provide for the acceptance of appointment by a successor Trustee, provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of the Indenture, or evidence and provide for a successor or replacement Collateral Trustee under the Security Documents; (ix) to provide for the issuance of Additional Notes and related Guarantees (and the grant of security for the benefit of the Additional Notes and related Guarantees) in accordance with the terms of the Indenture and the Collateral Trust Agreement; (x) to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or

A2-6

any release, termination or discharge of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents; (xi) to grant any Lien for the benefit of the Holders of any future Subordinated Lien Debt or any present or future Second Lien Debt in accordance with the terms of the Indenture and the Collateral Trust Agreement; (xii) to add additional secured parties to the extent Liens securing obligations held by such parties are permitted under the Indenture; (xiii) to mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Trustee for the benefit of the Trustee and the Holders of the Notes as additional security for the payment and performance of the Issuers’ and any Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Collateral Trustee in accordance with the terms of the Indenture or otherwise; (xiv) to provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of the Indenture and the relevant Security Document; (xv) to provide for a reduction in the minimum denominations of the Notes; (xvi) to add a Guarantor or other guarantor under the Indenture or release a Guarantor in accordance with the terms of the Indenture; (xvii) to add covenants for the benefit of the Holders or surrender any right or power conferred upon the Issuers or any Guarantor; (xviii) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes, provided that compliance with the Indenture as so amended may not result in Notes being transferred in violation of the Securities Act or any applicable securities laws; (xix) to provide for the assumption by one or more successors of the obligations of any of the Guarantors under the Indenture and the Note Guarantees; (xx) to provide for the issuance of exchange notes in accordance with the terms of the Indenture; (xxi) to comply with the rules of any applicable securities depositary; (xxii) to make any change not adverse to the Holders of Notes in any material respect in order to provide for and effectuate a Fertilizer Business Event Offer; or (xxiii) to make any change not adverse to the Holders of Notes in any material respect in order to facilitate entry into the ABL Credit Facility, including changes to the ABL Intercreditor Agreement.
     (13) Defaults and Remedies. Events of Default include: (i) default for 30 consecutive days in the payment when due of interest on the Notes; (ii) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes; (iii) failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10, 4.14, 5.01 or 11.04(a) of the Indenture for 30 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding; (iv) failure by the Issuer or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the agreements in the Indenture or the Security Documents for the benefit of the Holders of the Notes other than those referred to in the foregoing clauses (i) through (iii); (v) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of the Issuer’s Significant Subsidiaries (or any group of Restricted Subsidiaries of the Issuer that together would constitute a Significant Subsidiary of the Issuer), or the payment of which is guaranteed by the Issuer or any of the Issuer’s Significant Subsidiaries (or any group of Restricted Subsidiaries of the Issuer that together would constitute a Significant Subsidiary of the Issuer), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default (a) is caused by a Payment Default or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in the case of each of clauses

A2-7

(a) and (b), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; (vi) failure by the Issuer or any of the Issuer’s Significant Subsidiaries (or any group of Restricted Subsidiaries of the Issuer that together would constitute a Significant Subsidiary of the Issuer) to pay non-appealable final judgments aggregating in excess of $50.0 million (excluding amounts covered by insurance or bonded), which judgments are not paid, discharged or stayed for a period of more than 60 days after such judgments have become final and non-appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; (vii) the occurrence of any of the following: (a) any Security Document for the benefit of Holders of the Notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect in any material respect, other than in accordance with the terms of the relevant Security Documents; or (b) except as permitted by the Indenture, any second priority Lien for the benefit of Holders of the Notes purported to be granted under any Security Document for the benefit of Holders of the Notes on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $50.0 million ceases to be an enforceable and perfected second priority Lien in any material respect, subject only to Permitted Liens, and such condition continues for 60 days after written notice by the Trustee or the Collateral Trustee of failure to comply with such requirement; provided that it will not be an Event of Default under this clause (b) if such condition results from the gross negligence or willful misconduct of the Trustee or the Collateral Trustee; or (c) the Issuer or any Significant Subsidiary that is a Subsidiary Guarantor (or any such Subsidiary Guarantors that together would constitute a Significant Subsidiary), or any Person acting on behalf of any of them, denies or disaffirms, in writing, any material obligation of the Issuer or such Significant Subsidiary that is a Guarantor (or such Subsidiary Guarantors that together constitute a Significant Subsidiary) set forth in or arising under any Security Document for the benefit of Holders of the Notes; (viii) except as permitted by the Indenture, any Note Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary of the Issuer (or any such Subsidiary Guarantors that together would constitute a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect in any material respect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm in writing its obligations under its Note Guarantee if, and only if, in each such case, such Default continues for 21 days after notice of such Default shall have been given to the Trustee; and (ix) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary of the Issuer (or any Restricted Subsidiaries of the Issuer that together would constitute a Significant Subsidiary).
     (14) Trustee Dealings With Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their respective Affiliates, and may otherwise deal with the Issuers or their respective Affiliates, as if it were not the Trustee.
     (15) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, or of Parent or any other direct or indirect parent of the Issuers, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees or the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

A2-8

     (16) Guarantees. The Issuers’ obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.
     (17) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (18) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (19) CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     (20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Attention: Edward A. Morgan, Chief Financial Officer and Treasurer

A2-9

Assignment Form
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-10

Option of Holder to Elect Purchase
     If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10, 4.14 or 4.19 of the Indenture, check the appropriate box below:
☐ Section 4.10            ☐ Section 4.14            ☐ Section 4.19
     If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10, Section 4.14 or Section 4.19 of the Indenture, state the amount you elect to have purchased:
$
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-11

Schedule of Exchanges of Interests in the Regulation S Temporary Global Note
     The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Global Note, have been made:

Signature of
			Principal Amount of	authorized
	Amount of decrease	Amount of increase	this Global Note	signatory of
	in Principal Amount	in Principal Amount	following such	Trustee or
Date of Exchange	of this Global Note	of this Global Note	decrease (or increase)	Custodian

A2-12

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Wells Fargo Bank, National Association,
as Trustee and Registrar — DAPS Reorg
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com
     Re: 10 7/8% Second Lien Senior Secured Notes due 2017
     Reference is hereby made to the Indenture, dated as of April 6, 2010 (the “Indenture”), among Coffeyville Resources, LLC and Coffeyville Finance Inc., as co-issuers (together, the “Issuers”), the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                          (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                                         (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the

Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ☐ such Transfer is being effected to the Issuers or a respective subsidiary thereof;
or
     (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
     4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
     (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or
(b)	☐ a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ Unrestricted Global Note (CUSIP ); or
(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Wells Fargo Bank, National Association,
as Trustee and Registrar – DAPS Reorg
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com
     Re: 10 7/8% Second Lien Senior Secured Notes due 2017
(CUSIP                     )
     Reference is hereby made to the Indenture, dated as of April 6, 2010 (the “Indenture”), among Coffeyville Resources, LLC and Coffeyville Finance Inc., as co-issuers (together, the “Issuers”), the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                              (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D
[RESERVED]

D-1

EXHIBIT E
FORM OF NOTATION OF GUARANTEE
     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 6, 2010 (the “Indenture”) among Coffeyville Resources, LLC and Coffeyville Finance Inc., as co-issuers (together, the “Issuers”), the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.
     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Guarantor(s)]
By:
Name:
Title:

E-1

EXHIBIT F
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
     Supplemental Indenture (this “Supplemental Indenture”), dated as of                     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of Coffeyville Resources, LLC (or its permitted successor), a Delaware limited liability company (the “Issuer”), Coffeyville Finance Inc. (the “Co-Issuer” and together with the Issuer, the “Issuers”) and Wells Fargo Bank, National Association, as Trustee under the Indenture (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 6, 2010 providing for the issuance of 10 7/8% Second Lien Senior Secured Notes due 2017 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.
     4. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, or of Parent or any other direct or indirect parent of the Issuers, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees or the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO

TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:                     ,

[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

COFFEYVILLE RESOURCES, LLC
By:
Name:
Title:

COFFEYVILLE FINANCE INC.
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

EXHIBIT G
LIST OF INITIAL MORTGAGE PROPERTIES

No:	Guarantor:	State:	County:
1.	Coffeyville Resources Crude Transportation, LLC	KS	Butler
2.	Coffeyville Resources Crude Transportation, LLC	KS	Chautauqua
3.	Coffeyville Resources Crude Transportation, LLC	KS	Cowley
4.	Coffeyville Resources Crude Transportation, LLC	KS	Ellis
5.	Coffeyville Resources Crude Transportation, LLC	KS	Montgomery
6.	Coffeyville Resources Crude Transportation, LLC	KS	Phillips
7.	Coffeyville Resources Crude Transportation, LLC	KS	Rooks
8.	Coffeyville Resources Crude Transportation, LLC	KS	Sedgwick
9.	Coffeyville Resources Crude Transportation, LLC	KS	Wilson
10.	Coffeyville Resources Crude Transportation, LLC	OK	Creek
11.	Coffeyville Resources Crude Transportation, LLC	OK	Nowata
12.	Coffeyville Resources Crude Transportation, LLC	OK	Osage
13.	Coffeyville Resources Crude Transportation, LLC	OK	Pawnee
14.	Coffeyville Resources Crude Transportation, LLC	OK	Payne
15.	Coffeyville Resources Crude Transportation, LLC	OK	Washington
16.	Coffeyville Resources Nitrogen Fertilizers, LLC	KS	Montgomery
17.	Coffeyville Resources Refining & Marketing, LLC	KS	Montgomery
18.	Coffeyville Resources Terminal, LLC	KS	Barton
19.	Coffeyville Resources Terminal, LLC	KS	Butler
20.	Coffeyville Resources Terminal, LLC	KS	Chautauqua
21.	Coffeyville Resources Terminal, LLC	KS	Cowley

G-1

No:	Guarantor:	State:	County:
22.	Coffeyville Resources Terminal, LLC	KS	Ellis
23.	Coffeyville Resources Terminal, LLC	KS	Graham
24.	Coffeyville Resources Terminal, LLC	KS	Kiowa
25.	Coffeyville Resources Terminal, LLC	KS	Montgomery
26.	Coffeyville Resources Terminal, LLC	KS	Osborne
27.	Coffeyville Resources Terminal, LLC	KS	Phillips
28.	Coffeyville Resources Terminal, LLC	KS	Rice
29.	Coffeyville Resources Terminal, LLC	KS	Rooks
30.	Coffeyville Resources Terminal, LLC	KS	Sedgwick
31.	Coffeyville Resources Terminal, LLC	KS	Stafford
32.	Coffeyville Resources Terminal, LLC	NE	Phelps
33.	Coffeyville Resources Terminal, LLC	OK	Creek
34.	Coffeyville Resources Terminal, LLC	OK	Nowata
35.	Coffeyville Resources Terminal, LLC	OK	Osage
36.	Coffeyville Resources Terminal, LLC	OK	Washington

F-2

EXHIBIT H

ABL INTERCREDITOR AGREEMENT
dated as of
[___],
among
[___],
as ABL Collateral Agent,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as First Lien Collateral Trustee,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Subordinated Lien Collateral Trustee,
COFFEYVILLE RESOURCES, LLC,
COFFEYVILLE FINANCE INC.,
and
the guarantors listed on Schedule I hereto

          ABL INTERCREDITOR AGREEMENT (this “Agreement”), dated as of [___], among [___], as collateral agent for the ABL Secured Parties referred to herein (in such capacity, and together with its successors and assigns in such capacity, the “ABL Collateral Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral trustee for the First Lien Secured Parties referred to herein (in such capacity, and together with its successors and assigns in such capacity, the “First Lien Collateral Trustee”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral trustee for each of the Second Lien Secured Parties and Subordinated Lien Secured Parties referred to herein (in such capacity, and together with its successors and assigns in such capacity, the “Subordinated Lien Collateral Trustee”), COFFEYVILLE RESOURCES, LLC, a Delaware limited liability company (the “Issuer”), COFFEYVILLE FINANCE INC., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), and the guarantors listed on Schedule I hereto (as well as each future guarantor that becomes a party hereto pursuant to the terms hereof, collectively, the “Guarantors”).
          Reference is made to the ABL Credit Agreement, dated as of [___] (as amended, restated, supplemented, modified, renewed, refunded, restructured, increased, refinanced and/or replaced from time to time, the “ABL Credit Agreement”), among [___], as borrower, the ABL Collateral Agent, and the other parties thereto.
          Reference is made to (i) the Second Amended and Restated Credit and Guaranty Agreement, dated as of December 28, 2006 (as amended, restated, supplemented, modified, and/or replaced from time to time, the “Revolving Credit Agreement”), among the Issuer, the lenders and agents from time to time party thereto, Credit Suisse, as administrative agent, and the other parties, (ii) the Indenture, dated as of April 6, 2010 (as amended, restated, supplemented, modified, and/or replaced from time to time, the “First Lien Indenture”), among the Issuers, Wells Fargo Bank, National Association, as trustee (the “First Lien Trustee”), and the other parties thereto, pursuant to which the Issuers issued the 9% first lien notes due 2015 (together with any additional notes issued pursuant to the First Lien Indenture, and as such notes may be amended, restated, supplemented, modified, and/or replaced from time to time, the “First Lien Notes”), (iii) the ISDA Master Agreement, dated as of June 24, 2005 (together with the schedules and confirmations executed in connection therewith, and as amended, restated, supplemented, modified, and/or replaced from time to time, the “J. Aron Hedge Agreement”), among the Issuer and J. Aron & Company, and the other Hedge Agreements, if any, and (iv) the other First Lien Documents, if any.
          Reference is made to (i) the Indenture, dated as of April 6, 2010 (as amended, restated, supplemented, modified, and/or replaced from time to time, the “Second Lien Indenture” and, together with the First Lien Indenture, the “Indentures”), among the Issuers, Wells Fargo Bank, National Association, as trustee, and the other parties thereto, pursuant to which the Issuers issued the 10 7/8% second lien notes due 2017 (together with any additional notes issued pursuant to the Second Lien Indenture, and as such notes may be amended, restated, supplemented, modified, and/or replaced from time to time, the “Second Lien Notes”) and (ii) the other Second Lien Documents.
          In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ABL Collateral Agent (on behalf of the ABL Secured Parties), the First Lien Collateral Trustee (on behalf of the First Lien Secured Parties), the Subordinated Lien Collateral Trustee (on behalf of each of the Second Lien Secured Parties and the Subordinated Lien Secured Parties), the Issuers and the Guarantors agree as follows:

ARTICLE I
Definitions
               SECTION 1.01. Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.
          (b) As used in this Agreement, the following terms have the meanings specified below:
          “ABL Collateral Agent” has the meaning set forth in the preamble.
          “ABL Credit Agreement” has the meaning set forth in the preamble.
          “ABL Debt” means (i) Indebtedness under the ABL Credit Agreement, (ii) Indebtedness under any interest rate hedging agreement, commodity hedging agreement, currency hedging agreement, other hedging agreement or cash management agreement, in each case entered into with any lender under the ABL Credit Agreement, its affiliates or any other Person permitted under the ABL Credit Agreement if the obligations under any such agreement are permitted under the ABL Credit Agreement to be secured pursuant to the ABL Security Documents (the “ABL Hedging Agreements” and the “ABL Cash Management Agreements”, respectively) and (iii) to the extent issued or outstanding, any other Indebtedness of the Issuer or Guarantors designated as such by the Issuer in writing to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee; provided that: (a) on or before the date on which such Indebtedness is incurred, an officer’s certificate of the Issuer is delivered to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee, designating such Indebtedness as “ABL Debt” for the purposes of this Agreement, the ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents; (b) such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation; and (c) at the time of the incurrence thereof, such Indebtedness may be incurred (and secured) as ABL Debt without violating the terms of any ABL Document, First Lien Document, Second Lien Document or Subordinated Lien Document or causing any default thereunder.
          “ABL Documents” means, collectively, the ABL Credit Agreement, the ABL Security Documents, the ABL Hedging Agreements, the ABL Cash Management Agreements, any additional credit agreement, note purchase agreement, indenture or other agreement related thereto and all other loan or note documents, collateral or security documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, the ABL Credit Agreement, the ABL Hedging Agreements or the ABL Cash Management Agreements, in each case as such agreements or instruments may be amended, supplemented, modified, restated, replaced, renewed, refunded, restructured, increased or refinanced from time to time.
          “ABL Liens” means Liens on the Collateral created under the ABL Security Documents to secure the ABL Obligations.
          “ABL Obligations” means all indebtedness, liabilities and obligations (of every kind or nature) incurred or arising under or relating to the ABL Documents and all other obligations in respect thereof (including, without limitation, principal, premium, interest, reimbursements under letters of credit, fees, indemnifications, expenses and other obligations and guarantees of the foregoing (including Post-Petition Interest at the rate provided in the relevant ABL Document, whether or not a claim for Post-Petition Interest is allowed in an applicable Insolvency or Liquidation Proceeding)).
          “ABL Priority Collateral” means (i) all Accounts (and all rights to receive payments, indebtedness and other obligations (whether constituting an Account, Chattel Paper (including Electronic Chattel Paper), Instrument, Document or General Intangible) which arise as a result of the sale or lease of Inventory, Goods or merchandise or provision of services, including the right to payment of any interest or finance charges), (ii) all Inventory, (iii) all Payment Intangibles (including corporate and other tax refunds), documents of title, customs receipts, insurance, shipping and other documents and other written materials related to any Inventory (including to the purchase or import of any Inventory), (iv) all Letter of Credit Rights, Chattel Paper, Instruments, Investment Property (other than Capital Stock), Documents and General Intangibles (other than any intellectual property and Capital Stock) pertaining to any ABL Priority Collateral, (v) all Deposit Accounts, collection accounts, disbursement accounts, lock-boxes, commodity accounts and securities accounts, including all cash, marketable securities, securities entitlements, financial assets and other funds and assets held in, on deposit in, or credited to any of the foregoing, (vi) all books and records and Supporting Obligations relating to any of the foregoing, (vii) all related letters of credit, guaranties, collateral liens, Commercial Tort Claims or other claims and causes of action, and (viii) to the extent not otherwise included, all substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, Investment Property, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing, in each case at any time held by any of the Issuers or any of the Guarantors (whether now existing or at any time hereafter acquired by any of the Issuers or any of the Guarantors or in which any of the Issuers or Guarantors acquires any right, title or interest), other than any assets that constitute Excluded Assets under clause (a) of the definition thereof. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the UCC.
          “ABL Secured Parties” means the Secured Parties (as defined in the ABL Security Documents).
          “ABL Security Documents” means any documents, agreements or instruments now existing or entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Grantor to secure any ABL Obligations.
          “Agents” means the ABL Collateral Agent, the First Lien Collateral Trustee, the Subordinated Collateral Trustee (on behalf of the Second Lien Secured Parties) and the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties).
          “Bankruptcy Code” means Title 11 of the United States Code.

     “Capital Stock” means: (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Collateral” means the ABL Priority Collateral and the Note Priority Collateral.
     “Collateral Access Agreement” shall have the meaning of such term as set forth in the ABL Security Documents.
     “Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of April 6, among the Issuers, the Subordinated Lien Collateral Trustee and the other parties thereto from time to time, as such agreement may be amended, restated, supplemented, modified and/or replaced from time to time.
     “Collateral Trust and Intercreditor Agreement” means that certain First Amended and Restated Collateral Trust and Intercreditor Agreement, dated as of April 6, among the Issuers, the First Lien Trustee, the First Lien Collateral Trustee, J. Aron & Company and the other parties thereto, as amended, restated, supplemented, modified, and/or replaced from time to time.
     “Computer Software” shall have the collective meaning of such term set forth in the Security Documents.
     “Copyrights” shall have the collective meaning of such term set forth in the Security Documents.
     “Disposition” shall mean any sale, lease, sale and leaseback, assignment, conveyance, exchange, transfer or other disposition.
     “Dispose” shall have a correlative meaning.
     “Domestic Subsidiary” of any Person shall mean any subsidiary of such Person incorporated or organized in the United States or any State thereof or the District of Columbia.
     “Enforcement Action” means (a) the taking of any action to enforce or realize upon any Lien on the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other Disposition pursuant to Article 8 or Article 9 of the UCC or other applicable law, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien on the Collateral under the ABL Documents, the First Lien Documents, the Second Lien Documents, the Subordinated Lien Documents or applicable law, including the election to retain any Collateral in satisfaction of a Lien or credit bid, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the proceeds of Collateral, (d) the sale, lease, license, or other Disposition of all or any portion of the Collateral, at a private or public sale, other Disposition or any other means permissible under applicable law at any time that an event of default shall have occurred which is continuing, and (e) the exercise of any other right of liquidation against any Collateral (including the exercise of any right of recoupment or set-off or any rights against Collateral obtained pursuant to or by foreclosure of a judgment Lien obtained against any Grantor) whether under the ABL Documents, the First Lien Documents, the Second Lien Documents, the Subordinated Lien Documents, applicable law, in a proceeding or otherwise, it being acknowledged and agreed that the exercise of cash dominion by the Senior Representative in respect of the ABL Priority Collateral over the Deposit Accounts of any Grantor and application of funds in connection therewith will not constitute an Enforcement Action for purposes of this Agreement.
          “Enforcement Notice” means a written notice delivered, at a time when an Event of Default has occurred and is continuing, by either the Senior Representative in respect of the ABL Priority Collateral or the Senior Representative in respect of the Note Priority Collateral to the other specifying that it is an “Enforcement Notice” and the relevant Event of Default.
          “Event of Default” means an “Event of Default” (or similarly defined term) under and as defined in the ABL Credit Agreement or any other ABL Document, the Revolving Credit Agreement, the First Lien Indenture or any other First Lien Document, the Second Lien Indenture or any other Second Lien Document or any Subordinated Lien Document, as the context may require.
          “Excluded Assets” means: (a) any intellectual property, lease, license, contract, property rights or agreement to which the Issuer or any Guarantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of the Issuer or any Guarantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; (b) any of the outstanding capital stock of a controlled foreign corporation in excess of 65% of the voting power of all classes of Capital Stock of such controlled foreign corporation entitled to vote; provided that immediately upon the amendment of the United States Internal Revenue Code of 1986, as amended, to allow the pledge of a greater percentage of the voting power of capital stock in a controlled foreign corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by the Issuer and each Guarantor shall attach to, such greater percentage of capital stock of each controlled foreign corporation; and (c) with respect to perfection only, any item of personal property as to which the Senior Representative in respect of the Note Priority Collateral shall determine in its reasonable discretion after consultation with the Issuer that the costs of perfecting a security interest in such item are excessive in relation to the value of such security being perfected thereby.
          “fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For purposes of determining “fair market value” hereunder, any determination that the fair market value of assets other than cash or cash equivalents is equal to or greater than $50.0 million will be made by the Issuer’s or CVR Energy Inc.’s board of directors and evidenced by a resolution thereof and set forth in an officers’ certificate.
          “First and Subordinated Lien Intercreditor Agreement” means that certain First and Subordinated Lien Intercreditor Agreement, dated as of April 6, 2010, among the Issuer, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee, as amended, restated, supplemented, modified, and/or replaced from time to time.

          “First Lien Debt” means Indebtedness under the Revolving Credit Agreement, Indebtedness under the First Lien Indenture and the First Lien Notes, Hedging Obligations and, to the extent issued or outstanding, any other Indebtedness of the Issuer or Guarantors designated as such by the Issuer in writing to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee; provided that: (a) on or before the date on which such Indebtedness is incurred, an officer’s certificate of the Issuer is delivered to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee, designating such Indebtedness as “First Lien Debt” for the purposes of this Agreement, the ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, if any; (b) such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation; (c) such Indebtedness is designated as “First Lien Debt” in accordance with the requirements of the Collateral Trust and Intercreditor Agreement; and (d) at the time of the incurrence thereof, the applicable First Lien Debt may be incurred (and secured as contemplated in the Collateral Trust and Intercreditor Agreement) without violating the terms of any ABL Document, First Lien Document, Second Lien Document or Subordinated Lien Document, if any, or causing any default thereunder.
          “First Lien Documents” means, collectively, the Revolving Credit Agreement, the First Lien Indenture, the Hedge Agreements, the First Lien Security Documents, and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection therewith, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced from time to time.
          “First Lien Indenture” has the meaning set forth in the preamble.
          “First Lien Liens” means Liens on the Collateral created under the First Lien Security Documents to secure the First Lien Obligations.
          “First Lien Obligations” means, subject to the terms and conditions in the Collateral Trust and Intercreditor Agreement, all principal of and interest (including without limitation any Post- Petition Interest) and premium (if any) on all loans made pursuant to the Revolving Credit Agreement and all notes issued pursuant to the First Lien Indenture, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Lien Documents, (iii) all Hedging Obligations, (iv) all guarantee obligations, fees, expenses and all other obligations under the First Lien Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, and (v) all obligations arising with respect to any First Lien Debt (including, without limitation, principal, premium, interest (including Post-Petition Interest at the rate provided in the relevant First Lien Document, whether or not a claim for Post-Petition Interest is allowed in an applicable Insolvency or Liquidation Proceeding), reimbursements under letters of credit, fees, indemnifications, expenses and other obligations and guarantees of the foregoing).
          “First Lien Secured Parties” means the Secured Parties (as defined in the First Lien Security Documents).
          “First Lien Security Documents” means the Amended and Restated First Lien Pledge and Security Agreement, dated as of December 28, 2006, as amended, among the Grantors and the First Lien Collateral Trustee and as it may be further amended, restated or modified from time to time, and any other documents, agreements or instruments now existing or entered into after the date hereof that create

(or purport to create) Liens on any assets or properties of any Grantor to secure any First Lien Obligations.
          “Grantors” means, collectively, the Issuers and the Guarantors.
          “Hedge Agreements” means the J. Aron Hedge Agreement, any Other Hedge Agreements and any Specified Secured Hedge Agreements, except, in each case, the ABL Hedging Agreements.
          “Insolvency or Liquidation Proceeding” means: (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to either Issuer or any Guarantor; (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to either Issuer or any Guarantor or with respect to a material portion of their respective assets; any liquidation, dissolution, reorganization or winding up of either Issuer or any Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or any assignment for the benefit of creditors or any other marshalling of assets and liabilities of either Issuer or any Guarantor.
          “Joint Instruction” means an instruction of the ABL Secured Parties, the Second Lien Secured Parties and the Subordinated Lien Secured Parties on the following basis: (A) prior to the Payment in Full of the Second Lien Obligations and the ABL Obligations, a direction in writing delivered to the Subordinated Lien Collateral Trustee by or with the written consent of the holders of at least 50.1% of the sum of (i) the aggregate outstanding principal amount of Second Lien Debt and ABL Debt (including outstanding letters of credit whether or not then drawn) and (ii) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Second Lien Debt and ABL Debt; and (B) at any time after the Payment in Full of the Second Lien Obligations and the ABL Obligations, a direction in writing delivered to the Subordinated Lien Collateral Trustee by or with the written consent of the holders of at least 50.1% of the sum of (i) the aggregate outstanding principal amount of Subordinated Lien Debt (including outstanding letters of credit whether or not then drawn) and (ii) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Subordinated Lien Debt.
          “Junior Documents” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Documents, each of the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, (ii) in respect of the First Lien Documents, each of the Second Lien Documents and the Subordinated Lien Documents, and (iii) in respect of the Second Lien Documents, the Subordinated Lien Documents and (b) for the Note Priority Collateral, (i) in respect of the First Lien Documents, each of the ABL Documents, the Second Lien Documents and the Subordinated Lien Documents, (ii) in respect of each of the ABL Documents and the Second Lien Documents, the Subordinated Lien Documents.
          “Junior Liens” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Liens, each of the First Lien Liens, the Second Lien Liens and the Subordinated Lien Liens, (ii) in respect of the First Lien Liens, each of the Second Lien Liens and the Subordinated Lien Liens, and (iii) in respect of the Second Lien Liens, the Subordinated Lien Liens and (b) for the Note Priority Collateral, (i) in respect of the First Lien Liens, each of the ABL Liens, the Second Lien Liens and the Subordinated Lien Liens, (ii) in respect of each of the ABL Liens and the Second Lien Liens, the Subordinated Lien Liens.
          “Junior Representative” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Collateral Agent, each of the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee, (ii) in respect of the First Lien Collateral Trustee, the Subordinated Lien Collateral Trustee, and

(iii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties) and (b) for the Note Priority Collateral, (i) in respect of the First Lien Collateral Trustee, each of the ABL Collateral Agent and the Subordinated Lien Collateral Trustee, (ii) in respect of each of the ABL Collateral Agent and the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties).
          “Junior Secured Obligations” means (a) (i) in respect of the First Lien Obligations (to the extent such Obligations are secured by the Note Priority Collateral), each of the ABL Obligations, the Second Lien Obligations and the Subordinated Lien Obligations, and (ii) in respect of the First Lien Obligations (to the extent such Obligations are secured by the ABL Priority Collateral), each of the Second Lien Obligations and the Subordinated Lien Obligations, (b) (i) in respect of the ABL Obligations (to the extent such Obligations are secured by the Note Priority Collateral), the Subordinated Lien Obligations, and (ii) in respect of the ABL Obligations (to the extent such Obligations are secured by the ABL Priority Collateral), each of the First Lien Obligations, the Second Lien Obligations and the Subordinated Lien Obligations, and (c) in respect of the Second Lien Obligations (to the extent such Obligations are secured by the Note Priority Collateral or the ABL Priority Collateral), the Subordinated Lien Obligations.
          “Junior Secured Obligations Collateral” means the Collateral in respect of which a Junior Representative (on behalf of itself and the applicable Junior Secured Obligations Secured Parties) holds a Junior Lien.
          “Junior Secured Obligations Secured Parties” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Secured Parties, each of the First Lien Secured Parties, the Second Lien Secured Parties and the Subordinated Lien Secured Parties, (ii) in respect of the First Lien Secured Parties, each of the Second Lien Secured Parties and the Subordinated Lien Secured Parties, and (iii) in respect of the Second Lien Secured Parties, the Subordinated Lien Secured Parties, and (b) for the Note Priority Collateral, (i) in respect of the First Lien Secured Parties, each of the ABL Secured Parties, the Second Lien Secured Parties and the Subordinated Lien Secured Parties, (ii) in respect of each of the ABL Secured Parties and the Second Lien Secured Parties, the Subordinated Lien Secured Parties.
          “Junior Secured Obligations Security Documents” means (a) for the ABL Priority Collateral, (i) in respect of the ABL Security Documents, each of the First Lien Security Documents, the Second Lien Security Documents and the Subordinated Lien Security Documents, (ii) in respect of the First Lien Security Documents, each of the Second Lien Security Documents and the Subordinated Lien Security Documents, and (iii) in respect of the Second Lien Security Documents, the Subordinated Lien Security Documents, and (b) for the Note Priority Collateral, (i) in respect of the First Lien Security Documents, each of the ABL Security Documents, the Second Lien Security Documents and the Subordinated Lien Security Documents, (ii) in respect of each of the ABL Security Documents and the Second Lien Security Documents, the Subordinated Lien Security Documents.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including (1) any conditional sale or other title retention agreement, (2) any lease in the nature thereof, (3) any option or other agreement to sell or give a security interest and (4) any filing, authorized by or on behalf of the relevant grantor, of any financing statement under the UCC (or equivalent statutes) of any jurisdiction.
          “Lien Priority Confirmation” means: (1) as to any additional ABL Debt, the written agreement of the holders of such additional ABL Debt, or their applicable representative, for the enforceable benefit of the ABL Collateral Agent, the First Lien Collateral Trustee, the Subordinated Lien Collateral Trustee, all existing and future Secured Parties and each existing and future representative with respect thereto: (a) that such representative and all other holders of obligations in respect of such ABL Debt are bound by the provisions of this Agreement; (b) consenting to and directing the ABL Collateral Agent to act as agent for such additional ABL Debt or such representative, as applicable, and perform its obligations under this Agreement and the ABL Security Documents; and (c) that the holders of such obligations in respect of such additional ABL Debt are bound by this Agreement; (2) as to any additional First Lien Debt, the written agreement of the holders of such additional First Lien Debt, or their applicable representative, for the enforceable benefit of the ABL Collateral Agent, the First Lien Collateral Trustee, the Subordinated Lien Collateral Trustee, all existing and future Secured Parties and each existing and future representative with respect thereto: (a) that such representative and all other holders of obligations in respect of such First Lien Debt are bound by the provisions of the Collateral Trust and Intercreditor Agreement, the First and Subordinated Lien Intercreditor Agreement and this Agreement; (b) consenting to and directing the First Lien Collateral Trustee to act as agent for such additional First Lien Debt or such representative, as applicable, and perform its obligations under the Collateral Trust and Intercreditor Agreement, the First and Subordinated Lien Intercreditor Agreement, the First Lien Security Documents and this Agreement; and (c) that the holders of such obligations in respect of such additional First Lien Debt are bound by the Collateral Trust and Intercreditor Agreement, the First and Subordinated Lien Intercreditor Agreement and this Agreement; and (3) as to any additional Second Lien Debt and Subordinated Lien Debt, the written agreement of the holders of such debt, or their applicable representative, for the enforceable benefit of the ABL Collateral Agent, the First Lien Collateral Trustee, the Subordinated Lien Collateral Trustee, all existing and future Secured Parties and each existing and future representative with respect thereto: (a) that such representative and all the other holders of obligations in respect of such additional Second Lien Debt or Subordinated Lien Debt, as applicable, are bound by the provisions of the First and Subordinated Lien Intercreditor Agreement, the Collateral Trust Agreement and this Agreement; (b) consenting to and directing the Subordinated Lien Collateral Trustee to act as agent for such additional Second Lien Debt or Subordinated Lien Debt, as applicable, or such representative, as applicable, and perform its obligations under the First and Subordinated Lien Intercreditor Agreement, the Collateral Trust Agreement, this Agreement, and the Second Lien Security Documents or Subordinated Lien Security Documents, as applicable; and (c) that the holders of such obligations in respect of such additional Second Lien Debt or Subordinated Lien Debt, as applicable, are bound by the First and Subordinated Lien Intercreditor Agreement, the Collateral Trust Agreement and this Agreement.
          “Note Priority Collateral” means all of the tangible and intangible properties and assets at any time owned or acquired by the Issuers or any Guarantor, including all substitutions, replacements, accessions, products and proceeds of any or all of the foregoing, except Excluded Assets and ABL Priority Collateral.
          “Obligations” means the ABL Obligations, the First Lien Obligations, the Second Lien Obligations and the Subordinated Lien Obligations, if any.
          “Other Hedge Agreements” means an Interest Rate Agreement, a Currency Agreement or Commodity Agreement entered into with a Lender Counterparty (each, as defined in the Collateral Trust and Intercreditor Agreement) in order to satisfy the requirements of the Revolving Credit Agreement or otherwise in the ordinary course of the Issuers’ or the Guarantors’ business, other than the J. Aron Hedge Agreement, and otherwise permitted pursuant to the First Lien Documents.
          “Paid In Full” and “Payment In Full” in respect of any Obligations means: (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided in the respective documentation, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness and other obligations and liabilities outstanding under the ABL Documents, the First Lien Documents, the Second Lien Documents or the Subordinated Lien Documents, as applicable; (b) in respect of the First Lien Obligations only, payment in full in cash of all Hedging Obligations constituting First Lien Obligations or the cash collateralization of all such Hedging Obligations on terms satisfactory to each applicable counterparty; (c) payment in full in cash of all other ABL Obligations, First Lien Obligations, Second Lien Obligations or Subordinated Lien Obligations, as applicable, that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); (d) termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations, First Lien Obligations, Second Lien Obligations or Subordinated Lien Obligations, as applicable; and (e) termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the ABL Documents, the First Lien Documents, the Second Lien Documents or the Subordinated Lien Documents, as applicable.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
          “Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective documentation, whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.
          “Representative” means (a) in the case of any ABL Obligations, the ABL Collateral Agent, (b) in the case of any First Lien Obligations, the First Lien Collateral Trustee, (c) in the case of any Second Lien Obligations, the Subordinated Lien Collateral Trustee, and (d) in the case of any Subordinated Lien Obligations, the Subordinated Lien Collateral Trustee.
          “Second Lien Debt” means Indebtedness under the Second Lien Indenture and the Second Lien Notes and, to the extent issued or outstanding, any other Indebtedness of the Issuer or Guarantors designated as such by the Issuer in writing to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee; provided that: (a) on or before the date on which such Indebtedness is incurred, an officer’s certificate of the Issuer is delivered to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee, designating such Indebtedness as “Second Lien Debt” for the purposes of this Agreement, the ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, if any; (b) such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation; (c) such Indebtedness is designated as “Second Lien Debt” in accordance with the requirements of the First and Subordinated Lien Intercreditor Agreement and the Collateral Trust Agreement; and (d) at the time of the incurrence thereof, the applicable Second Lien Debt may be incurred (and secured as contemplated in the First and Subordinated Lien Intercreditor Agreement and the Collateral Trust Agreement) without violating the terms of any ABL Document, First Lien Document, Second Lien Document or Subordinated Lien Document or causing any default thereunder.
          “Second Lien Documents” means, collectively, the Second Lien Indenture, the Second Lien Security Documents, and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection therewith, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced from time to time.
          “Second Lien Indenture” has the meaning set forth in the preamble.
          “Second Lien Liens” means Liens on the Collateral created under the Second Lien Security Documents to secure the Second Lien Obligations.
          “Second Lien Obligations” means, subject to the terms and conditions in the Collateral Trust and Intercreditor Agreement, all obligations arising with respect to any Second Lien Debt (including, without limitation, principal, premium, interest (including Post-Petition Interest at the rate provided in the relevant Second Lien Document, whether or not a claim for Post-Petition Interest is allowed in an applicable Insolvency or Liquidation Proceeding), reimbursements under letters of credit, fees, indemnifications, expenses and other obligations and guarantees of the foregoing).
          “Second Lien Secured Parties” means the Secured Parties (as defined in the Second Lien Security Documents).
          “Second Lien Security Documents” means the Second Lien Pledge and Security Agreement, dated as of April 6, 2010, among the Grantors and the Subordinated Lien Collateral Trustee, and any other documents, agreements or instruments now existing or entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Grantor to secure any Second Lien Obligations.
          “Secured Parties” means the ABL Secured Parties, the First Lien Secured Parties, the Second Lien Secured Parties and the Subordinated Lien Secured Parties.
          “Security Documents” means the ABL Security Documents, the First Lien Security Documents, the Second Lien Security Documents and the Subordinated Lien Security Documents.
          “Senior Documents” means (a) for the ABL Priority Collateral, (i) in respect of the First Lien Documents, the ABL Documents, (ii) in respect of the Second Lien Documents, each of the First Lien Documents and the ABL Documents, and (iii) in respect of the Subordinated Lien Documents, each of the Second Lien Documents, the First Lien Documents and the ABL Documents, and (b) for the Note Priority Collateral, (i) in respect of each of the ABL Documents and the Second Lien Documents, the First Lien Documents, (ii) in respect of the Subordinated Lien Documents, each of the Second Lien Documents, the ABL Documents and the First Lien Documents.
          “Senior Liens” means (a) for the ABL Priority Collateral, (i) in respect of the First Lien Liens, the ABL Liens, (ii) in respect of the Second Lien Liens, each of the First Lien Liens and the ABL Liens, and (iii) in respect of the Subordinated Lien Liens, each of the Second Lien Liens, the First Lien Liens and the ABL Liens, and (b) for the Note Priority Collateral, (i) in respect of each of the ABL Liens and the Second Lien Liens, the First Lien Liens, (ii) in respect of the Subordinated Lien Liens, each of the Second Lien Liens, the ABL Liens and the First Lien Liens.
          “Senior Representative” means (a) for the ABL Priority Collateral, (i) in respect of the First Lien Collateral Trustee, the ABL Collateral Agent, (ii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), each of the First Lien Collateral Trustee and the ABL Collateral Agent, and (iii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties), each of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the First Lien Collateral Trustee and the ABL Collateral Agent, and (b) for

the Note Priority Collateral, (i) in respect of each of the ABL Collateral Agent and the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the First Lien Collateral Trustee, (ii) in respect of the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties), each of the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties), the ABL Collateral Agent and the First Lien Collateral Trustee.
          “Senior Secured Obligations” means (a) for the ABL Priority Collateral, (i) in respect of the First Lien Obligations, the ABL Obligations, (ii) in respect of the Second Lien Obligations, each of the First Lien Obligations and the ABL Obligations, and (iii) in respect of the Subordinated Lien Obligations, each of the Second Lien Obligations, the First Lien Obligations and the ABL Obligations, and (b) for the Note Priority Collateral, (i) in respect of each of the ABL Obligations and the Second Lien Obligations, the First Lien Obligations, (ii) in respect of the Subordinated Lien Obligations, each of the Second Lien Obligations, the ABL Obligations and the First Lien Obligations.
          “Senior Secured Obligations Collateral” means the Collateral in respect of which the Senior Representative (on behalf of itself and the applicable Senior Secured Obligations Secured Parties) holds a Senior Lien.
          “Senior Secured Obligations Secured Parties” means (a) for the ABL Priority Collateral, (i) in respect of the First Lien Secured Parties, the ABL Secured Parties, (ii) in respect of the Second Lien Secured Parties, each of the First Lien Secured Parties and the ABL Secured Parties, and (iii) in respect of the Subordinated Lien Secured Parties, each of the Second Lien Secured Parties, the First Lien Secured Parties and the ABL Secured Parties, and (b) for the Note Priority Collateral, (i) in respect of each of the ABL Secured Parties and the Second Lien Secured Parties, the First Lien Secured Parties, (ii) in respect of the Subordinated Lien Secured Parties, each of the Second Lien Secured Parties, the ABL Secured Parties and the First Lien Secured Parties.
          “Senior Secured Obligations Security Documents” means (a) for the ABL Priority Collateral, (i) in respect of the First Lien Security Documents, the ABL Security Documents, (ii) in respect of the Second Lien Security Documents, each of the First Lien Security Documents and the ABL Security Documents, and (iii) in respect of the Subordinated Lien Security Documents, each of the Second Lien Security Documents, the First Lien Security Documents and the ABL Security Documents, and (b) for the Note Priority Collateral, (i) in respect of each of the ABL Security Documents and the Second Lien Security Documents, the First Lien Security Documents, (ii) in respect of the Subordinated Lien Security Documents, each of the Second Lien Security Documents, the ABL Security Documents and the First Lien Security Documents.
          “Specified Secured Hedge Agreement” means any ISDA Master Agreement and schedules and confirmations thereunder in respect of Specified Secured Hedge Indebtedness.
          “Specified Secured Hedge Indebtedness” shall have the meaning of such term as set forth in the Revolving Credit Agreement.
          “Subordinated Lien Debt” means, to the extent issued or outstanding, any Indebtedness of the Issuer or Guarantors designated as such by the Issuer in writing to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee; provided that: (a) on or before the date on which such Indebtedness is incurred, an officer’s certificate of the Issuer is delivered to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee, designating such Indebtedness as “Subordinated Lien Debt” for the purposes of this Agreement, the ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, if any; (b) such Indebtedness is evidenced or governed by an indenture, credit agreement, loan agreement, note agreement, promissory note or other agreement or instrument that includes a Lien Priority Confirmation; (c) such Indebtedness is designated as “Subordinated Lien Debt” in accordance with the requirements of the First and Subordinated Lien Intercreditor Agreement and the Collateral Trust Agreement; and (d) at the time of the incurrence thereof, the applicable Subordinated Lien Debt may be incurred (and secured as contemplated in the First and Subordinated Lien Intercreditor Agreement and the Collateral Trust Agreement) without violating the terms of any ABL Document, First Lien Document, Second Lien Document or Subordinated Lien Document or causing any default thereunder.
          “Subordinated Lien Documents” means, collectively, the Subordinated Lien Debt Documents, the Subordinated Lien Security Documents and each of the agreements, documents and instruments providing for or evidencing any other Subordinated Lien Obligation, and any other document or instrument executed or delivered at any time in connection therewith, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or refinanced from time to time.
          “Subordinated Lien Liens” means Liens on the Collateral created under the Subordinated Lien Security Documents to secure the Subordinated Lien Obligations.
          “Subordinated Lien Obligations” means, subject to the terms and conditions in the Collateral Trust and Intercreditor Agreement, all obligations arising with respect to any Subordinated Lien Debt (including, without limitation, principal, premium, interest (including Post-Petition Interest at the rate provided in the relevant Subordinated Lien Document, whether or not a claim for Post-Petition Interest is allowed in an applicable Insolvency or Liquidation Proceeding), reimbursements under letters of credit, fees, indemnifications, expenses and other obligations and guarantees of the foregoing).
          “Subordinated Lien Secured Parties” means the Secured Parties (as defined in the Subordinated Lien Security Documents).
          “Subordinated Lien Security Documents” means, collectively, any documents, agreements or instruments now existing or entered into after the date hereof that create (or purport to create) Liens on any assets or properties of any Grantor to secure any Subordinated Lien Obligations.
          “subsidiary” means, with respect to any specified Person: (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof), and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (ii) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof); provided, that notwithstanding the foregoing, CVR Partners, LP and Coffeyville Nitrogen Fertilizers, LLC shall be deemed Subsidiaries of the Issuer for so long as their financial results are consolidated with the Issuer’s financial results but shall cease to be considered Subsidiaries of the Issuer upon the occurrence of a Business Fertilizer Event (as defined in the First Lien Indenture).
          “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York (or equivalent statutes in other states).

ARTICLE II
Subordination of Junior Liens; Certain Agreements
               SECTION 2.01. Subordination of Junior Liens. (a) Notwithstanding the date, manner or order of creation, attachment, or perfection of the security interests and Liens granted to the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee, and notwithstanding any provisions of the UCC, or any applicable law or decision or this Agreement, the ABL Documents, the First Lien Documents, the Second Lien Documents, the Subordinated Lien Documents or any other agreement or instrument to the contrary, or whether and irrespective of whether any Senior Secured Obligations Secured Party holds possession of all or any part of the Collateral or of the time or any failure, defect or deficiency or alleged failure, defect or deficiency in any of the foregoing or of any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Senior Liens, all Junior Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Senior Liens in respect of such Collateral. Notwithstanding anything to the contrary in this Agreement, the following shall be the relative priority of the security interests and Liens of the ABL Collateral Agent, the First Lien Collateral Trustee, the Subordinated Collateral Trustee (on behalf of the Second Lien Secured Parties) and the Subordinated Collateral Trustee (on behalf of the Subordinated Lien Secured Parties) in the Collateral:
     (A) The ABL Collateral Agent (on behalf of the ABL Secured Parties) shall have a first priority Lien on the ABL Priority Collateral; the First Lien Collateral Trustee (on behalf of the First Lien Secured Parties) shall have a second priority Lien on the ABL Priority Collateral; the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties) shall have a third priority Lien on the ABL Priority Collateral; and the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties) shall have a fourth priority Lien on the ABL Priority Collateral; and
     (B) The First Lien Collateral Trustee (on behalf of the First Lien Secured Parties) shall have a first priority Lien on the Note Priority Collateral; each of the ABL Collateral Agent (on behalf of the ABL Secured Parties) and the Subordinated Lien Collateral Trustee (on behalf of the Second Lien Secured Parties) shall have a second priority Lien on the Note Priority Collateral; and the Subordinated Lien Collateral Trustee (on behalf of the Subordinated Lien Secured Parties) shall have a third priority Lien on the Note Priority Collateral.
     (b) It is acknowledged that (i) the aggregate amount of the Senior Secured Obligations may, subject to the limitations set forth in the ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, be increased from time to time, (ii) all or a portion of the ABL Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) the Senior Secured Obligations may, subject to the limitations set forth in the ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of the ABL Secured Parties, the First Lien Secured Parties, the Second Lien Secured Parties and the Subordinated Lien Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the Junior

Secured Obligations (or any part thereof) or the Senior Secured Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Senior Secured Obligations or by any action that any Representative or Secured Party may take or fail to take in respect of any Collateral.
     (c) The subordination of all Junior Liens to all Senior Liens as set forth in this Agreement is with respect to only the priority of the Liens held by or on behalf of the Senior Secured Obligations Secured Parties and shall not constitute a subordination of the Obligations owing to any Secured Party to the Obligations owing to any other Secured Party.
     (d) The parties hereto agree that it is their intention that the Collateral held by each Agent is identical in all material respects to the Collateral held by each other Agent. In furtherance of the foregoing and subject to the other provisions of this Agreement:
     (1) upon request by any Agent, such parties shall cooperate in good faith (and direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Collateral held by each Agent, the steps taken to perfect the Liens thereon and the identity of the Grantors; and
     (2) that the ABL Security Documents, the First Lien Security Documents, the Second Lien Security Documents and the Subordinated Lien Security Documents shall be in all material respects the same forms of documents; and the guarantees issued with respect to the ABL Obligations, the First Lien Obligations, the Second Lien Obligations and the Subordinated Lien Obligations shall contain the same material provisions with respect to waivers of the guarantors’ rights, the discharge thereof, reinstatement thereof and the release of guarantors thereunder.
               SECTION 2.02. New Liens. Until the Senior Secured Obligations shall have been Paid in Full, (i) each Agent agrees, on behalf of the applicable Secured Parties, that no Agent, on behalf of the applicable Secured Parties, nor any other Secured Party, shall acquire or hold any Lien on any assets of any Grantor which with respect to which such Agent has actual knowledge that such assets are not also subject to a Lien in favor of each other Agent on behalf of the applicable Secured Parties and (ii) each Grantor agrees not to grant any Lien on any of its assets in favor of any Agent, on behalf of the applicable Secured Parties, unless it has granted a Lien on such assets in favor of each other Agent, on behalf of the applicable Secured Parties (in either case, except to the extent that the assets subject to such Liens are not required to be pledged as Collateral for the respective Obligations to the extent provided in the ABL Documents, the First Lien Documents, the Second Lien Documents or the Subordinated Lien Documents, as the case may be). If any Agent shall (nonetheless and in breach hereof) acquire any Lien on any assets of any Grantor to secure any Obligations, which assets are not also subject to a Lien in favor of each other Agent to secure the applicable Obligations, then the Agent acquiring such Lien shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any Security Documents, either (x) release such Lien or (y) (1) also hold and be deemed to have held such Lien for the benefit of each other Agent and Secured Parties subject to the priorities set forth herein, with any amounts received in respect thereof subject to distribution and turnover hereunder and (2) in the case of the Junior Representative acquiring a Lien, assign such Lien to the Senior Representative to secure the Senior Secured Obligations (in which case the Junior Representative may retain a Junior Lien on such assets subject to the terms hereof).
               SECTION 2.03. No Action With Respect to Junior Secured Obligations Collateral Subject to Senior Liens. (a) Except to the extent expressly permitted by Section 2.07, no Junior Representative or other Junior Secured Obligations Secured Party shall commence or instruct any Junior

Representative to commence any Enforcement Action available to it in respect of any Junior Secured Obligations Collateral under any Junior Secured Obligations Security Document, applicable law or otherwise, at any time when such Junior Secured Obligations Collateral shall be subject to any Senior Lien and any Senior Secured Obligations secured by such Senior Lien shall remain outstanding or any commitment to extend credit that would constitute Senior Secured Obligations secured by such Senior Lien shall remain in effect, it being agreed that only the Senior Representative, acting in accordance with the applicable Senior Secured Obligations Security Documents, shall be entitled to take any Enforcement Actions. The Senior Representative shall provide written notice to each Junior Representative in the event that the Senior Representative takes any Enforcement Action; provided, however, that failure to give such notice shall not affect the lien subordination or other rights of the Senior Representative under this Agreement.
     (b) Notwithstanding anything contained herein to the contrary, each of the Agents retains the right to:
     (A) file a claim or statement of interest with respect to the ABL Obligations, the First Lien Obligations, the Second Lien Obligations or the Subordinated Lien Obligations, as applicable, in any case or proceeding commenced by or against any Grantor under the Bankruptcy Code or any similar bankruptcy law for the relief or protection of debtors, any other proceeding of a similar nature for the reorganization, protection, restructuring, compromise or arrangement of any of the assets and/or liabilities of any Grantor or any similar case or proceeding, as applicable,
     (B) take any action (not adverse to the priority status of any of the Liens of any Senior Representative, or the rights of any Senior Representative or any Senior Secured Obligations Secured Party, to exercise any Enforcement Action in respect thereof) in order to create, perfect, preserve or protect its Liens on any of the Collateral,
     (C) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, or other pleading objecting to or otherwise seeking the disallowance of the claims of such Agent or any of the Secured Parties for whom it acts as Agent, in either case, not inconsistent with the terms of this Agreement,
     (D) to the extent such holders acknowledge that such holders hold an unsecured claim, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of any Grantors arising under any case or proceeding referred to in clause (1) above, except to the extent inconsistent with the terms of this Agreement, and
     (E) vote in favor of or against any plan of reorganization, compromise or arrangement, or file any proof of claim, make other filings and/or make any arguments and motions with respect to the ABL Obligations, the First Lien Obligations, the Second Lien Obligations or the Subordinated Lien Obligations, as applicable, that in each case, are not inconsistent with the terms of this Agreement.
     (c) Upon the Payment in Full of the First Lien Obligations, the Subordinated Lien Collateral Trustee (acting on behalf of the ABL Secured Parties, the Second Lien Secured Parties and the Subordinated Lien Secured Parties), acting on a Joint Instruction, may commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, the Note Priority Collateral under any applicable Security Document, applicable law or otherwise.
               SECTION 2.04. No Duties of Senior Representative. (a) Each Junior Secured Obligations Secured Party acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duties or other obligations to such Junior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral, other than to transfer to the Junior Representative (i) any proceeds of any such Collateral that constitutes Junior Secured Obligations Collateral remaining in its possession following any Disposition of such Collateral and the Payment in Full of the Senior Secured Obligations secured thereby (in each case, unless the Junior Liens on all such Junior Secured Obligations Collateral are terminated and released prior to or concurrently with such Disposition and Payment In Full) or (ii) if the Senior Representative shall be in possession of all or any part of such Collateral after such Payment in Full, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of the Senior Representative or any Senior Secured Obligations Secured Party.
     (b) Prior to Payment In Full. In furtherance of the foregoing, each Junior Secured Obligations Secured Party acknowledges and agrees that until the Senior Secured Obligations secured by any Collateral in respect of which such Junior Secured Obligations Secured Party holds a Junior Lien shall have been Paid In Full, the Senior Representative shall be entitled, for the benefit of the holders of such Senior Secured Obligations, to Dispose of or deal with such Collateral as provided herein and in the Senior Secured Obligations Security Documents without regard to any Junior Lien or any rights to which the holders of the Junior Secured Obligations would otherwise be entitled as a result of such Junior Lien. Such permitted actions shall include the rights of an agent appointed by the Senior Representative and Senior Secured Obligations Secured Parties to Dispose of such Senior Secured Obligations Collateral upon foreclosure, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under the Bankruptcy Code or the laws of any applicable jurisdiction. Without limiting the foregoing, each Junior Secured Obligations Secured Party agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Secured Obligations Collateral (or any other collateral securing the Senior Secured Obligations), or to Dispose of or otherwise liquidate all or any portion of such Collateral (or any other Collateral securing the Senior Secured Obligations), in any manner that would maximize the return to the Junior Secured Obligations Secured Parties, notwithstanding that the order and timing of any such Disposition or liquidation may affect the amount of proceeds actually received by the Junior Secured Obligations Secured Parties from such Disposition or liquidation.
     (c) Waiver. Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of (i) any actions which the Senior Representative or the Senior Secured Obligations Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Secured Obligations from any account debtor, guarantor or any other party) in accordance with the Senior Secured Obligations Security Documents or any other agreement related thereto or to the collection of the Senior Secured Obligations or the valuation, use, protection or release of any security for the Senior Secured Obligations, (ii) any election by the Senior Representative or any Senior Secured Obligations Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.07, any borrowing of, or grant of a security interest or administrative expense priority under Section 363 or Section 364 of the Bankruptcy Code to, the Issuers, the Guarantors or any of their subsidiaries, as debtor-in-possession.
               SECTION 2.05. Application of Proceeds; No Interference; Payment Over; Reinstatement. (a) So long as the Senior Secured Obligations have not been Paid in Full, any Senior Secured Obligations Collateral or proceeds thereof received by the Senior Representative in connection with any Disposition of, or collection on, such Senior Secured Obligations Collateral upon the taking of any Enforcement Action (including any right of setoff and including as a result of any distribution of or in respect of any Senior Secured Obligations Collateral (whether or not expressly characterized as such) or in any Insolvency or Liquidation Proceeding) shall be applied by the Senior Representative to the Senior Secured Obligations in accordance with the Senior Documents. Upon the Payment in Full of the Senior Secured Obligations, the Senior Representative shall deliver to the Junior Representative any remaining Senior Secured Obligations Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Junior Representative to the Junior Secured Obligations in accordance with the Junior Documents.
     (b) In the event that ABL Priority Collateral and Note Priority Collateral are Disposed of in a single transaction or series of related transactions in which the aggregate sales price is not allocated between the ABL Priority Collateral, on the one hand, and the Note Priority Collateral, on the other hand, being sold, including in connection with or as a result of the sale by any Grantor of the Capital Stock of any Grantor or a subsidiary thereof that owns assets constituting ABL Priority Collateral or Note Priority Collateral, then, solely for purposes of this Agreement, the portion of the aggregate sales price deemed to be proceeds of the ABL Priority Collateral, on the one hand, and the Note Priority Collateral, on the other hand, shall be allocated to the ABL Priority Collateral or the Note Priority Collateral in accordance with their respective fair market value.
     (c) Until the Junior Representative has received written notice from the Senior Representative that the Senior Secured Obligations have been Paid In Full, each Junior Secured Obligations Secured Party agrees that (i) it will not take, cause to be taken, or support any other Person in taking, any action the purpose or effect of which is, or could be, to make any Junior Lien pari passu with, or to give such Junior Secured Obligations Secured Party any preference or priority relative to, any Senior Lien with respect to the Collateral subject to such Senior Lien and Junior Lien or any part thereof, (ii) it will not contest, challenge or question, or support any other Person in contesting, challenging or questioning, in any proceeding the validity or enforceability of any Senior Secured Obligations or Senior Secured Obligations Security Document, the validity, attachment, perfection or priority of any Senior Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not take or cause to be taken, or support any other Person in taking, any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral subject to any Junior Lien by any Senior Secured Obligations Secured Parties secured by Senior Liens on such Collateral or any Senior Representative acting on their behalf, (iv) it will have no right to (A) direct any Senior Representative or any holder of Senior Secured Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Junior Lien or (B) consent to the exercise by any Senior Representative or any other Senior Secured Obligations Secured Party of any right, remedy or power with respect to the Collateral subject to any Junior Lien, (v) it will not institute, or support any other Person in instituting, any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any Senior Representative or other Senior Secured Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any Senior Representative nor any other Senior Secured Obligations Secured Party will be liable for, any action taken or omitted to be taken by such Senior Representative or other Senior Secured Obligations Secured Party with respect to any Collateral securing such Senior Secured Obligations that is subject to any Junior Lien, (vi) it will not seek, and will waive any right, to have any Senior Secured Obligations Collateral subject to any Junior Lien or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.
     (d) The Junior Representative and each other Junior Secured Obligations Secured Party hereby agrees that if it obtains possession of any Senior Secured Obligations Collateral or realizes any proceeds or payment in respect of any such Collateral, pursuant to any Junior Secured Obligations Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time when any Senior Secured Obligations secured or intended to be secured by such Collateral shall remain outstanding or any commitment to extend credit that would constitute Senior Secured Obligations secured or intended to be secured by such Senior Lien remains in effect, then it will segregate and hold such Collateral, proceeds or payment in trust for the Senior Representative and the Senior Secured Obligations Secured Parties and promptly transfer such Collateral, proceeds or payment, as the case may be, to the Senior Representative.
     (e) Each Junior Secured Obligations Secured Party agrees that if, at any time, all or part of any payment with respect to any Senior Secured Obligations previously made shall be rescinded or required to be returned or repaid for any reason whatsoever (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), such Junior Secured Obligations Secured Party shall promptly pay over to the Senior Representative any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Senior Lien securing such Senior Secured Obligations and shall promptly turn any Collateral subject to any such Senior Lien then held by it over to the Senior Representative, and the provisions set forth in this Agreement shall be reinstated in full force and effect as if such payment had not been made, until the payment and satisfaction in full of the Senior Secured Obligations.
               SECTION 2.06. Automatic Release of Junior Liens. (a) The Junior Representative and each other Junior Secured Obligations Secured Party agree to the following with respect to releases of Liens: (1) in the event of any Disposition permitted under the Senior Documents and not expressly prohibited under the terms of the Junior Documents of any Senior Secured Obligations Collateral subject to any Junior Lien (other than in connection with (x) the exercise of remedies by the Senior Representative in respect of such Senior Secured Obligations Collateral, (y) the Payment in Full of the Senior Secured Obligations, or (z) after the occurrence and during the continuance of any Event of Default under any Senior Document or Junior Document), such Junior Lien on such Collateral shall automatically, unconditionally and simultaneously be released if the applicable Senior Liens on such Collateral are released; and (2) notwithstanding the foregoing or anything else to the contrary in this Agreement, in the event of any Disposition that occurs in connection with the foreclosure of, or other exercise of remedies with respect to, Senior Secured Obligations Collateral subject to any Junior Lien, such Junior Lien on such Collateral shall automatically, unconditionally and simultaneously be released if the applicable Senior Liens on such Collateral are released (except with respect to any proceeds of such Disposition that remain after Payment in Full of the Senior Secured Obligations).
     (b) The Junior Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Senior Representative to evidence and confirm any release of Junior Secured Obligations Collateral provided for in this Section.
                     SECTION 2.07. Certain Agreements With Respect to Bankruptcy or Insolvency or Liquidation Proceedings. This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against any Grantor. All references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency or Liquidation Proceeding.
     (a) If any Grantor becomes subject to a case under the Bankruptcy Code and, as debtor(s)-in-possession, moves for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Junior Secured Obligations Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Senior Secured Obligations Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Senior Secured Obligations Collateral, unless the Senior Secured Obligations Secured Parties, or a representative authorized by the Senior Secured Obligations Secured Parties, oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the Senior Liens, the Junior Representative will, on behalf of the Junior Secured Obligations Secured Parties, subordinate the Junior Liens on the Senior Secured Obligations Collateral to the Senior Liens and the DIP Financing Liens), so long as the Junior Secured Obligations Secured Parties retain Liens on all the Junior Secured Obligations Collateral to the extent permitted by applicable law, including proceeds thereof arising after the commencement of such proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code. For the avoidance of doubt, any DIP Financing Liens on any ABL Priority Collateral shall not apply automatically to any Note Priority Collateral, and any DIP Financing Liens on any Note Priority Collateral shall not apply automatically to any ABL Priority Collateral.
     (b) Each Junior Secured Obligations Secured Party agrees that it will not object to or oppose a Disposition of any Senior Secured Obligations Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Secured Obligations Secured Parties shall have consented to such Disposition of such Senior Secured Obligations Collateral, so long as the Liens held by the Junior Representative on such Collateral attach to the proceeds thereof subject to the relative priorities set forth in this Agreement.
     (c) Each Junior Representative, on behalf of itself and the Secured Parties for whom it acts as agent, may seek adequate protection of its interest in its respective Senior Secured Obligations Collateral in the form of replacement Liens on post-petition collateral of the same type as the Senior Secured Obligations Collateral so long as the Senior Secured Obligations Secured Parties have been granted such replacement Liens on such Senior Secured Obligations Collateral, and agrees that it shall not contest or support any other Person contesting any request for such Liens. Each Agent, on behalf of itself and the Secured Parties for whom it acts as agent, may seek adequate protection of its junior interest in the Senior Secured Obligations Collateral, subject to the provisions of this Agreement; provided, that if (A) the Senior Representative is granted adequate protection in the form of a replacement Lien on post-petition collateral of the same type as the Senior Secured Obligations Collateral, and (B) such adequate protection requested by the Junior Representative is in the form of a replacement Lien on such post-petition collateral of the same type as the Senior Secured Obligations Collateral, such Lien, if granted, will be subordinated to the adequate protection Liens granted in favor of the Senior Representative on such post-petition collateral, and, if applicable, the Liens securing any DIP Financing (and all obligations relating thereto) secured by such Senior Secured Obligations Collateral and provided by the Senior Representative or one or more Senior Secured Obligations Secured Parties on the same basis as the Liens of the Junior Representative on such Senior Secured Obligations Collateral are subordinated to the Liens of the Senior Representative on such Senior Secured Obligations Collateral under this Agreement. In the event that a Junior Representative, on behalf of itself and the Secured Parties for whom it acts as agent, seeks or requests (or is otherwise granted) adequate protection of its junior interest in the Collateral in the form of a replacement Lien on post-petition assets of the same type as such Collateral, then such Junior Representative, on behalf of itself and the Secured Parties for whom it acts as Agent, agrees that the Senior Representative for such type of Collateral shall also be granted a replacement Lien on such post-petition assets as adequate protection of its senior interest in such type of Collateral and that the Junior Representative’s replacement Lien shall be subordinated to the replacement Lien of the Senior Representative. If any Agent or Secured Party receives as adequate protection a Lien on post-petition assets of the same type as its pre-petition Senior Secured Obligations Collateral, then such post-petition assets shall also constitute Senior Secured Obligations Collateral of such Person to the extent of any allowed claim secured by such adequate protection Lien and shall be subject to the terms of this Agreement.
     (d) Each Agent, on behalf of itself and the Secured Parties for whom it acts as Agent, agrees that none of them shall (i) seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any Collateral which does not constitute its Senior Secured Obligations Collateral, without the prior written consent of the Senior Representative, or (ii) oppose any request by the Senior Representative or any Senior Secured Obligations Secured Party to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of their respective Senior Secured Obligations Collateral.
               SECTION 2.08. [Reserved].
               SECTION 2.09. Entry Upon Premises.
     (a) Rights to Enter Upon Premises. If (i) the Senior Representative in respect of the ABL Priority Collateral takes any Enforcement Action with respect to the ABL Priority Collateral, (ii) the Senior Representative in respect of the Note Priority Collateral acquires an ownership or possessory interest in any of the Note Priority Collateral pursuant to the exercise of its rights under the applicable Security Documents or under applicable law or (iii) the Senior Representative in respect of the Note Priority Collateral shall, through the exercise of remedies under the applicable Security Documents or otherwise, sell any of the Note Priority Collateral to any third party (a “Third Party Purchaser”) as permitted by the terms of this Agreement, then, subject to the rights of any landlords under real estate leases and to the limitations and restrictions with respect to use of and entry upon the premises as set forth in the applicable Collateral Access Agreements, the Senior Secured Obligations Secured Parties in respect of the

Note Priority Collateral shall or, in the case of clause (iii) shall require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser shall: (x) cooperate with the Senior Representative in respect of the ABL Priority Collateral (and its employees, agents, advisors and representatives) in its efforts to enforce its security interest in the ABL Priority Collateral and to finish any work-in-process and assemble the ABL Priority Collateral, (y) not hinder or restrict in any respect the Senior Representative in respect of the ABL Priority Collateral from enforcing its security interest in the ABL Priority Collateral or from finishing any work-in-process or assembling the ABL Priority Collateral, and (z) permit the Senior Representative in respect of the ABL Priority Collateral, its employees, agents, advisors and representatives, at the sole cost and expense of the Grantors (or, failing payment thereof by the Grantors, of the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral) to enter upon and use the Note Priority Collateral (including (A) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (B) intellectual property), in each case of preceding clauses (x), (y) and (z) for a period not to exceed 180 days after the earlier to occur of (i) the date the Senior Representative in respect of the ABL Priority Collateral receives written notice from the Senior Representative in respect of the Note Priority Collateral that (I) it has acquired an ownership or possessory interest in any of the Note Priority Collateral pursuant to the exercise of its rights under the Senior Secured Obligations Security Documents in respect of the Note Priority Collateral or under applicable law or (II) it shall have, through the exercise of remedies under the Senior Secured Obligations Security Documents in respect of the Note Priority Collateral or otherwise, sold any of the Note Priority Collateral to a Third Party Purchaser as permitted by the terms of this Agreement, and (ii) the date the Senior Representative in respect of the ABL Priority Collateral first enforces its security interests in the ABL Priority Collateral located on the premises included in the Note Priority Collateral (such period, the “Disposition Period”) for the purposes of:
     (1) inspecting, removing or enforcing the Senior Representative in respect of the ABL Priority Collateral’s rights in the ABL Priority Collateral,
     (2) assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods of any ABL Priority Collateral consisting of work-in-process or raw materials,
     (3) selling any or all of the ABL Priority Collateral located on such Note Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise,
     (4) removing any or all of the ABL Priority Collateral located on such Note Priority Collateral,
     (5) to use any of the Collateral under the control or possession of the Senior Representative (or sold to a Third Party Purchaser) in respect of the Note Priority Collateral consisting of computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the ABL Priority Collateral and use any Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of other equipment to handle or Dispose of any ABL Priority Collateral, or
     (6) taking reasonable actions to protect, secure, and otherwise enforce the rights of the Senior Representative in respect of the ABL Priority Collateral and the

Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral in and to the ABL Priority Collateral;
; provided, however, that nothing contained in this Agreement will restrict the rights of the Senior Representative in respect of the Note Priority Collateral from selling, assigning or otherwise transferring any Note Priority Collateral prior to the expiration of the Disposition Period if the purchaser, assignee or transferee thereof agrees to be bound by the applicable provisions of this Agreement. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction or is in effect due to an Insolvency or Liquidation Proceeding, the Disposition Period shall be tolled during the pendency of any such stay or other order. If the Senior Representative in respect of the ABL Priority Collateral conducts a public auction or private sale of the ABL Priority Collateral at any of the real property included within the Note Priority Collateral, such Senior Representative in respect of the Note Priority Collateral shall provide the Senior Representative in respect of the Note Priority Collateral with reasonable notice and use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt such Senior Representative in respect of the Note Priority Collateral’s use of such real property.
     (b) License. The Senior Representative in respect of the Note Priority Collateral, on behalf of the Senior Secured Obligations Secured Parties in respect of the Note Priority Collateral, irrevocably grants (or shall require as a condition of a sale to a Third Party Purchaser that the Third Party Purchaser grants) the Senior Representative in respect of the ABL Priority Collateral a non-exclusive worldwide license to or right to use, to the extent permitted by law and any applicable contractual obligations binding on the Note Priority Collateral, and solely to the extent the Senior Representative in respect of the Note Priority Collateral (or the Third Party Purchaser, as applicable) has an ownership interest therein or other assignable right of use thereto, exercisable without payment of royalty or other compensation, any of the intellectual property now or hereafter owned by, licensed to, or otherwise used by any of the Grantors or their subsidiaries in order for the Senior Representative in respect of the ABL Priority Collateral and the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise Dispose of any inventory included in the ABL Priority Collateral in connection with the liquidation, disposition, foreclosure or realization upon the inventory included in the ABL Priority Collateral in accordance with the terms of the Senior Secured Obligations Security Documents in respect of the ABL Priority Collateral. The Senior Representative in respect of the Note Priority Collateral (or the Third Party Purchaser, as applicable) will agree that any of the intellectual property constituting Note Priority Collateral that is sold, transferred or otherwise Disposed of (whether pursuant to enforcement action or otherwise) will be subject to rights of the Senior Representative in respect of the ABL Priority Collateral as described above.
     (c) Expenses and Repair. During the period of actual occupation, use or control by the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral or their agents or representatives of any Note Priority Collateral, such Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral will (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used or occupied, in each case to the extent not paid for by the Grantors or any of their subsidiaries, and (ii) be obligated to repair at their expense any physical damage to such Note Priority Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Note Priority Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted, in each case to the extent not paid for by the Grantors or any of their subsidiaries.
     (d) Indemnification. The Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral shall agree to pay, indemnify and hold the Senior Representative in respect of the Note Priority Collateral and the Senior Secured Obligations Secured Parties in respect of the Note Priority Collateral harmless from and against any third-party liability resulting from the gross negligence or willful misconduct of the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral or any of their agents, representatives or invitees (as determined by a court of competent jurisdiction in a final and non-appealable decision) in its or their operation of such facilities, in each case to the extent not paid for by the Grantors or any of their subsidiaries. Notwithstanding the foregoing, in no event shall the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral have any liability to the Senior Representative in respect of the Note Priority Collateral or the Senior Secured Obligations Secured Parties in respect of the Note Priority Collateral pursuant to this Agreement as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Note Priority Collateral existing prior to the date of the exercise by the Senior Representative in respect of the ABL Priority Collateral or the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral of their rights under this Agreement and the Senior Secured Obligations Secured Parties in respect of the ABL Priority Collateral will not have any duty or liability to maintain the Note Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by them, or for any damage to or diminution in the value of the Note Priority Collateral that results solely from removal of any ABL Priority Collateral from the premises or the ordinary wear and tear resulting from the use of the Note Priority Collateral by such persons in the manner and for the time periods specified under this Agreement.
               SECTION 2.10. Insurance. Unless and until written notice by the Senior Representative in respect of the ABL Priority Collateral to each Junior Representative in respect of the ABL Priority Collateral and the Senior Representative in respect of the Note Priority Collateral that the Senior Secured Obligations in respect of the ABL Priority Collateral have been Paid In Full, as between the Senior Representative in respect of the ABL Priority Collateral, on the one hand, and each Junior Representative in respect of the ABL Priority Collateral and the Senior Representative in respect of the Note Priority Collateral, on the other hand, only the Senior Representative in respect of the ABL Priority Collateral will have the right (subject to the rights of the Grantors under the Security Documents) to adjust or settle any insurance policy or claim covering or constituting ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Priority Collateral. Unless and until written notice by the Senior Representative in respect of the Note Priority Collateral to each Junior Representative in respect of the Note Priority Collateral and the Senior Representative in respect of the ABL Priority Collateral that the Senior Secured Obligations in respect of the Note Priority Collateral have been Paid In Full, as between each Junior Representative in respect of the Note Priority Collateral and the Senior Representative in respect of the ABL Priority Collateral, on the one hand, and the Senior Representative in respect of the Note Priority Collateral, on the other hand, only the Senior Representative in respect of the Note Priority Collateral will have the right (subject to the rights of the Grantors under the Security Documents) to adjust or settle any insurance policy covering or constituting Note Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Note Priority Collateral. To the extent that an insured loss covers or constitutes both ABL Priority Collateral and Note Priority Collateral, then the Senior Representative in respect of the ABL Priority Collateral and the Senior Representative in respect of the Note Priority Collateral will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the Security Documents) under the relevant insurance policy.
               SECTION 2.11. Refinancings. The Obligations may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any ABL Document, First Lien Document, Second Lien Document or Subordinated Lien Document) of any Secured Party, all without affecting the Lien priorities provided for herein; provided, however, that the holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the Senior Representative in respect of the ABL Priority Collateral or the Senior Representative in respect of the Note Priority Collateral, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Senior Representative in respect of the ABL Priority Collateral or the Senior Representative in respect of the Note Priority Collateral, as the case may be. In connection with any refinancing or replacement contemplated by this Section 2.11, this Agreement may be amended at the written request and sole expense of the Issuer (subject to the immediately preceding sentence), and without the consent of any Representative, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement indebtedness, (b) to establish that Liens on any Note Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any Note Priority Collateral securing the indebtedness being refinanced or replaced, and (c) to establish that the Liens on any ABL Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority as the Liens on any ABL Priority Collateral securing the indebtedness being refinanced or replaced, all on the terms provided for herein immediately prior to such refinancing or replacement.
               SECTION 2.12. Rights of Grantors. Subject to the terms of the Security Documents, the Grantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Obligations (other than any cash, securities, obligations and cash equivalents constituting part of the Collateral and deposited with any Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and Dispose of any income therefrom.
               SECTION 2.13. Amendments to Documents. In the event that the Senior Secured Obligations Secured Parties or the Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Secured Obligations Security Documents for the purpose of making additions to the Senior Secured Obligations Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Secured Obligations Security Document as it relates to the Junior Secured Obligations Collateral without the consent of the Junior Representative or any Junior Secured Obligations Secured Party and without any action by the Junior Representative, the Issuer or any other Grantor; provided, however, that written notice of such amendment, waiver or consent shall have been given to the Junior Representative.
               SECTION 2.14. Set-Off and Tracing of and Priorities in Proceeds. Each Agent, on behalf of the applicable Secured Parties, acknowledges and agrees that, to the extent such Agent or any Secured Party for which it is acting as Agent exercises its rights of set-off against any Collateral pursuant to an Enforcement Action, the amount of such set-off shall be held and distributed pursuant to Section 2.05. Each Agent, for itself and on behalf of the applicable Secured Parties, further agrees that, notwithstanding anything herein to the contrary, prior to the issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any proceeds of Collateral, whether or not deposited under account control agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents and the Secured Parties) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In furtherance of the foregoing, any proceeds of Note Priority Collateral received after the earlier of the issuance of an Enforcement Notice by any Senior Representative with respect to the Note Priority Collateral or the commencement of any Insolvency or Liquidation Proceeding, whether or not deposited in any deposit accounts or securities accounts that constitute ABL Priority Collateral shall be treated as Note Priority Collateral. In addition, unless and until the Payment in Full of ABL Obligations occurs, each Junior Representative in respect of the ABL Priority Collateral hereby consents to the application, prior to the earlier of receipt by the Senior Representative in respect of the ABL Priority Collateral of an Enforcement Notice issued by any Junior Agent in respect of the ABL Priority Collateral or the commencement of any Insolvency or Liquidation Proceeding, of cash or other proceeds of Collateral, deposited under account control agreements to the repayment of ABL Obligations pursuant to the ABL Documents.
               SECTION 2.15. Legends. Upon the effectiveness of this Agreement, each Security Document shall (and, to the extent already in existence, shall be amended to) include a legend describing this Agreement and any other applicable intercreditor and/or subordination agreement.
ARTICLE III
Gratuitous Bailment for Perfection of Certain Security Interests; Rights
Under Permits and Licenses
               SECTION 3.01. General. The Senior Representative agrees that if it shall at any time hold a Senior Lien on any Junior Secured Obligations Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Senior Representative, the Senior Representative will serve as gratuitous bailee for the Junior Representative for the sole purpose of perfecting the Junior Lien of the Junior Representative on such Collateral. It is agreed that the obligations of the Senior Representative and the rights of the Junior Representative and the other Junior Secured Obligations Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Senior Representative will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Junior Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Junior Representative or other Junior Secured Obligations Secured Party or any other person for such perfection or failure to perfect, it being understood that the sole purpose of this Article III is to enable the Junior Secured Obligations Secured Parties to obtain a perfected Junior Lien on such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the Senior Representative. Subject to Section 2.05(e), at such time as the Senior Secured Obligations secured by the Senior Lien of the Senior Representative shall have been Paid in Full, the Senior Representative shall take all such actions in its power as shall reasonably be requested by the Junior Representative with the highest priority claim with respect to the applicable Collateral (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such account (in each case to the extent the Junior Representative has a Lien on such Collateral or account after giving effect to any prior or concurrent releases of Liens) to the Junior Representative.
               SECTION 3.02. Deposit Accounts. The Grantors, to the extent required by the ABL Documents, the First Lien Documents, the Second Lien Documents or the Subordinated Lien Documents, may from time to time have deposit accounts (the “Deposit Accounts”) with certain depositary banks in which collections from Inventory and Accounts (each, as defined in the UCC) may be deposited. To the extent that any such Deposit Account is under the control of any Agent at any time, such Agent will act as gratuitous bailee for the other Agents and Secured Parties for the purpose of perfecting the Liens of the applicable Secured Parties in such Deposit Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to such other Agents or Secured Parties (including any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 3.02). Unless the Junior Liens on such ABL Priority Collateral shall have been or concurrently are released, after the Obligations for which the Senior Representative in respect of the ABL Priority Collateral serves as agent have been Paid in Full, such Senior Representative in respect of the ABL Priority Collateral shall (a) to the extent that the same are then under the sole dominion and control of such Representative and that such action is otherwise within the power and authority of such Representative pursuant to the applicable Documents, at the written request of any Junior Representative in respect of the ABL Priority Collateral, transfer control over all cash and other assets in any such Deposit Account maintained with such Senior Representative in respect of the ABL Priority Collateral to the Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim to the ABL Priority Collateral (and each Grantor hereby authorizes and consents to any such transfer) and (b) at the written request of such Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim, cooperate with the Issuer and such Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim (at the expense of the Issuer) in permitting control of any other Deposit Accounts to be transferred to such Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim (or for other arrangements with respect to each such Deposit Accounts satisfactory to such Junior Representative in respect of the ABL Priority Collateral with the then-highest priority claim to be made). In furtherance of the foregoing, each Agent (the “Appointing Agent”) hereby appoints each other Agent as its agent solely for perfection of such Appointing Agent’s Lien on each Deposit Account that is under the control of such other Agent, and each such other Agent accepts such appointment.
               SECTION 3.03. Rights under Permits and Licenses. In addition to the license granted under Section 2.09(b), the Senior Representative in respect of the Note Priority Collateral agrees that if the Senior Representative in respect of the ABL Priority Collateral shall require rights available under any permit or license controlled by the Senior Representative in respect of the Note Priority Collateral (as certified to the Senior Representative in respect of the Note Priority Collateral by the Senior Representative in respect of the ABL Priority Collateral, upon which the Senior Representative in respect of the Note Priority Collateral may rely) in order to realize on any ABL Priority Collateral, the Senior Representative in respect of the Note Priority Collateral shall (subject to the terms of ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, including the Senior Representative in respect of the Note Priority Collateral’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and contractual obligations and reasonably requested by the Senior Representative in respect of the ABL Priority Collateral in writing, to make such rights available to the Senior Representative in respect of the ABL Priority Collateral, subject to the Senior Liens in respect of the Note Priority Collateral. The Senior Representative in respect of the ABL Priority Collateral agrees that if the Senior Representative in respect of the Note Priority Collateral shall require rights available under any permit or license controlled by the Senior Representative in respect of the ABL Priority Collateral (as certified to the Senior Representative in respect of the ABL Priority Collateral by the Senior Representative in respect of the Note Priority Collateral, upon which the Senior Representative in respect of the ABL Priority Collateral may rely) in order to realize on any Note Priority Collateral, the Senior Representative in respect of the ABL Priority Collateral shall (subject to the terms of ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, including the Senior Representative in respect of the ABL Priority Collateral’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and contractual obligations and reasonably requested by the Senior Representative in respect of the Note Priority Collateral in writing, to make such rights available to the Senior Representative in respect of the Note Priority Collateral, subject to the Senior Liens in respect of the ABL Priority Collateral.
ARTICLE IV
Existence and Amount of Liens and Obligations
     Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Secured Obligations (or the existence of any commitment to extend credit that would constitute Senior Secured Obligations) or Junior Secured Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse to reasonably promptly provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by conclusive reliance upon an officer’s certificate of the Issuer. Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination.
ARTICLE V
Consent of Grantors
          Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).
ARTICLE VI
Representations and Warranties
               SECTION 6.01. Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:
     (a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.
     (b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.
     (c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority of which the failure to obtain could reasonably be expected to have a material adverse effect on the ability of such party to perform its obligations under this

Agreement, (ii) will not violate any applicable law or regulation or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a material adverse effect on the ability of such party to perform its obligations under this Agreement and (iii) will not violate the charter, by-laws or other organizational documents of such party.
               SECTION 6.02. Representations and Warranties of Each Representative. Each Representative represents and warrants to the other parties hereto that it is authorized under the ABL Documents, the First Lien Documents, the Second Lien Documents or the Subordinated Lien Documents, as applicable, to enter into this Agreement.
ARTICLE VII
Miscellaneous
               SECTION 7.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
     (a) if to the ABL Collateral Agent, to it at [     ];
     (b) if to the First Lien Collateral Trustee, to it at Wells Fargo Bank, National Association, 45 Broadway, 14th Floor, New York, NY 10006, Attn: Corporate Trust Services — Administrator Coffeyville Resources LLC, Fax: (212) 515-5189;
     (c) if to the Subordinated Lien Collateral Trustee, to it at Wells Fargo Bank, National Association, 45 Broadway, 14th Floor, New York, NY 10006, Attn: Corporate Trust Services — Administrator Coffeyville Resources LLC, Fax: (212) 515-5189; and
     (d) if to any Grantor, to it at Coffeyville Resources, LLC, 2277 Plaza Drive, Suite 500, Sugar Land, TX 77479, Attention: Edward Morgan, Fax: (281) 207-3389.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Issuer shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 4.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 4.01. As agreed to in writing among the Grantors, the ABL Collateral Agent, the First Lien Collateral Trustee and the Subordinated Lien Collateral Trustee from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
               SECTION 7.02. Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power; preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative and, to the extent adverse to any Grantor, the Grantors; provided, however, that this Agreement may be amended from time to time (x) as provided in Section 2.11 and (y) at the sole request and expense of the Issuer, and without the consent of any Representative, (i) to add other parties (or any authorized agent thereof or trustee therefor) holding other ABL Debt, First Lien Debt, Second Lien Debt or Subordinated Lien Debt that are incurred after the date of this Agreement in compliance with the ABL Documents, the First Lien Documents, the Second Lien Documents, the Subordinated Lien Documents and this Agreement and (ii) to establish the Lien priorities on the Collateral securing such other Obligations. Any such additional party and each party hereto shall be entitled to rely upon a certificate delivered by an officer of the Issuer certifying that such other Obligations were issued or borrowed in compliance with the ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents. Any amendment of this Agreement that is proposed to be effected without the consent of a Representative as permitted by the proviso in this Section 4.02(b) shall be submitted to such Representative for its review at least 5 Business Days prior to the proposed effectiveness of such amendment.
               SECTION 7.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as well as the applicable Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.
               SECTION 7.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
               SECTION 7.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission (or other electronic means) shall be as effective as delivery of a manually signed counterpart of this Agreement.
               SECTION 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
               SECTION 7.07. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

     (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
     (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
               SECTION 7.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
               SECTION 7.09. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
               SECTION 7.10. Conflicts. In the event of any conflict or inconsistency between the terms of the Collateral Trust and Intercreditor Agreement, the First and Subordinated Lien Intercreditor Agreement, the Collateral Trust Agreement, the ABL Documents, the First Lien Documents, the Second Lien Documents and the Subordinated Lien Documents, on the one hand, and this Agreement, on the other hand, the terms of this Agreement shall control.
               SECTION 7.11. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties. None of the Issuer, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 2.05, 2.06, 2.10, 2.11, 2.12, 2.13 or Article VII to the extent expressly provided therein) is intended to or will amend, waive or otherwise modify the provisions of any ABL Document, First Lien Document, Second Lien Document or Subordinated Lien Document), and neither the Issuer nor any other Grantor may rely on the terms hereof (other than Sections 2.05, 2.06, 2.10, 2.11, 2.12, 2.13, Article VI and Article VII). Nothing in this Agreement is intended to or shall impair the obligations of the Issuer or any other Grantor, which are absolute and unconditional, to pay the Obligations under the ABL Documents, First Lien Documents, Second Lien Documents and Subordinated Lien Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein, in any ABL Document, First Lien Document, Second Lien Document or Subordinated Lien Document, the Grantors shall not be required to act or refrain from acting (a) pursuant to this Agreement or any applicable document with respect to any ABL Priority Collateral in any manner that would cause a default under any applicable document, or (b) pursuant to this Agreement or any applicable document with respect to any Note Priority Collateral in any manner that would cause a default under any applicable document.
               SECTION 7.12. Certain Terms Concerning First Lien Collateral Trustee. The First Lien Collateral Trustee is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the applicable First Lien Documents; and in so doing, the First Lien Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The First Lien Collateral Trustee shall not have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the First Lien Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the First Lien Documents.
               SECTION 7.13. Certain Terms Concerning Subordinated Lien Collateral Trustee. The Subordinated Lien Collateral Trustee is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the applicable Second Lien Documents and the Subordinated Lien Documents; and in so doing, the Subordinated Lien Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Subordinated Lien Collateral Trustee shall not have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the Subordinated Lien Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Second Lien Documents and the Subordinated Lien Documents.
               SECTION 7.14. Certain Terms Concerning ABL Collateral Agent. The ABL Collateral Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the applicable ABL Documents; and in so doing, the ABL Collateral Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The ABL Collateral Agent shall not have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, the ABL Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the ABL Documents.
               SECTION 7.15. Additional Subsidiaries. Any subsidiary of any Grantor that is required to become a party hereto pursuant to any ABL Document, First Lien Document, Second Lien Document and/or Subordinated Lien Document shall enter into this Agreement as a Grantor upon becoming such a subsidiary. Upon execution and delivery by each Agent and such subsidiary of a joinder agreement substantially in the form of Exhibit A, such subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instruments shall not require the consent of any other Grantor or any other Secured Party. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[___], as ABL Collateral Agent,
by
Name:
Title

WELLS FARGO BANK, NATIONAL ASSOCIATION, as First Lien Collateral Trustee,
by
Name:
Title

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Subordinated Lien Collateral Trustee,
by
Name:
Title

COFFEYVILLE RESOURCES, LLC
By:
	Name:	Edward Morgan
	Title:	Chief Financial Officer

COFFEYVILLE FINANCE INC.
By:
	Name:	Edward Morgan
	Title:	Chief Financial Officer

COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC
By:
	Name:	Edward Morgan
	Title:	Chief Financial Officer

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
By:
	Name:	Edward Morgan
	Title:	Chief Financial Officer

COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC
By:
	Name:	Edward Morgan
	Title:	Chief Financial Officer

COFFEYVILLE RESOURCES TERMINAL, LLC
By:
	Name:	Edward Morgan
	Title:	Chief Financial Officer

COFFEYVILLE RESOURCES PIPELINE, LLC
By:
	Name:	Edward Morgan
	Title:	Chief Financial Officer

COFFEYVILLE NITROGEN FERTILIZERS, INC.
By:
	Name:	Edward Morgan
	Title:	Chief Financial Officer

COFFEYVILLE REFINING & MARKETING, INC.
By:
	Name:	Edward Morgan
	Title:	Chief Financial Officer

COFFEYVILLE CRUDE TRANSPORTATION, INC.
By:
	Name:	Edward Morgan
	Title:	Chief Financial Officer

COFFEYVILLE TERMINAL, INC.
By:
	Name:	Edward Morgan
	Title:	Chief Financial Officer

COFFEYVILLE PIPELINE, INC.
By:
	Name:	Edward Morgan
	Title:	Chief Financial Officer

CL JV HOLDINGS, LLC
By:
	Name:	Edward Morgan
	Title:	Chief Financial Officer

CVR PARTNERS, LP
By:	CVR GP, LLC, its managing general partner

By:
	Name:	Edward Morgan
	Title:	Chief Financial Officer

CVR SPECIAL GP, LLC
By:
	Name:	Edward Morgan
	Title:	Chief Financial Officer

Exhibit A
JOINDER AGREEMENT
     To the ABL Intercreditor Agreement, dated as of [______] (the “ABL Intercreditor Agreement”), among [______], as collateral agent for the ABL Secured Parties referred to therein, WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral trustee for the First Lien Secured Parties referred to therein, WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral trustee for each of the Second Lien Secured Parties and Subordinated Lien Secured Parties referred to therein, COFFEYVILLE RESOURCES, LLC, a Delaware limited liability company, COFFEYVILLE FINANCE INC., a Delaware corporation, and the guarantors listed on Schedule I thereto.
     This Joinder Agreement is being executed and delivered pursuant to Section 7.15 of the ABL Intercreditor Agreement. The undersigned is required to become a party to the ABL Intercreditor Agreement pursuant to the [_________], dated as of [_________], among [_________]. As of the date hereof, the undersigned agrees to be bound by the terms and conditions of, and to become a party to, the ABL Intercreditor Agreement (a copy of which is attached hereto) as a Grantor (as defined in the ABL Intercreditor Agreement) thereunder, as if the undersigned had been a party to such agreement as of the date thereof, and such terms and conditions shall enure to the benefit of and be binding upon the undersigned, its successors and permitted assigns.
     IN WITNESS WHEREOF the undersigned has executed this instrument this ___ day of _________, 20     .

[____________], as Grantor

Name:
Title